Exhibit 10.2

DISBURSEMENT AGREEMENT
among
VML US FINANCE LLC,
VENETIAN COTAI LIMITED,
VENETIAN MACAU LIMITED,
and
ANY ADDITIONAL COTAI SUBSIDIARY
PARTY HERETO,
jointly and severally as the Company,
THE BANK OF NOVA SCOTIA,
as the Bank Agent,
and
THE BANK OF NOVA SCOTIA,
as the Disbursement Agent

TABLE OF CONTENTS

PAGE
ARTICLE 1. – DEFINITIONS; RULES OF INTERPRETATION	2

1.1 Definitions	2
1.2 Rules of Interpretation	2
1.3 Conflict with the Credit Agreement	2
1.4 Delay in Transfers Due to Conversion	2

ARTICLE 2. — FUNDING	3

2.1 Representations Regarding Project Status	3
2.2 Availability of Advances	3
2.3 Accounts	4
2.4 Mechanics for Obtaining Advances	13
2.5 Allocation of Advances	18
2.6 Disbursements	20
2.7 Payments of Debt Service	23
2.8 Completion Date Procedures	24
2.9 Final Completion Date Procedures	24
2.10 Opening Date Procedures for Venetian Macao Overall Project	25
2.11 No Approval of Work	26
2.12 Security	26

ARTICLE 3. — CONDITIONS PRECEDENT TO THE ADVANCES	26

3.1 Conditions Precedent to the Initial Standard Advance Date	26
3.2 Conditions Precedent to the Initial Standard Advance Date for Four Seasons Macao Overall Project	31
3.3 Conditions Precedent to the Initial Standard Advance Date for Secondary Projects	37
3.4 Conditions Precedent to Each Advance	45
3.5 Conditions Precedent to Equity Advances Prior to the Loan Advance Threshold Date for any Project or During Any Permitted Company Equity Funding Period	50
3.6 Conditions Precedent to Credit Facilities Advances Prior to Early Advance Cut-Off Date	51
3.7 Conditions Precedent to Advances for Cotai Strip Investment	51
3.8 Conditions Precedent for Casino Operation Land Concession Contracts	52
3.9 Conditions Precedent for Early Payment of Casino Shell	53
3.10 Special Procedures Regarding Initial Standard Advance Date for all Projects	54
3.11 Special Procedures Regarding Reimbursements to Company Affiliates for Previously Paid Project Costs	55
3.12 No Waiver or Estoppel	55

i

PAGE
ARTICLE 8. — CONSULTANTS AND REPORTS	80

8.1 Removal and Fees	80
8.2 Duties	80

ARTICLE 9. — THE DISBURSEMENT AGENT	80

9.1 Appointment and Acceptance	80
9.2 Duties and Liabilities of the Disbursement Agent Generally	80
9.3 Particular Duties and Liabilities of the Disbursement Agent	82
9.4 Segregation of Funds and Property Interest	83
9.5 Compensation and Reimbursement of the Disbursement Agent	83
9.6 Qualification of the Disbursement Agent	84
9.7 Resignation and Removal of the Disbursement Agent	84
9.8 Merger or Consolidation of the Disbursement Agent	84
9.9 Statements; Information	85
9.10 Limitation of Liability	85
9.11 Application of Funds in Accounts	86

ARTICLE 10. — MISCELLANEOUS	86

10.1 Addresses	86
10.2 Further Assurances	88
10.3 Delay and Waiver	89
10.4 Additional Security; Right to Set-Off	89
10.5 Entire Agreement	90
10.6 Governing Law	90
10.7 Severability	90
10.8 Headings	90
10.9 Limitation on Liability; Waiver	90
10.10 Waiver of Jury Trial	90
10.11 Consent to Jurisdiction	91
10.12 Successors and Assigns	91
10.13 Reinstatement	91
10.14 No Partnership; Etc.	92
10.15 Indemnification	92
10.16 Counterparts	94
10.17 Termination	94
10.18 Joint and Several Liability; Suretyship Waivers	1

EXHIBITS

Exhibit A	Definitions

Exhibit B-1	Form of Company’s Initial Standard Advance Certificate

Exhibit B-2	Form of Construction Consultant’s Initial Standard Advance Certificate

Exhibit B-3	Form of Insurance Advisor’s Initial Standard Advance Certificate

Exhibit B-4	Form of Insurance Broker’s Initial Standard Advance Certificate

Exhibit C-1	Form of Advance Request and Certificate

Exhibit C-2	Form of Construction Consultant’s Advance Certificate

Exhibit C-3	Form of Certifying Contractor’s Advance Certificate

Exhibit C-4	Form of Cost Consultant’s Advance Certificate

Exhibit D	Projected Sources and Uses Schedule

Exhibit E	Form of Project Budget/Schedule Amendment Certificate

Exhibit F	Form of Additional Construction Contract Certificate

Exhibit G	Form of Contract Amendment Certificate

Exhibit H	Project Budgets for Active Projects

Exhibit H-1	Summary Anticipated Cost Reports for Active Projects

Exhibit H-2	Anticipated Cost Reports for Active Projects

Exhibit I	Project Schedules for Active Projects

Exhibit J	Form of In Balance Certificate

Exhibit K	Schedule of Permits for Active Projects

Exhibit L-1	Description of FF&E Component for each Project

Exhibit L-2	List of Eligible FF&E for each Project

Exhibit L-3	List of Plans and Specifications for Active Projects

Exhibit M	List of Construction Contracts (as of Closing Date)

Exhibit N-1	Form of Unconditional Releases

Exhibit N-2	Form of Conditional Releases

Exhibit O-1	Form of Company’s Completion Certificate

Exhibit O-2	Form of Construction Consultant’s Completion Certificate

Exhibit O-3	Form of Certifying Architect’s Completion Certificate

Exhibit O-4	Form of Certifying Contractor’s Completion Certificate

Exhibit O-5	Form of Company’s Final Completion Certificate

Exhibit O-6	Form of Construction Consultant’s Final Completion Certificate

Exhibit O-7	Form of Certifying Architect’s Final Completion Certificate

Exhibit O-8	Form of Certifying Contractor’s Final Completion Certificate

Exhibit O-9	Form of Company’s Opening Date Certificate (including Insurance Advisor and insurance broker supporting Certificates)

Exhibit O-10	Form of Construction Consultant’s Opening Date Certificate

Exhibit P	Safe Harbor Scope Change

Exhibit Q	Realized Savings Certificate

Exhibit R	Form of Joinder Agreement

v

     THIS DISBURSEMENT AGREEMENT (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), dated as of May 25, 2006, is entered into by and among VML US FINANCE LLC, a Delaware limited liability company (the “Borrower”), VENETIAN COTAI LIMITED, a corporation organized under the laws of the Macau Special Administrative Region of the People’s Republic of China (“Cotai Subsidiary”), VENETIAN MACAU LIMITED, a corporation organized under the laws of the Macau Special Administrative Region of the People’s Republic of China (“VML” and, jointly and severally with the Borrower, Cotai Subsidiary and any Additional Cotai Subsidiary from time to time party hereto, the “Company”), THE BANK OF NOVA SCOTIA, as the initial Disbursement Agent, and THE BANK OF NOVA SCOTIA, as the initial Bank Agent.
RECITALS
     A. VML currently owns and operates the Sands Macao Casino pursuant to the Gaming Sub-Concession Contract (such capitalized terms and other capitalized terms used in these recitals have the meanings given in Exhibit A to this Agreement or, if not so defined in Exhibit A, the meaning given in the Credit Agreement), and intends to expand the Sands Macao Casino pursuant to the Sands Macao Podium Expansion Project;
     B. The Cotai Subsidiary intends to design, develop, construct and own (a) the Venetian Macao Overall Project (other than the associated casino and gaming area which will be owned by VML) and (b) the Four Seasons Macao Overall Project (other than the associated casino and gaming area which will be owned by VML), in each case on land leased from Macau SAR pursuant to the Venetian Macao Land Concession Contract;
     C. The Cotai Subsidiary intends to (a) operate the Venetian Macao Overall Project (other than the associated casino which will be operated by VML pursuant to the Gaming Sub-Concession Contract) and (b) enter into the Four Seasons Macao Operation, Maintenance and Management Agreement pursuant to which Four Seasons Hotels and Resorts, Inc. (or another comparable hotel management company) will operate, maintain and manage the Four Seasons Macao Overall Project (other than the associated casino which will be operated, maintained and managed by VML pursuant to the Gaming Sub-Concession Contract);
     D. The Company intends to design, develop, own and operate the Casino Operation Projects (which represent casinos in resorts located on the Cotai Strip and which casinos will be owned and operated by VML pursuant to the Gaming Sub-Concession Contract);
     E. The Company intends to design, develop and construct certain infrastructure along the Cotai Strip pursuant to authorizations to be granted to VML by the government of Macau SAR;
     F. VML, the Borrower, the Bank Agent, BANCO NACIONAL ULTRAMARINO, S.A. (“BNU”) and SUMITOMO MITSUI BANKING CORPORATION, as co-documentation agents, and GOLDMAN SACHS CREDIT PARTNERS L.P. (“Goldman”), LEHMAN BROTHERS INC. (“Lehman Brothers”), and CITIGROUP GLOBAL MARKETS, INC. (“Citi”) as co-syndication agents (in such capacity, the “Co-Syndication Agents”), Joint Lead Arrangers and Joint Bookrunners (in such capacity, the “Arrangers”), and the Lenders are, simultaneously herewith, entering into the Credit Agreement pursuant to which the Lenders will agree, subject to the terms thereof and hereof, to provide certain senior secured credit facilities to the Borrower in an aggregate amount not to be less than US$2.5 billion dollars (subject to adjustment as provided herein) to finance certain Project Costs and other general corporate expenses and working capital, as more particularly described therein; and
     G. The parties are entering into this Agreement in order to set forth, among other things, (a) the mechanics for and allocation of the Company’s requests for Advances, (b) the conditions precedent to the initial Advance and conditions precedent to subsequent Advances, (c) certain construction-related representations, warranties and covenants of the Company in favor of the Bank Agent and the Lenders, and (d) certain construction-related events of default and remedies.
AGREEMENT
          NOW, THEREFORE, in consideration of the Bank Agent, the Disbursement Agent and the other Secured Parties entering into the Credit Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:
ARTICLE 1. – DEFINITIONS; RULES OF INTERPRETATION
     1.1 Definitions. Except as otherwise expressly provided herein, capitalized terms used in this Agreement and its exhibits shall have the meanings given in Exhibit A hereto or, if not so defined in Exhibit A to this Agreement, shall have the meanings given in the Credit Agreement.
     1.2 Rules of Interpretation. Except as otherwise expressly provided herein, the rules of interpretation set forth in Exhibit A hereto shall apply to this Agreement.
     1.3 Conflict with the Credit Agreement. This Agreement and the Credit Agreement are each intended to cover the respective matters specifically set forth herein and therein. In the case of any express conflict between the terms of this Agreement and the terms of the Credit Agreement with respect to the conditions precedent to the Initial Standard Advance Date for any Project or to any Advance, the terms of this Agreement shall control. The Company shall be required to comply with each representation, warranty and covenant set forth in this Agreement and the Credit Agreement and (a) if this Agreement has a more restrictive representation, warranty, covenant or default provision than the Credit Agreement, the Company shall be required to comply with the more restrictive provision regardless of the existence of a less restrictive provision in the Credit Agreement, and (b) if the Credit Agreement has a more restrictive representation, warranty, covenant or default provision than this Agreement, the Company shall be required to comply with the more restrictive provision regardless of the existence of a less restrictive provision in this Agreement.
     1.4 Delay in Transfers Due to Conversion. In no event shall the Disbursement Agent or the Bank Agent be responsible for any delay in transfers from one Account (or sub-Account) to another or for any delay in funds being made available to the Company (or any

Construction Manager, any Contractor or any other Person designated by the Company to be paid in any Advance Request hereunder), in each case, resulting from the conversion of funds from Dollars to Patacas, or from Dollars to Hong Kong Dollars, or from Patacas or Hong Kong Dollars to Dollars in connection with any transfer contemplated under this Agreement.
ARTICLE 2. - FUNDING
     2.1 Representations Regarding Project Status. The parties hereto acknowledge that construction of each Project may have commenced prior to the Closing Date and/or the Initial Standard Advance Date for such Project hereunder and that, in such event, the Company will have entered into certain Construction Contracts, and the Company will have incurred and paid for certain Project Costs. In order to account for any such construction activity for purposes of the funding procedures and mechanics set forth herein, the Company will certify, in each case on behalf of itself and the other Loan Parties, and make certain representations in the Company’s Closing Certificate and Initial Standard Advance Date Certificate for such Project as to various facts pertaining to the status of such Project, including, without limitation, the work performed, the Construction Contracts entered into and the Project Costs incurred as of such date, and the Project Budget and the Project Schedule relating to such Project. Such certifications and representations of the Company have and will be confirmed by the Construction Consultant to the extent set forth in the applicable Construction Consultant’s certificate.
     2.2 Availability of Advances.
          2.2.1 Generally. Each of the Lenders shall make or cause to be made Advances under the Credit Facilities to the Borrower in accordance with and pursuant to the terms of this Agreement and the Credit Agreement.
          2.2.2 Availability. Subject to the satisfaction of all conditions precedent listed in Article 3 and the other terms and provisions of this Agreement and the Credit Agreement, Advances shall be made no more frequently than once (unless otherwise agreed to by the Disbursement Agent) in any 30-day period; provided that the advances and transfers of funds contemplated in Sections 2.6.3, 2.6.4, 2.6.5 and 2.6.6 shall be disregarded for purposes of this sentence.
          2.2.3 FF&E Facilities.
               (a) Funding Mechanics for FF&E Component Costs. The parties hereto acknowledge that funds for the costs of acquisition and installation of the items comprising the FF&E Component may (subject to Section 2.2.3(b)) be made available to the Company through FF&E Facilities entered into in accordance with the Credit Agreement and that advances of funds under such FF&E Facilities will not be made pursuant to this Agreement but, instead, will be made pursuant to separate agreements entered into between the Company and the providers of such FF&E Facilities. In order to account for such FF&E Facilities for purposes of tracking the progress and status of the Company hereunder and use of such FF&E Facilities, including the amount of Available Funds from time to time, (i) the Company has represented that the Project Budget, Project Schedule and Plans and Specifications for each Project include (or will include) and reflect the work to be performed in connection with the

FF&E Component, (ii) the Advance Requests to be submitted by the Company hereunder require the Company to, among other things, certify as to the Project Costs incurred and work from time to time performed in connection with the FF&E Component and the amounts drawn and amounts available to be drawn under the FF&E Facilities, and (iii) the Construction Consultant has and will confirm the Company’s certifications and representations to the extent set forth in the Construction Consultant’s Closing Date Certificate and/or the Initial Standard Advance Date Certificate for each Project and in the other certificates to be submitted by the Construction Consultant hereunder from time to time. Upon request by the Disbursement Agent or the Construction Consultant, the Company shall cause the providers of such FF&E Facilities to confirm the amounts drawn and the amounts available to be drawn under such FF&E Facilities (including interest or fees due and payable thereunder) or any other pertinent information with respect to any operating lease or similar arrangements with VML or any affiliate of the Borrower for the FF&E Component.
               (b) Temporary Funding of FF&E Component Costs. The parties hereto acknowledge that on the Closing Date the Company will not have entered into any FF&E Facilities and that one or more FF&E Facility may be entered into or drawn on or after the FF&E Component items to be financed thereunder are paid for and/or delivered to the particular Site. The parties therefore agree that Eligible FF&E Equipment purchased with Resort Component Funding Sources may be refinanced with proceeds of FF&E Facilities as provided herein. Upon obtaining proceeds of draws under any FF&E Facility in respect of FF&E Component items the purchase of which was financed, in whole or in part, with Resort Component Funding Sources, the Company shall cause such proceeds to be deposited in the Term Loans Disbursement Account. Each of the Disbursement Agent and the Bank Agent shall promptly notify the other upon receipt of notices of any draws under the FF&E Facilities or acquisitions or placing of purchase orders on FF&E Component items.
     2.3 Accounts.
          2.3.1 Term Loans Disbursement Account. A US Dollars-denominated account (account number 03096-13) has been established in the name of the Borrower in New York at The Bank of Nova Scotia, as Financial Institution, pursuant to the US Collateral Account Agreement (the “Term Loans Disbursement Account”). There shall be deposited into the Term Loans Disbursement Account: (i) all funds received by any Loan Party relating to any Project from any Contractor or any Construction Manager prior to the Last Project Final Completion Date (including liquidated or other damages and all other amounts paid pursuant to the Construction Management Agreements and the Construction Contracts), or any payment under any related performance bond or other similar arrangement, (ii) any reimbursements, fees or other payments received by any Loan Party from third parties and related to the Cotai Strip Infrastructure Project or the Casino Operation Projects prior to the Opening Date of such Project (including in respect of any reimbursement from a third party developer of a Casino Operation Project for land concession payments previously made by the Loan Parties), (iii) all Net Loss Proceeds arising from or relating to any Project (or portion thereof) prior to the Opening Date for such Project received by the Company, any other Loan Party, the Disbursement Agent or any other Person as required pursuant to Section 6.4C of the Credit Agreement, (iv) all amounts received by the Disbursement Agent, the Collateral Agent or the Bank Agent and required to be deposited in the Term Loans Disbursement Account pursuant to any Intercreditor Agreement or pursuant to Section 2.4B(iv)(b)(2) or any other provision of the Credit Agreement, and (v) any other funds howsoever received by the Company or any other Loan Party and required hereunder or under the Credit Agreement to be deposited into the Term Loans Disbursement Account, in each case, prior to the Last Project Final Completion Date. Subject to the provisions of the US Collateral Account Agreement, amounts on deposit in the Term Loans Disbursement Account shall: (x) from time to time, be transferred to the General Disbursement Account for application to pay Project Costs in accordance with Section 2.6 and/or applied as provided in Section 2.4 of the Credit Agreement; and (y) on the Last Project Final Completion Date, be applied as provided in Section 2.9. Investment income from Cash Equivalents on amounts on deposit in the Term Loans Disbursement Account shall be deposited at all times therein until applied as provided herein.
               (a) Asset Sales Proceeds Sub-Account. A US Dollars-denominated sub-account of the Term Loans Disbursement Account (account number 03097-10) has been established in the name of the Borrower in New York at The Bank of Nova Scotia, as Financial Institution, pursuant to the US Collateral Account Agreement (the “Asset Sales Proceeds Sub-Account”). All Net Asset Sale Proceeds arising from or relating to any Project (or portion thereof) prior to the Opening Date of such Project (or portion thereof) shall be deposited into the Asset Sales Proceeds Sub-Account. Subject to the provisions of the US Collateral Account Agreement, amounts on deposit in the Asset Sales Proceeds Sub-Account shall: (x) from time to time, be transferred to the General Disbursement Account (1) for application to pay Project Costs in accordance with Section 2.6 and/or applied to as provided in Section 2.4 of the Credit Agreement, or (2) for application to pay dividends in accordance with Section 7.5(ii) of the Credit Agreement, and (y) on the Last Project Final Completion Date, be applied as provided in Section 2.9. Investment income from Cash Equivalents on amounts on deposit in the Asset Sales Proceeds Sub-Account shall be deposited at all times therein until applied as provided herein.
               (b) Non-Casino Loans Proceeds Sub-Account. A US Dollars-denominated sub-account of the Term Loans Disbursement Account (account number 03099-15) has been established in the name of the Borrower in New York at The Bank of Nova Scotia, as Financial Institution, pursuant to the US Collateral Account Agreement (the “Non-Casino Loans Proceeds Sub-Account”). All proceeds of the Non-Casino Loans (except to the extent consisting of proceeds of the Local Term Loans or of proceeds of the Term B Funded Facility used to consummate the Refinancing, repay the Refinanced Debt, to fund the Interest Escrow Account, and to pay fees and expenses incurred in connection with the Credit Facilities on the Closing Date, and other than Revolving Loans that are not Project Cost Revolving Loans) shall be deposited into the Non-Casino Loans Proceeds Sub-Account. In addition, there shall be deposited into the Non-Casino Loans Proceeds Sub-Account a portion of the investment income from Cash Equivalents on amounts on deposit in the Interest Escrow Account as provided in Section 2.3.7. Subject to the provisions of the US Collateral Account Agreement, amounts on deposit in the Non-Casino Loans Proceeds Sub-Account shall: (x) from time to time, be transferred to the Non-Casino Disbursement Account for application to pay Non-Casino Project Costs in accordance with Section 2.6 and/or applied as provided in Section 2.4 of the Credit Agreement, and (y) on the Last Project Final Completion Date, be applied as provided in Section 2.9. Investment income from Cash Equivalents on amounts on deposit in the Non-Casino Loans Proceeds Sub-Account shall be deposited at all times therein until applied as provided herein.

               (c) Project Loans Proceeds Sub-Account. A US Dollars-denominated sub-account of the Term Loans Disbursement Account (account number 03100-18) has been established in the name of the Borrower in New York at The Bank of Nova Scotia, as Financial Institution, pursuant to the US Collateral Account Agreement (the “Project Loans Proceeds Sub-Account”). All proceeds of the Project Loans (except to the extent consisting of proceeds of the Local Term Loans or of proceeds of the Term B Funded Facility used to consummate the Refinancing, repay the Refinanced Debt, to fund the Interest Escrow Account, and to pay fees and expenses incurred in connection with the Credit Facilities on the Closing Date, and other than Revolving Loans that are not Project Cost Revolving Loans) shall be deposited into the Project Loans Proceeds Sub-Account. In addition, there shall be deposited into the Project Loans Proceeds Sub-Account a portion of the investment income from Cash Equivalents on amounts on deposit in the Interest Escrow Account as provided in Section 2.3.7. Subject to the provisions of the US Collateral Account Agreement, amounts on deposit in the Project Loans Proceeds Sub-Account shall: (x) from time to time, be transferred to the General Disbursement Account for application to pay Project Costs in accordance with Section 2.6 and/or applied as provided in Section 2.4 of the Credit Agreement, and (y) on the Last Project Final Completion Date, be applied as provided in Section 2.9. Investment income from Cash Equivalents on amounts on deposit in the Project Loans Proceeds Sub-Account shall be deposited at all times therein until applied as provided herein.
               (d) Treatment of Sub-Accounts. Each of the Asset Sales Proceeds Sub-Account, the Non-Casino Loans Proceeds Sub-Accounts and the Project Loans Proceeds Sub-Account shall be maintained and treated as separate accounts for all tax and accounting purposes and property or proceeds of such Accounts shall not be commingled (provided, that this clause (d) shall not restrict the commingling of funds from the Asset Sales Proceeds Sub-Account and the Project Loans Proceeds Sub-Account in the General Disbursement Account as part of disbursing an Advance pursuant to Section 2.6).
          2.3.2 Local Currency Loans Account. A Macau Pataca-denominated account (account number 9004925694) has been established in the name of the Borrower in Macau SAR at BNU, as Financial Institution, pursuant to the Macau Collateral Account Agreement (the “Local Currency Loans Account”). All proceeds of the Local Term Loans shall be deposited into the Local Currency Loans Account. Subject to the provisions of the Macau Collateral Account Agreement, amounts on deposit in the Local Currency Loans Account shall: (x) from time to time, be transferred to pay Project Costs in accordance with Section 2.6 and/or applied as provided in Section 2.4 of the Credit Agreement, and (y) on the Last Project Final Completion Date, be applied as provided in Section 2.9. Investment income from Cash Equivalents on amounts on deposit in the Local Currency Loans Account shall be deposited at all times therein until applied as provided herein.
          2.3.3 Company Equity Account. A US Dollars-denominated account (account number 03101-15) has been established in the name of the Borrower in New York at The Bank of Nova Scotia, as Financial Institution, pursuant to the US Collateral Account Agreement (the “Company Equity Account”). There shall be deposited into the Company Equity Account: (a) the Closing Company Equity Contribution pursuant to Section 4.1H(iii) of the Credit Agreement and all Free Cash Flow Monthly Contribution Amounts pursuant to Section 5.5.2, and (b) all other amounts required pursuant to Section 5.5.1. Subject to the provisions of the US Collateral

Account Agreement, amounts on deposit in the Company Equity Account shall: (x) from time to time be transferred to the General Disbursement Account for application to pay Project Costs in accordance with Section 2.6 and/or applied as provided in Section 2.4 of the Credit Agreement, and (y) on the Last Project Final Completion Date, be applied as provided in Section 2.9. Investment income from Cash Equivalents on amounts on deposit in the Company Equity Account shall be deposited at all times therein until applied as provided herein.
          2.3.4 General Disbursement Account. A US Dollars-denominated account (account number 03107-19) has been established in the name of the Borrower in Hong Kong at The Bank of Nova Scotia, as Financial Institution, pursuant to the Hong Kong Collateral Account Agreement (the “General Disbursement Account”). There shall be deposited in the General Disbursement Account all funds withdrawn by the Disbursement Agent from the Term Loans Disbursement Account (including any Term Loans Disbursement Sub-Account but excluding the Non-Casino Loan Proceeds Sub-Account), the Company Equity Account, the Sales Deposit Account and the Supplemental Equity Contribution Account in each case, pursuant to Section 2.4.3. Subject to the provisions of the Hong Kong Collateral Account Agreement, amounts on deposit in the General Disbursement Account shall (a) from time to time be transferred to the General Cash Management Account and/or applied to pay Project Costs in accordance with Section 2.6 and/or applied as provided in Section 2.4 of the Credit Agreement, (b) be transferred to the Interest Escrow Account, (c) on the Last Project Final Completion Date, be applied as provided in Section 2.9, and (d) from time to time withdrawn from the General Disbursement Account to the extent necessary to pay Debt Service under the FF&E Facilities as set forth in the most recently approved Advance Request delivered to the Disbursement Agent and in accordance with Section 2.7. If, as a result of a Stop Funding Notice, any funds deposited into the General Disbursement Account are not withdrawn therefrom pursuant to Section 2.6, then, at the Borrower’s election, such funds shall either: (i) be withdrawn by the Disbursement Agent from the General Disbursement Account and deposited back into the Account from which such funds originally came; or (ii) remain in the General Disbursement Account until the requested Advance is made (provided that, if such Stop Funding Notice is not rescinded pursuant to Section 2.4.2(c) and the requested Advance is not made within ten (10) Business Days after the date such funds were deposited into the General Disbursement Account, then, on the eleventh (11th) Business Day, such funds shall be withdrawn by the Disbursement Agent from the General Disbursement Account and deposited back into the Account from which such funds originally came). Amounts on deposit in the General Disbursement Account shall not earn interest.
          2.3.5 Non-Casino Disbursement Account. A US Dollars-denominated account (account number 03098-18) has been established in the name of the Borrower in Hong Kong at The Bank of Nova Scotia, as Financial Institution, pursuant to the Hong Kong Collateral Account Agreement (the “Non-Casino Disbursement Account”). There shall be deposited in the Non-Casino Disbursement Account all funds withdrawn by the Disbursement Agent from the Non-Casino Loan Proceeds Sub-Account pursuant to Section 2.4.3. Subject to the provisions of the Hong Kong Collateral Account Agreement, amounts on deposit in the Non-Casino Disbursement Account shall (a) from time to time be transferred to the Non-Casino Cash Management Account and/or applied to pay Project Costs in accordance with Section 2.6 and/or applied as provided in Section 2.4 of the Credit Agreement, (b) be transferred to the Interest Escrow Account, (c) on the Last Project Final Completion Date, be applied as provided in Section 2.9, and (d) from time to time withdrawn from the Non-Casino Disbursement Account to the extent necessary to pay Debt Service under the FF&E Facilities as set forth in the most recently approved Advance Request delivered to the Disbursement Agent and in accordance with Section 2.7. If, as a result of a Stop Funding Notice, any funds deposited into the General Disbursement Account are not withdrawn therefrom pursuant to Section 2.6, then, at the Borrower’s election, such funds shall either: (i) be withdrawn by the Disbursement Agent from the Non-Casino Disbursement Account and deposited back into the Account from which such funds originally came; or (ii) remain in the Non-Casino Disbursement Account until the requested Advance is made (provided that, if such Stop Funding Notice is not rescinded pursuant to Section 2.4.2(c) and the requested Advance is not made within ten (10) Business Days after the date such funds were deposited into the Non-Casino Disbursement Account, then, on the eleventh (11th) Business Day, such funds shall be withdrawn by the Disbursement Agent from the Non-Casino Disbursement Account and deposited back into the Account from which such funds originally came). Amounts on deposit in the Non-Casino Disbursement Account shall not earn interest.
          2.3.6 Supplemental Equity Contribution Account. A US Dollars-denominated account (account number 03102-12) has been established in the name of the Borrower in New York at The Bank of Nova Scotia, as Financial Institution, pursuant to the US Collateral Account Agreement (the “Supplemental Equity Contribution Account”). Any direct or indirect parent of VML may, at its option, deposit cash at any given time and from time to time; provided, however that (a) any amounts then on deposit in such Account in excess of Eighty Million Dollars ($80,000,000.00) shall not be counted for purposes of determining whether the Company is In Balance and (b) all contributions by such parent into the Supplemental Equity Contribution Account shall be irrevocable cash equity contributions (as opposed to loans) and shall come from original sources other than from the Loan Parties. From time to time, the Company may submit an In Balance Certificate to the Disbursement Agent, certifying that the Company is, and after the withdrawal of a specified amount of funds then on deposit in the Supplemental Equity Contribution Account (the “Excess Funds”) will be, In Balance. The Disbursement Agent and the Construction Consultant shall review the In Balance Certificate. In the event that the Disbursement Agent or the Construction Consultant discovers any mathematical or other minor errors in the In Balance Certificate or otherwise disagree with the certifications and calculations set forth therein, they shall promptly notify the Company. Within five (5) days after its receipt of the In Balance Certificate, provided the Construction Consultant reasonably agrees with the certifications of the Company set forth therein, the Construction Consultant shall sign the acknowledgment of the Construction Consultant at the bottom of the In Balance Certificate and deliver the same to the Disbursement Agent. Upon receipt by the Disbursement Agent of the acknowledgment of the Construction Consultant approving the In Balance Certificate, so long as no Potential Event of Default or Event of Default has occurred and is continuing, the Disbursement Agent shall, subject to its own approval of the certifications of the Company set forth therein and subject to the provisions of the US Collateral Account Agreement, transfer an amount equal to the Excess Funds to an account or accounts identified by the Company in such In Balance Certificate. Subject to the provisions of the US Collateral Account Agreement, amounts on deposit in the Supplemental Equity Contribution Account shall: (x) from time to time be transferred to the General Disbursement Account for application to pay Project Costs in accordance with Section 2.6 and/or applied as provided in Section 2.4 of the Credit Agreement, and (y) on the Last Project Final Completion Date, be applied as provided in Section 2.9.

Investment income from Cash Equivalents on amounts on deposit in the Supplemental Equity Contribution Account shall be deposited at all times therein until applied as provided herein.
          2.3.7 Interest Escrow Account. A US Dollars-denominated account (account number 03104-17) has been established in the name of the Borrower in New York at The Bank of Nova Scotia, as Financial Institution, pursuant to the US Collateral Account Agreement (the “Interest Escrow Account”). There shall be deposited into the Interest Escrow Account (a) on the Closing Date, the amounts required pursuant to Sections 4.1H(iii) of the Credit Agreement and (b) from time to time, the amounts, if any, required pursuant to Section 2.6.3. Subject to the provisions of the US Collateral Account Agreement, amounts on deposit in the Interest Escrow Account shall be applied by the Disbursement Agent to pay Debt Service under the Credit Agreement on the dates that such amounts become due and payable as set forth in the most recently approved Advance Request (or upon the request of the Bank Agent under Section 2.7). From time to time, the Company may submit an In Balance Certificate to the Disbursement Agent, certifying that (a) the Company is, and after the withdrawal of a specified amount of funds then on deposit in the Interest Escrow Account (the “Excess Interest Funds”), will be, In Balance; and (b) after such withdrawal of the Excess Interest Funds, the amounts remaining on deposit in the Interest Escrow Account shall equal or exceed the amount of Debt Service then estimated to be due and payable on the Credit Facilities from the date of such withdrawal through the then projected Opening Date for the Venetian Macao Overall Project. The Disbursement Agent and the Construction Consultant shall review the In Balance Certificate. In the event that the Disbursement Agent or the Construction Consultant discovers any mathematical or other minor errors in the In Balance Certificate or otherwise disagree with the certifications and calculations set forth therein, they shall promptly notify the Company. Within five (5) days after its receipt of the In Balance Certificate, provided the Construction Consultant reasonably agrees with the certifications of the Company set forth therein, the Construction Consultant shall sign the acknowledgment of the Construction Consultant at the bottom of the In Balance Certificate and deliver the same to the Disbursement Agent. Upon receipt by the Disbursement Agent of the acknowledgment of the Construction Consultant approving the In Balance Certificate, so long as no Event of Default has occurred and is continuing, the Disbursement Agent shall, subject to its own approval of the certifications of the Company set forth therein and subject to the provisions of the US Collateral Account Agreement, transfer an amount equal to the Excess Interest Funds to the Term Loans Disbursement Account to be applied as provided herein. The Disbursement Agent shall cause investment income from Cash Equivalents on amounts on deposit in the Interest Escrow Account to be transferred to and deposited in the Project Loans Proceeds Sub-Account and the Non-Casino Loans Proceeds Sub-Account (pro-rata given the respective Commitments of the Lenders under the Non-Casino Tranches and the Project Tranches) within two (2) Business Days following the date of realization of such investment income.
          2.3.8 Sales Deposit Account. A US Dollars-denominated account (account number 03106-11) has been established in the name of the Cotai Subsidiary in New York at The Bank of Nova Scotia, as Financial Institution, pursuant to the US Collateral Account Agreement (the “Sales Deposit Account”). There shall be deposited in the Sales Deposit Account all proceeds from deposits or other payments received by the Company or any Loan Party in respect of the sale of “complementary accommodations” at the Four Seasons Macao Overall Project (or any other Project) prior to the earlier of (i) the Opening Date of such Project (or portion thereof)

and (ii) the Last Primary Project Completion Date. Subject to the US Collateral Account Agreement, amounts on deposit in the Sales Deposit Account shall: (x) from time to time (but only to the extent such funds are not subject to refund for any reason (other than due to a Loan Party’s breach or failure to perform or satisfy a condition) and are otherwise available to the Loan Parties to be used for construction of the Projects under the agreement governing such deposit and applicable Legal Requirements) be transferred to the General Disbursement Account for application to pay Project Costs in accordance with Section 2.6 and/or applied as provided in Section 2.4 of the Credit Agreement and (y) on the Last Project Final Completion Date, be applied as provided in Section 2.9. Investment income from Cash Equivalents on amounts on deposit in the Sales Deposit Account shall be deposited at all times therein until applied as provided herein.
          2.3.9 Cash Management Accounts. A Macau Pataca-denominated account (account number 9004925711)(the “General Cash Management Account”) and another Macau Pataca-denominated account (account number 9004925745)(the “Non-Casino Cash Management Account”) have been established in the name of the Borrower in Macau SAR at BNU, as Financial Institution, pursuant to the Macau Collateral Account Agreement (collectively, the “Cash Management Accounts”). On the Closing Date, Sixty Four Million One Hundred Nineteen Thousand Seven Hundred Ninety Two Dollars ($64,119,792) shall be converted into Patacas, withdrawn from the General Disbursement Account and deposited in the General Cash Management Account and Eight Hundred Eighty Thousand Two Hundred Eight Dollars ($880,208) shall be withdrawn from the Non-Casino Disbursement Account and shall be deposited in the Non-Casino Cash Management Account. Subject to the Macau Collateral Account Agreement, the Company shall be permitted from time to time to draw checks on and otherwise withdraw amounts on deposit in (i) the General Cash Management Account solely to pay due and payable Projects Costs with respect to any Active Project and Project Costs of the types described in clauses (b), (c) and (d) of the definition of “Project Costs;” and (ii) the Non-Casino Cash Management Account solely to pay due and payable to pay Non-Casino Projects Costs with respect to any Active Project and Non-Casino Project Costs of the types described in clauses (b), (c) and (d) of the definition of “Project Costs.” Investment income from Cash Equivalents on amounts on deposit in each Cash Management Account shall be deposited at all times therein until applied to the payment of Project Costs or Non-Casino Project Costs, as the case may be, in accordance with the preceding sentence or applied as provided in Section 2.4 of the Credit Agreement. The Company shall be permitted from time to time to replace amounts drawn from the Cash Management Accounts pursuant to the preceding sentence by including a request to such effect in Advance Requests submitted in accordance with Sections 2.4 and 2.5; provided, however, that in no event shall the maximum aggregate amount of all funds on deposit in the General Cash Management Account and the Non-Casino Cash Management Account (in each case, excluding investment income) exceed $65,000,000. On the Last Project Final Completion Date, funds remaining in the Cash Management Accounts shall be applied as provided in Section 2.9.
          2.3.10 Collateral Account Agreements.
               (a) As more particularly described in (and subject to the provisions of) the US Collateral Account Agreement, (i) the Sales Deposit Account shall be a “securities account” within the meaning of the New York Uniform Commercial Code established in the name of Cotai Subsidiary; (ii) each other Account located in New York (including, without limitation, the Term Loans Disbursement Account and each Term Loans Disbursement Sub-Account, the Company Equity Account, the Supplemental Equity Contribution Account and the Interest Escrow Account) shall be a “securities account” within the meaning of the New York Uniform Commercial Code established in the name of the Borrower; (iii) the Borrower or Cotai Subsidiary, as applicable, shall grant the Collateral Agent a valid, first priority, security interest over each such Account and each sub-account thereof (and all sums and securities deposited therein or credited thereto); (iv) the Financial Institution shall waive its right of set-off with respect to amounts held therein (unless and to the extent the Bank Agent agrees otherwise in its sole discretion); (v) the Financial Institution shall agree to follow the instructions of the Bank Agent and, subject to Section 2.4.2(b), the Disbursement Agent, with respect to withdrawals from each such Account and each sub-account thereof; and (vi) if the Disbursement Agent, the Collateral Agent or the Bank Agent shall have notified the Financial Institution in writing that an Event of Default has occurred or an Enforcement Notice has been issued, then until such notification shall have been rescinded in writing by the applicable party, the Financial Institution shall act only on instructions from the Collateral Agent and shall, if so instructed to, block further withdrawals from such Account. The Company shall take such further actions and execute such further documents in connection therewith as the Bank Agent, the Disbursement Agent or the Collateral Agent may reasonably request in order to create and, to the extent relevant under the applicable law, perfect or maintain the perfection or priority, to the greatest extent reasonably practicable, of the Lien of the Secured Parties in each such Account.
               (b) As more particularly described in (and subject to the provisions of) the Macau Collateral Account Agreement, (i) each Account located in Macau SAR shall be established in the name of the Borrower; (ii) the Borrower shall grant the Collateral Agent a valid, first priority, security interest over each such Account and each sub-account thereof (and all sums and securities deposited therein or credited thereto); (iii) the Financial Institution shall waive its right of set-off with respect to amounts held therein (unless and to the extent the Bank Agent agrees otherwise in its sole discretion), (iv) for each such Account (other than the Cash Management Accounts), the Financial Institution shall agree to follow the instructions of the Bank Agent and, subject to Section 2.4.2(b), the Disbursement Agent, with respect to withdrawals from each such Account and any sub-account thereof; (v) for each such Account (other than the Cash Management Accounts), if the Disbursement Agent, the Collateral Agent or the Bank Agent shall have notified the Financial Institution in writing that an Event of Default has occurred or an Enforcement Notice has been issued, then until such notification shall have been rescinded in writing by the applicable party, the Financial Institution shall act only on instructions from the Collateral Agent and shall, if so instructed to, block further withdrawals from such account; and (vi) solely with respect to the Cash Management Accounts, the Financial Institution shall agree to follow the instructions of the Company unless the Disbursement Agent, the Collateral Agent or the Bank Agent shall have notified the Financial Institution in writing that an Event of Default has occurred or an Enforcement Notice has been issued, in which case until such notification is rescinded in writing by the applicable party, the Financial Institution will act only on instructions from the Collateral Agent and will, if so instructed to, block further withdrawals from such Account. The Company shall take such further actions and execute such further documents in connection therewith as the Bank Agent, the Disbursement Agent or the Collateral Agent may reasonably request in order to create and, to the extent relevant under the applicable law, perfect or maintain the perfection or priority, to the greatest extent reasonably practicable, of the Lien of the Secured Parties in each such Account.
               (c) As more particularly described in (and subject to the provisions of) the Hong Kong Collateral Account Agreement, (i) each Account located in Hong Kong shall be established in the name of the Borrower; (ii) the Borrower shall grant the Collateral Agent a valid, first priority, security interest over each such Account and each sub-account thereof (and all sums and securities deposited therein or credited thereto); (iii) the Financial Institution shall waive its right of set-off with respect to amounts held therein (unless and to the extent the Bank Agent agrees otherwise in its sole discretion), (iv) for each such Account, the Financial Institution shall agree to follow the instructions of the Bank Agent and, subject to Section 2.4.2(b), the Disbursement Agent, with respect to withdrawals from each such Account and any sub-account thereof; and (v) for each such Account, if the Disbursement Agent, the Collateral Agent or the Bank Agent shall have notified the Financial Institution in writing that an Event of Default has occurred or an Enforcement Notice has been issued, then until such notification is rescinded in writing by the applicable party, the Financial Institution shall act only on instructions from the Collateral Agent and shall, if so instructed to, block further withdrawals from such account. The Company shall take such further actions and execute such further documents in connection therewith as the Bank Agent, the Disbursement Agent or the Collateral Agent may reasonably request in order to create and, to the extent relevant under the applicable law, perfect or maintain the perfection or priority, to the greatest extent reasonably practicable, of the Lien of the Secured Parties in each such Account.
          2.3.11 Hong Kong Dollar Denominated Accounts.
          Notwithstanding anything to the contrary contained herein, at the Borrower’s election, the Cash Management Accounts located in Macau at BNU, as Financial Institution, may be denominated in Macau Patacas and/or in Hong Kong Dollars (or a combination thereof). In order to implement the foregoing, the Company shall have the right to request the Disbursement Agent establish one or more separate Hong Kong Dollar denominated sub-accounts within any Cash Management Account (each, a “Hong Kong Dollar Sub-Account”), provided that the Company shall have granted the Collateral Agent a valid, first priority security interest over each such Hong Kong Dollar Sub-Account (and all amounts or financial assets deposited therein or credited thereto) and the Financial Institution shall have entered into an amendment to the Macau Collateral Account Agreement in form and substance reasonably satisfactory to the Bank Agent, incorporating such Hong Kong Dollar Sub-Account into such Collateral Account Agreement and complying with the requirements of Section 2.3.10. Thereafter, all references in this Agreement and any other Loan Documents to such Account shall include the corresponding Hong Kong Dollar Sub-Account.

     2.4 Mechanics for Obtaining Advances.
          2.4.1 Notices From the Company.
               (a) Subject to Section 2.2.2, the Company shall have the right to, from time to time, deliver to the Disbursement Agent, the Construction Consultant and the Bank Agent an Advance Request containing all exhibits, attachments (including a commercial certificate issued by the Companies’ Register Bureau in Macau SAR showing no proceedings against VML or any other Loan Party formed in or registered as a foreign company in Macau SAR (excluding any Immaterial Subsidiary) and a certificate issued by the Macau Land and Building Registration Department in Macau SAR confirming VML’s, Cotai’s Subsidiary’s and each other Loan Party’s leasehold interest in the Sites under the applicable Land Concession Contracts which have been entered into relating to any Project for which an Advance is being requested) and certificates required thereby (other than the Construction Consultant’s Certificate), a Borrowing Notice and, if a Letter of Credit is requested to be issued, an Issuance Notice, all appropriately completed and duly executed, requesting that an Advance be made on or after the seventh (7th) Business Day after delivery of such Advance Request and all supporting documentation (excluding the Construction Consultant Certificate referred to in clause (c) below). If any Advance Request, Borrowing Notice or (if applicable) Issuance Notice, is received by the Disbursement Agent after 2:00 p.m. Eastern time on any Business Day, then such Advance Request, Borrowing Notice and (if applicable) Issuance Notice, shall be deemed to have been delivered on the following Business Day.
               (b) Each Advance Request delivered by the Company pursuant to subsection (a) above shall request Advances from the Resort Component Funding Sources in order to (i) pay Debt Service under the Credit Facilities and under the FF&E Facilities, and/or (ii) pay other Project Costs with respect to the Resort Component and deposits for FF&E Component items pursuant to Section 2.2.3(b) estimated to become due and payable on or prior to the requested Advance Date, and/or (iii) replenish funds in the Cash Management Accounts (or, with respect to the initial Advance Request to be delivered hereunder, the Company shall request that up to $65,000,000 be deposited in the General Cash Management Account and the Non-Casino Cash Management Account in accordance with the allocation set forth in Section 2.3.9), and/or (iv) request that a Letter of Credit be issued under the Revolving Credit Facility to provide credit support for Project Costs. Each such Advance Request shall include an estimated application of proceeds from the requested Advance broken down by Project, by Construction Manager, Contractor and Subcontractor (to the extent required by Exhibit C-1) and by Line Item, shall indicate on Appendix XII thereto the items of Eligible FF&E Equipment that have been acquired or refinanced with the proceeds of the FF&E Facilities and therefore now comprise part of the FF&E Component and shall specify that proceeds of the Non-Casino Tranches under the Credit Facilities shall be deposited into the Non-Casino Loan Proceeds Sub-Account and shall only be used to pay Non-Casino Project Costs and that proceeds of the Project Tranches under the Credit Facilities shall be deposited into the Project Loan Proceeds Sub-Account and shall only be used to pay Project Costs. Each Borrowing Notice and Issuance Notice shall comply with the requirements of Section 2.1B and 3.1B of the Credit Agreement shall be consistent with the Advance Request submitted concurrently therewith. Promptly after delivery of each Advance Request, Borrowing Request and Issuance Notice, the Company, the Disbursement Agent and the Construction Consultant shall review such Advance Request, Borrowing Request and Issuance Notice and attachments thereto to determine whether all required documentation has been delivered in the form required by this Agreement and executed by the appropriate parties. The Company and the Construction Consultant also shall review the work referenced in such Advance Request, including work estimated to be completed through the applicable Advance Date as such work is being performed.
               (c) The Construction Consultant shall independently verify, to the extent contemplated in Exhibit C-2, based on information provided to it by the Company and the Bank Agent, (A) the Company’s calculation of Remaining Costs and Required Minimum Contingency set forth in the Advance Request and (B) any other information to be confirmed or verified by the Construction Consultant as and to the extent set forth in Exhibit C-2. Within five (5) Business Days after its receipt of each Advance Request pursuant to subsection (a) above, the Construction Consultant shall deliver directly to the Disbursement Agent (with a copy to the Company) its certificate with respect to such Advance Request, in the form of Exhibit C-2 either approving or disapproving the Advance Request; provided, that if the Construction Consultant disapproves one or more particular payments or disbursements to any Construction Manager, Contractor or Subcontractor or any other Person requested by the Advance Request, but the Advance Request otherwise complies with the requirements hereof, then the Construction Consultant shall approve the Advance Request and all payments and disbursements requested therein other than the particular payments or disbursements so disapproved.
          2.4.2 Funding Notices from Disbursement Agent.
               (a) (i) Promptly after delivery of each Advance Request, Borrowing Request and Issuance Notice by the Company pursuant to Section 2.4.1(a) above, the Disbursement Agent shall review the same in order to determine whether all required documentation has been provided and whether any applicable conditions precedent pursuant to this Agreement have not been satisfied (or waived in accordance with this Agreement and the Loan Documents). In particular, without limiting the generality of the foregoing, the Disbursement Agent shall independently verify, using (and relying on) information in its possession and obtained from the Bank Agent and the Construction Consultant to extent such information is set forth in the Advance Request, (A) the calculation of Available Funds, including Anticipated Earnings, set forth in the Advance Request (provided that with respect to amounts available under FF&E Facilities, the Disbursement Agent shall be entitled to rely on statements received from the providers of such FF&E Facilities as contemplated in Section 2.2.3(a) in verifying such calculation), (B) that both immediately before and after giving effect to the requested Advance, the Company is and shall be In Balance, (C) that the allocation of the requested Advance among the various funding sources complies with the provisions of Section 2.5, and (D) that the Company’s calculation of Debt Service to become due and payable under the Credit Agreement or under the FF&E Facilities, in each case, from and after the requested Advance Date and prior to the immediately succeeding Advance Date, is accurate. Subject to the other sub-sections of this Section 2.4, at such time as the Disbursement Agent has received the Construction Consultant’s certificate as required by Section 2.4.1(c) and otherwise determines that the applicable conditions precedent set forth in Article 3 with respect to a requested Advance have been satisfied, but no later than the requested Advance Date, the Disbursement Agent shall forward the Advance Request and related Construction Consultant’s certificate to the Company and the Bank Agent, and the act of forwarding such Advance request and related Construction Consultant’s certificate shall be deemed approval of such Advance Request by the Disbursement Agent except to the extent otherwise set forth in writing by the Disbursement Agent. The Bank Agent shall fund (or cause to be funded) the requested Advance from the Credit Facilities one (1) Business Day before the requested Advance Date in accordance with Section 2.4.3(a), except to the extent a Stop Funding Notice is then in effect. By disbursing an Advance, the Disbursement Agent will be deemed to have confirmed that all required documentation has been provided and all applicable conditions precedent set forth in Article 3 have been satisfied (or waived in accordance with this Agreement and the Loan Documents).
                    (ii) In the event that, pursuant to Section 2.4.1(c), the Construction Consultant approves only a portion of the payments or disbursements requested by the Advance Request or, if based on their review of the Advance Request, Borrowing Request and Issuance Notice the Disbursement Agent or the Bank Agent finds any errors or inaccuracies in the Advance Request, Borrowing Request and (if applicable) Issuance Notice (including any inaccuracy in the allocations made pursuant to Section 2.5 hereof), but the Advance Request, Borrowing Request and (if applicable) Issuance Notice otherwise conforms to the requirements of this Agreement and Section 2.1B and 3.1B of the Credit Agreement, the Construction Consultant, the Disbursement Agent and/or the Bank Agent, as the case may be, shall (A) notify the Company, the other agent and the Construction Consultant thereof, (B) request the Company to revise such certificates to remove the request for the disapproved payment and/or rectify any errors or inaccuracies, (C) request the Company to deliver to the Bank Agent, the Disbursement Agent and the Construction Consultant an appropriately revised Advance Request, Borrowing Request and (if applicable) Issuance Notice and (D) approve the requested Advance after receiving from the Company the revised Advance Request, Borrowing Request and (if applicable) Issuance Notice. All references to a particular requested Advance or Advance Request in the provisions of this Article 2 shall, to the extent the context so requires, refer to the same as revised or modified pursuant to the preceding sentence.
               (b) In the event that the Disbursement Agent (i) on or prior to the requested Advance Date determines that the required documentation has not been delivered in the form required by this Agreement or has not been executed by the appropriate parties or that any applicable condition precedent under this Agreement has not been satisfied (or waived in accordance with this Agreement and the Loan Documents) or (ii) prior to the requested Advance Date receives notice from the Bank Agent, the Collateral Agent or any Loan Party that a Potential Event of Default or an Event of Default has occurred and is continuing, or receives notice that the individual officer or other authorized representative of the Disbursement Agent reviewing such Advance Request, Borrowing Request or (if applicable) Issuance Notice has otherwise acquired actual knowledge that any of the Company’s or any Certifying Consultant’s certifications in the applicable Advance Request, Borrowing Request or (if applicable) Issuance Notice are inaccurate in any material respect, then the Disbursement Agent shall notify the Company and the Bank Agent and the Collateral Agent thereof as soon as reasonably possible but in no event later than one (1) Business Day after such determination or receipt, as the case may be (a “Stop Funding Notice”). The Stop Funding Notice shall specify the conditions precedent which the Disbursement Agent has determined have not been satisfied and/or shall attach a copy of any notice of default received by the Disbursement Agent. Upon such written notice from the Disbursement Agent, (1) none of the Lenders shall have any obligation to fund the requested Advance, (2) the Disbursement Agent shall not withdraw, transfer or release to the

Company or any other Loan Party any funds then on deposit in the General Disbursement Account, the Non-Casino Disbursement Account or the Local Currency Loans Account, in each case, other than in respect of checks previously delivered in connection with previous Advances; (3) the Disbursement Agent shall not withdraw, transfer or release any funds from any other Account to satisfy such requested Advance (and to the extent any funds have been transferred to the General Disbursement Account or the Non-Casino Disbursement Account pursuant to Section 2.6.1(a) the Disbursement Agent shall convert (as necessary) and return such funds to the Account from which they originally came); and (4) the Company shall be responsible for any break funding costs (and for interest on any Loans actually funded and remaining on deposit in an Account) in accordance with the terms of the Credit Agreement.
               (c) (i) At such time, if ever, as the Disbursement Agent (x) determines that the required documentation which had not been delivered has subsequently been delivered in the form required by this Agreement and executed by the appropriate parties or that any applicable condition precedent under this Agreement that was not satisfied has been satisfied (or has been waived in accordance with the Credit Agreement) or (y) determines that the required certifications in the applicable Advance Request, Borrowing Request and (if applicable) Issuance Notice which were inaccurate have been corrected and are now true and correct in all material respects; in each case, and provided that, at such time, no Potential Event of Default or Event of Default has occurred and currently exists, then the Disbursement Agent shall be authorized to make the requested Advance.
                    (ii) At such time, if ever, as the Disbursement Agent receives notice from the Bank Agent or the Collateral Agent who issued the notice of default described in Section 2.4.2(b)(ii) or in Section 2.4.2(a)(i) that such Potential Event of Default or Event of Default no longer exists or has been waived in accordance with the Credit Agreement and the other Loan Documents, as the case may be, provided that, at such time, no other Potential Event of Default or Event of Default has occurred and currently exists, then the Disbursement Agent shall be authorized to make the requested Advance.
          2.4.3 Provision of Funds by the Bank Agent.
               (a) Before 1:00 p.m. Eastern time one (1) Business Day prior to the requested Advance Date (or (i) in the event of the receipt of notification from the Disbursement Agent pursuant to Section 2.4.2(c)(ii), before 1:00 p.m. Eastern time on the third (3rd) day (or sooner, if possible) after such notification, or (ii) in the event of a determination by Disbursement Agent pursuant to Section 2.4.2(c)(i), before 1:00 p.m. Eastern time on the third (3rd) day (or sooner, if possible) after determination that the required documentation or certification has been received) and so long as no Potential Event of Default or Event of Default exists hereunder or under the Credit Agreement: (x) the Lenders shall deposit or cause to be deposited in the Non-Casino Loans Proceeds Sub-Account or the Project Loans Proceeds Sub-Account or the Local Currency Loans Account, as applicable, in immediately available funds, the applicable portion of the requested Advance, as determined pursuant to Sections 2.5.1, 2.5.2 and 2.5.3 and set forth in the related Borrowing Notice, (y) if such Advance Request includes a request for the issuance of one or more Letters of Credit providing credit support for Project Costs under the Revolving Credit Facility, the Bank Agent shall send written notice to the Disbursement Agent that the Issuing Lender is committed to issue each such Letter of Credit, and

(z) the Disbursement Agent shall apply the proceeds of such Advance as provided in Section 2.6 (provided that in no event shall the Disbursement Agent disburse the requested Advance pursuant to Section 2.6.1(b) unless and until the Disbursement Agent shall have determined that the applicable conditions precedent set forth in Article 3 with respect to a requested Advance have been satisfied (or waived) and shall have forwarded the applicable Advance Request and related Construction Consultant’s certificate to the Company and the Bank Agent in accordance with Section 2.4.2(a)).
               (b) The Disbursement Agent (in its capacity as Disbursement Agent) shall not be responsible for the Bank Agent’s (in its capacity as Bank Agent) or any Lender’s failure to make its portion of any required Advance (including, if applicable, the failure of the Issuing Lender to issue any Letter of Credit providing credit support for Project Costs). The Disbursement Agent shall not transfer funds to the General Disbursement Account or the Non-Casino Disbursement Account or release to the Company or any other Loan Party any amounts properly advanced until all Advances required from Lenders requested by the relevant Advance Request have been deposited in the Non-Casino Loan Proceeds Sub-Account and the Project Loan Proceeds Sub-Account, provided that if any Lender fails to fund its portion of the requested Advance, the Disbursement Agent shall release any amounts advanced by the remaining Lenders if the Company is, and after giving effect to the requested Advance will be, In Balance (without taking into account any portions of the unfunded Commitment of the Lender that failed to fund).
               (c) Any withholding of Advances by the Disbursement Agent pursuant to Section 2.4.3(b) above shall not release the Lender who failed to make the Advance (including, if applicable, the Issuing Lender that failed to issue a Letter of Credit) in accordance with the terms hereof and of the Credit Agreement from liability to the Bank Agent, the Lenders, the Company and any other Loan Party.
               (d) Neither the Disbursement Agent nor the Construction Consultant nor any Lender (in its capacity as a Lender) shall have any liability to the Company arising from any Stop Funding Notice issued pursuant to Section 2.4.2(b) at the request of the Bank Agent or the Collateral Agent (a “Stop Funding Request”), whether or not the Bank Agent or the Collateral Agent was entitled to make any such Stop Funding Request. Neither the Bank Agent nor the Collateral Agent nor any Lender (in its capacity as a Lender) shall have any liability to the Company, the Disbursement Agent or any Lender arising from any Stop Funding Notice issued by the Disbursement Agent in response to a Stop Funding Request issued in good faith by the Bank Agent or the Collateral Agent.
          2.4.4 Change in Facts Certified. In the event that any of the matters to which the Company certified in the corresponding Advance Request, Borrowing Request and (if applicable) Issuance Notice are no longer true and correct in all material respects as of the applicable Advance Date, the Company shall either (i) if the conditions precedent to such Advance are still satisfied, submit a revised Advance Request, Borrowing Request and (if applicable) Issuance Notice incorporating the changed facts or circumstances or (ii) if the conditions precedent to such Advance are no longer satisfied, withdraw the Advance Request, Borrowing Request and (if applicable) Issuance Notice. The acceptance by the Company of the proceeds of any Advance shall constitute a re-certification by the Company, as of the applicable

Advance Date, of all matters certified to in the related Advance Request, Borrowing Request and (if applicable) Issuance Notice (as resubmitted pursuant to the foregoing provisions).
          2.4.5 References to Dates. In the event that any day or date referred to in the foregoing provisions of this Section 2.4 occurs on a day that is not a Business Day, the reference shall be deemed to be to the next succeeding Business Day.
     2.5 Allocation of Advances.
          2.5.1 Permitted Uses of Resort Component Funding Services. Resort Component Funding Sources may only be used (in each case in accordance with Section 2.5.2) (a) to pay Project Costs related to any Active Project or to pay Project Costs of the types described in clauses (b), (c) and (d) of the definition of “Project Costs” (other than Project Costs related to the FF&E Component for such Project); and (b) to replenish funds in the Cash Management Accounts as provided in Section 2.3.9; in each case, subject to the terms and conditions of this Agreement.
          2.5.2 Allocations among Resort Component Funding Sources. All Advances to be satisfied from the Resort Component Funding Sources shall be made in the following order of priority (except as otherwise provided in Section 2.5.3(a), and in Sections 3.5 and 3.6):
               (a) First, from funds from time to time on deposit in the Company Equity Account, until Exhausted;
               (b) Then, from funds from time to time on deposit in the Asset Sales Proceeds Sub-Account, until Exhausted;
               (c) Then, from funds from time to time on deposit in the Sales Deposit Account (but only to the extent such funds are not subject to refund for any reason (other than due to a Loan Party’s breach or failure to perform or satisfy a condition) and are otherwise available to the Loan Parties to be used for construction of the Projects under the agreement governing such deposit and applicable Legal Requirements, as certified by the Company in the relevant Advance Request), until Exhausted;
               (d) Then, from funds from time to time on deposit in the Term Loans Disbursement Account, until Exhausted;
               (e) Then, from funds from time to time available to be drawn under the Credit Facilities, until Exhausted; and
               (f) Lastly, from funds from time to time on deposit in the Supplemental Equity Contribution Account;
provided, however that, notwithstanding clauses (a) through (f) above, from time to time in any Advance Request and related Borrowing Notice, the Company may request that Advances, up to a specified amount, be made from the Supplemental Equity Contribution Account before funds are Advanced from any other Resort Component Funding Source.

          2.5.3 Advances Under the Credit Facilities.
               (a) All issuances of Letters of Credit under the Credit Facilities shall be satisfied through the Revolving Credit Facility pursuant to the procedures set forth in Article 3 of the Credit Agreement.
               (b) All Advances required to be obtained from the Credit Facilities and used to pay Project Costs in Patacas shall be satisfied from amounts on deposit in the Local Currency Loans Account on the relevant date, to the extent thereof.
               (c) All other Advances required to be obtained from the Credit Facilities shall be satisfied between the Non-Casino Tranches and the Project Tranches under the Credit Facilities as follows:
                    (i) first, from amounts on deposit in the Non-Casino Loans Proceeds Sub-Account and the Project Loans Proceeds Sub-Account on the relevant date, pro-rata given the balances in such Accounts, to the extent thereof; and
                    (ii) second, from funds available to be drawn under the Non-Casino Tranches and the Project Tranches of the Credit Facilities, pro-rata given the respective Commitments of the Lenders under such tranches.
          2.5.4 FF&E Allocations. All FF&E Facilities may only be used to pay Project Costs allocated pursuant to the Project Budget for any Active Project to the “FF&E” Line Item Category set forth in the Project Budget for such Active Project and Project Costs allocated to Eligible FF&E Equipment for any other Project. Exhibit L-1 shall be deemed updated concurrently with each Advance Date to include the items of Eligible FF&E Equipment that have been acquired under the FF&E Facilities and now comprise part of the FF&E Component indicated on Appendix XIII of the corresponding Advance Request. The Company shall have the right from time to time to add or remove items of Eligible FF&E Equipment included in the description of the FF&E Component for any Project on Exhibit L-1 (so long as, after giving effect to such addition or removal, the Projects shall be capable of being completed substantially in accordance with their respective Plans and Specifications, the Company shall be In Balance and the items so added or removed fall within the “FF&E” Line Item Category of the Project Budget for such Project and no such addition or removal shall modify the Company’s obligation to substantially complete the Projects substantially in accordance with the Plans and Specifications) to accurately reflect the items of Eligible FF&E Equipment comprising the FF&E Component being funded by the FF&E Facilities relating to such Project under the “FF&E” Line Item Category. Items of Eligible FF&E Equipment that, from time to time, do not comprise part of the FF&E Component for any Project identified on Exhibit L-1 shall constitute part of the Resort Component and may be funded in accordance with Sections 2.5.1 and 2.5.2.
          2.5.5 Post-Funding Reallocations. In the event that at any time the Disbursement Agent determines that the allocations made in any previous Advance Requests pursuant to the foregoing provisions of this Section 2.5 were erroneous or inaccurate, the parties shall cooperate to rectify such misallocations by allocating future Advances in a manner that accounts for the previous misallocation or by using such other methods reasonably determined by the Disbursement Agent.
     2.6 Disbursements.
          2.6.1 Direct Transfer of Funds to Payees.
          (a) On the Business Day prior to the requested Advance Date, provided that (i) the Disbursement Agent has not issued a Stop Funding Notice, (ii) the Disbursement Agent has received in the Non-Casino Loan Proceeds Sub-Account and the Project Loan Proceeds Sub-Account funds from the Lenders to the extent required to make an Advance pursuant to the relevant Advance Request (or, if not all funds have been received from all Lenders, so long as the Company is, and after giving effect to the requested Advance will be, In Balance (without taking into account any portions of the unfunded Commitment of the Lender or Lenders that failed to fund) as provided in Section 2.4.3(b)), and (iii) if applicable, the Disbursement Agent has received confirmation from the Bank Agent that the Issuing Lender is committed to issue each requested Letter of Credit providing credit support for Project Costs, then the Disbursement Agent shall:
          (i) convert any amounts requested to be transferred from an Account denominated in one currency to an Account denominated in another currency to the required currency using the Exchange Rate,
          (ii) withdraw from the Company Equity Account, Term Loans Disbursement Account (and any applicable Term Loans Disbursement Sub-Account excluding the Non-Casino Loans Proceeds Sub-Account), the Supplemental Equity Contribution Account and the Sales Deposit Account the portion of the Advance to be funded from such account as determined pursuant to Sections 2.5.1, 2.5.2 and 2.5.3 and set forth in the related Advance Request and deposit such funds in the General Disbursement Account;
          (iii) withdraw from the Non-Casino Loans Proceeds Sub-Account the portion of the Advance to be funded from such account as determined pursuant to Sections 2.5.1, 2.5.2 and 2.5.3 and set forth in the related Advance Request and deposit such funds in the Non-Casino Disbursement Account;
          (iv) convert amounts using the Exchange Rate as necessary to make all payments specified in the relevant Advance Request in the currency requested therein, and
          (v) upon completion of such currency conversion, issue (or cause to be issued) checks against the General Disbursement Account, the Non-Casino Disbursement Account and the Local Currency Loans Account and made payable to each Construction Manager, Contractor, Subcontractor and/or any other Persons listed to be paid in such Advance Request, in the amount identified in such Advance Request as owed to such Persons, to be delivered to the Company for further distribution to such Person (or if requested by the Company in the applicable Advance Request, by wiring funds directly to such Person) after the Advance Date as provided in clause (b) below.

          (b) Provided that (i) the Disbursement Agent has not issued a Stop Funding Notice, (ii) the Disbursement Agent has (x) received in the Non-Casino Loan Proceeds Sub-Account and the Project Loan Proceeds Sub-Account funds from the Lenders to the extent required to make an Advance pursuant to the relevant Advance Request (or, if not all funds have been received from all Lenders, so long as the Company is, and after giving effect to the requested Advance will be, In Balance (without taking into account any portions of the unfunded Commitment of the Lender or Lenders that failed to fund) as provided in Section 2.4.3(b)), and (y) if applicable, received confirmation from the Bank Agent that the Issuing Lender is committed to issue each requested Letter of Credit providing credit support for Project Costs; and (iii) the Advance Date shall have occurred, then the Disbursement Agent shall make the checks issued pursuant to clause (a)(v) above available for pickup by the Company at the Disbursement Agent’s Hong Kong branch as of 12:00 p.m. (Hong Kong time) on the Business Day (Hong Kong time) immediately following the Advance Date (for example, if the Company has properly submitted an Advance Request, Borrowing Notice and (if applicable) Issuance Notice and all required documentation to the Disbursement Agent at 10:00 a.m. on March 14 (Eastern time) requesting an Advance be made from the proceeds of Revolving Loans seven Business Days later on March 23 (Eastern time), then the checks would be made available by the Disbursement Agent for pickup by the Company as of 12:00 p.m. on March 24 (Hong Kong time));
provided, however, that, to the extent the Company has requested Local Term Loans be made in the applicable Advance Request, the proceeds of such Local Term Loans, until exhausted, shall be used to make any Pataca-denominated payments requested by the Company in the applicable Advance Request.
          2.6.2 Transfers to Cash Management Accounts. As promptly as practicable after the requested Advance Date (or such later date as may occur pursuant to Section 2.4.3(a)) (but in no event later than two (2) Business Days), the Disbursement Agent shall transfer from the General Disbursement Account to the General Cash Management Account and from the Non-Casino Disbursement Account to the Non-Casino Cash Management Account the amounts requested by the Company in the Advance Request to be so transferred.
          2.6.3 Transfers to Interest Escrow Account. At such times, if ever, as the Disbursement Agent or the Bank Agent reasonably estimates that the amounts then on deposit in the Interest Escrow Account shall be less than the amount of Debt Service then estimated to be due and payable on the Credit Facilities from the date of such determination through the then projected Opening Date for the Venetian Macao Overall Project, the Disbursement Agent shall transfer to the Interest Escrow Account, from Resort Component Funding Sources in the order set forth in Section 2.5.2, funds in an amount that would cause the amounts then on deposit in the Interest Escrow Account to be equal to the amount of Debt Service then estimated to be due and payable on the Credit Facilities from the date of such determination through the then projected Opening Date for the Venetian Macao Overall Project.
          2.6.4 Transfer of Debt Service. No later than 1:00 p.m. Eastern time on the date(s) that the Disbursement Agent has been advised by the Company in the applicable Advance Request (which date must occur on or after the day referenced in Section 2.6.1 above) and in each case, as more particularly specified in the applicable Advance Request, the Disbursement

Agent shall transfer, subject to the provisions of the Collateral Account Agreements, (a) to the Bank Agent, from the Interest Escrow Account, the funds requested for the payment of Debt Service under the Credit Facilities, and (b) to the applicable FF&E Lender, from the General Disbursement Account or the Non-Casino Disbursement Account the funds requested for the payment of Debt Service under the FF&E Facilities.
          2.6.5 Special Procedures for Unpaid Contractors. Notwithstanding Section 2.5.1 above, the Company agrees that the Disbursement Agent may make Advances and transfer any or all sums in the General Disbursement Account or (to the extent such Advances relate to the payment of Non-Casino Project Costs) the Non-Casino Disbursement Account or the Local Currency Loans Account directly into the account of (a) any Construction Manager for amounts due and owing to such Construction Manager under the relevant Construction Management Agreement, (b) any Contractor for amounts due and owing to such Contractor under the relevant Construction Contract or (c) any Subcontractors, in each case in payment of amounts due and owing to such parties directly or indirectly from the Company or any Loan Party without further authorization from the Company or any Loan Party and the Company and each Loan Party hereby constitutes and appoints the Disbursement Agent its true and lawful attorney-in-fact to make such direct payments and this power of attorney shall be deemed to be a power coupled with an interest and shall be irrevocable; provided that, the Disbursement Agent shall not exercise its rights under this power of attorney except to make payments (a) as directed by the Company pursuant to an Advance Request or (b) upon the occurrence and continuation of an Event of Default. No further direction or authorization from the Company or any Loan Party shall be necessary to warrant or permit the Disbursement Agent to make such Advances in accordance with the foregoing sentence and, to the extent funds in the General Disbursement Account, the Non-Casino Disbursement Account and/or the Local Currency Loans Account are not sufficient to make such Advances, the Disbursement Agent shall withdraw the shortfall (or any portion thereof) from the Company Equity Account, the Assets Sales Proceeds Sub-Account, the Sales Deposit Account, the Term Loans Disbursement Account (or any Term Loans Disbursement Sub-Account), the Local Currency Loans Account or the Supplemental Equity Contribution Account in accordance with Sections 2.5.1 and/or 2.5.2 and the other terms hereof and transfer sufficient funds to the General Disbursement Account and the Non-Casino Disbursement Account (pro-rata given the respective Commitments of the Lenders under such tranches) and/or the Local Currency Loans Account as needed to make such Advances.
          2.6.6 Special Procedures Regarding Currency Exchange. On the requested Advance Date, to the extent necessary to comply with the currency for the requested disbursements or transfers identified by the Company in the relevant Advance Request (after giving effect to the amount of Local Term Loans requested and the amount of Pataca-denominated payments specified in the applicable Advance Request), the Disbursement Agent shall convert all amounts required to be converted to the requested currency at the Exchange Rate pursuant to Section 2.6.1. If, as a result of fluctuations in the currency exchange rates after the date the Company submitted the relevant Advance Request, the amounts identified by the Company in its Advance Request are not, upon conversion to the relevant currency and payment of any applicable conversion fees, sufficient to make the disbursements requested therein, the Advance Request shall be deemed to be modified by the amount necessary to cover the currency exchange fluctuation and the Disbursement Agent shall withdraw from the following Accounts in the following order of priority: Company Equity Account, the Asset Sales Proceeds Sub-

Account, the Sales Deposit Account, the Term Loans Disbursement Account, the Local Currency Loans Account, the Non-Casino Loans Proceeds Sub-Account and the Project Loans Proceeds Sub-Account (provided that withdrawals from the Non-Casino Loans Proceeds Sub-Account and the Project Loans Proceeds Sub-Account shall be pro-rata in accordance with the balances then on deposit in such Accounts), or the Supplemental Equity Contribution Account (or if such Accounts are Exhausted, the Disbursement Agent shall deduct such additional amounts, pro rata in accordance with the balances then on deposit in the Cash Management Accounts, from the amount specified in the applicable Advance Request to be deposited into the Cash Management Accounts); and convert such additional amounts as necessary to make the specified disbursements. Similarly, if the amounts identified by the Company of its Advance Requests are greater than the amount necessary to make the conversion to the relevant currency and pay any conversion fees, the Advance Request shall be deemed reduced by the amount of such excess.
          2.6.7 Application of Non-Casino Tranches Proceeds. The Company shall cause all proceeds of all Non-Casino Loans and all amounts disbursed from the Non-Casino Disbursement Account and the Non-Casino Cash Management Account to be used only to pay Non-Casino Project Costs.
          2.6.8 All Advances Secured. All disbursements made pursuant to Sections 2.6.1, 2.6.3, 2.6.4, 2.6.5 and 2.6.6 above shall satisfy, in and of themselves, the obligations of the Disbursement Agent, the Bank Agent and each Lender hereunder and under the Credit Agreement with respect to the Advance so made and shall be secured by the Collateral Documents, if any, to the same extent as if made directly to the Company, regardless of the disposition thereof by the payees of such disbursements.
     2.7 Payments of Debt Service. The Company shall include in each Advance Request delivered pursuant to Section 2.4.1(a) a request that an Advance be made to pay Debt Service payable under the Credit Facilities and the FF&E Facilities on or after the requested Advance Date under such Advance Request and prior to the immediately succeeding Advance Date. The Company shall have the right to request an Advance be made to make the mandatory prepayment of the Loans under Section 2.4B(iii)(i) of the Credit Agreement. Each such Advance Request shall specify whether the Advance is requested to pay such amounts in respect of the Credit Facilities or the FF&E Facilities, and the amount and the date on which such Debt Service will become due and payable. If the Company fails to set forth such information in any Advance Request (and corresponding Borrowing Notice) or fails to deliver timely any Advance Request (and corresponding Borrowing Notice), then (a) with respect to the Credit Facilities, the Bank Agent may deliver such information and a request for payment to the Disbursement Agent, the Construction Consultant and the Company upon which request the Company shall revise the Advance Request (and corresponding Borrowing Notice) to provide for such payment, and (b) with respect to the FF&E Facility, the FF&E Lender may deliver information reasonably establishing that a payment of Debt Service on such FF&E Facility will be due during the relevant period and the amount of such payment to the Disbursement Agent, the Construction Consultant and the Company, and upon receiving such information, the Company shall revise the Advance Request (and corresponding Borrowing Notice) to provide for the payment of Debt Service on such FF&E Facility. The Company acknowledges that failure of any notice referenced in this Section 2.7 to be delivered shall not in any way exonerate or diminish the Company’s obligation to make all payments under the Credit Facilities and the FF&E Facilities as and when due. If the Company fails to make the revisions required under clauses (a) and (b) of this Section 2.7, the Disbursement Agent shall have the right to Advance the funds necessary to pay Debt Service under the Credit Facilities or the FF&E Facilities.
     2.8 Completion Date Procedures.
               (a) No less than ten (10) days prior to the anticipated Completion Date of any Project, the Company shall deliver to the Construction Consultant, the Disbursement Agent and the Bank Agent the Company’s Completion Certificate with all attachments thereto (including the certificates from each other Certifying Consultant). The Company’s Completion Certificate shall indicate the anticipated Completion Date for such Project and set forth all the other information required thereby, including the Project Punchlist Completion Amount for such Project and the aggregate amount of Project Costs anticipated to become due and payable after the Completion Date of such Project in order to cause the Final Completion Date of such Project to occur.
               (b) The Disbursement Agent and the Construction Consultant shall review each Company’s Completion Certificate. In the event that the Disbursement Agent or the Construction Consultant discovers any mathematical or other minor errors in the Company’s Completion Certificate they shall request the Company to revise and resubmit the certificate. Within five (5) days after its receipt of a Company’s Completion Certificate for a Project, the Construction Consultant shall deliver to the Disbursement Agent, the Bank Agent and the Company, the Construction Consultant’s Completion Certificate.
               (c) Within five (5) Business Days after receipt by the Disbursement Agent of the Construction Consultant’s Completion Certificate approving the Company’s Completion Certificate for a Project, the Disbursement Agent shall, subject to its determination that the required documentation has been delivered in the form required by this Agreement and executed by the appropriate parties, forward the same to the Company and the Bank Agent. The act of forwarding such documentation shall be deemed to be the Disbursement Agent’s confirmation that the required documentation has been delivered in the form required by this Agreement.
               (d) On the first Business Day following the Last Primary Project Completion Date, provided that after giving effect to such release the Company shall be In Balance, the Disbursement Agent shall release to the Company all amounts on deposit in the Sales Deposit Account so long as no Event of Default or Potential Event of Default has occurred and is continuing.
     2.9 Final Completion Date Procedures.
               (a) In order to cause the Final Completion Date for any Project to occur, the Company shall deliver to the Construction Consultant, the Disbursement Agent and the Bank Agent the Company’s Final Completion Certificate for such Project appropriately completed and duly executed by an Authorized Representative of the Company, with all attachments thereto (including the certificates from each other Certifying Consultant). The Company’s Final Certificate shall indicate that the Company believes the Final Completion

Conditions have been satisfied for such Project and shall set forth all other information required thereby.
               (b) The Disbursement Agent and the Construction Consultant shall review each Company’s Final Completion Certificate. In the event that the Disbursement Agent or the Construction Consultant discovers any mathematical or other minor errors in the Company’s Final Completion Certificate, it shall so inform the Company, stating in reasonable detail the revisions required, and shall request the Company to revise and resubmit the certificate. Within ten (10) Business Days after its receipt of a Company’s Final Completion Certificate, the Construction Consultant shall deliver to the Disbursement Agent, the Bank Agent and the Company, the Construction Consultant’s Final Completion Certificate indicating whether the Final Completion Conditions have been satisfied with respect to such Project (as and to the extent set forth in its respective certificate).
               (c) Within five (5) Business Days after receipt by the Disbursement Agent of the Construction Consultant’s Final Completion Certificate approving the Company’s Final Completion Certificate for such Project, the Disbursement Agent shall, subject to its determination that the required documentation has been delivered in the form required by this Agreement and executed by the appropriate parties, forward the same to the Company and the Bank Agent. The act of forwarding such documentation shall be deemed to be the Disbursement Agent’s confirmation that the required documentation has been delivered in the form required by this Agreement.
               (d) On the fifth Business Day following the Last Project Final Completion Date, the Disbursement Agent shall release to (i) the Bank Agent the amounts on deposit in the Local Currency Loans Account, the Non-Casino Loans Proceeds Sub-Account and the Project Loans Proceeds Sub-Account, which amounts will be applied to pre-pay the Credit Facilities to the extent required by Section 2.4B(iii)(f)(2) of the Credit Agreement, and (ii) so long as no Event of Default or Potential Event of Default has occurred and is continuing, to the Company all amounts on deposit in the other Accounts. Thereafter, this Agreement shall terminate and be of no further force or effect (except as set forth in Sections 10.13 and 10.17).
     2.10 Opening Date Procedures for Venetian Macao Overall Project.
               (a) No less than fifteen (15) days prior to the anticipated Opening Date for the Venetian Macao Overall Project, the Company shall deliver to the Construction Consultant, the Disbursement Agent and the Bank Agent a Company’s Opening Date Certificate for such Project with all attachments thereto (including the certificates from the Insurance Advisor and the Company’s insurance broker). The Company’s Opening Date Certificate shall indicate the anticipated Opening Date of such Project and set forth all the other information required thereby.
               (b) The Disbursement Agent and the Construction Consultant shall review the Company’s Opening Date Certificate. In the event that the Disbursement Agent or the Construction Consultant discovers any mathematical or other minor errors in the Company’s Opening Date Certificate, they shall request the Company to revise and resubmit the certificate. Within five (5) days after its receipt of the Company’s Opening Date Certificate, the

Construction Consultant shall deliver to the Disbursement Agent, the Bank Agent and the Company, the Construction Consultant’s Opening Date Certificate for the Venetian Macao Overall Project.
               (c) Within five (5) Business Days after receipt by the Disbursement Agent of the Construction Consultant’s Opening Date Certificate approving the Company’s Opening Date Certificate for the Venetian Macao Overall Project, (i) the Disbursement Agent shall transfer the amounts on deposit in the Interest Escrow Account to the General Disbursement Account and (ii) the Disbursement Agent shall, subject to its determination that the required documentation has been delivered in the form required by this Agreement and executed by the appropriate parties, forward the same to the Company and the Bank Agent. The act of forwarding such documentation shall be deemed to be the Disbursement Agent’s approval thereof as satisfying the requirements of this Agreement.
     2.11 No Approval of Work. The making of any Advance shall not be deemed an approval or acceptance by the Disbursement Agent, the Collateral Agent, the Bank Agent or any Lender or the Construction Consultant (except to the extent set forth in the Construction Consultant Engagement Letter, and then only for the benefit of the Lenders) of any work, labor, supplies, materials or equipment furnished or supplied with respect to any Project.
     2.12 Security. All funds advanced by the Lenders hereunder to complete each Project or to protect the rights and interests of the Secured Parties under the Loan Documents are deemed to be obligatory advances and are to be added to the total indebtedness secured by each Mortgage. All sums so advanced shall be secured by each Mortgage with the same priority of lien as the security for any other obligations secured thereunder.
ARTICLE 3. -
CONDITIONS PRECEDENT TO THE ADVANCES
     3.1 Conditions Precedent to the Initial Standard Advance Date. Subject to Sections 3.5, 3.6, 3.7 and 3.8, the obligation of each Lender and the Disbursement Agent to make the initial Advance hereunder is subject to the prior satisfaction of each of the conditions precedent hereinafter set forth in this Section 3.1 in form and substance reasonably satisfactory to the Bank Agent in its reasonable discretion (unless otherwise waived in writing by the Bank Agent (in its sole discretion acting pursuant to the Credit Agreement)).
          3.1.1 Material Contracts. Delivery to each of the Bank Agent, the Disbursement Agent and the Construction Consultant of (a) true and correct copies of each Material Contract then in effect relating to each Primary Project (other than the Four Seasons Macao Overall Project) and any supplements or amendments thereto (including, without limitation, any reciprocal easement agreements or other similar agreements that are Material Contracts; ground or other leases that are Material Contracts; Land Concession Contracts; the Material Construction Contracts; any operation and maintenance agreements that are Material Contracts and material Permits (or amendments to existing Permits)), in each case, to the extent not previously delivered by the Company on the Closing Date under Section 4.1 of the Credit Agreement, all of which shall be in form and substance reasonably satisfactory to each of the Bank Agent and the Disbursement Agent (in consultation with the Construction Consultant) and shall, in the case of Material Construction Contracts, include any risk mitigants reasonably required by the Bank Agent (which may include delay liquidated damages, specified pricing, insurance requirements and surety bonding), shall have been duly authorized, executed and delivered by the parties thereto, and each such Material Contract shall be certified by an Authorized Representative of the Company as of such Initial Standard Advance Date as being true, complete and correct and in full force and effect (except as set forth in Section 3.1.5(c)) and shall have been duly filed, recorded, stamped and/or registered as necessary, (b) evidence reasonably satisfactory to each of the Bank Agent and the Disbursement Agent that (i) each such Material Contract is in full force and effect (except as set forth in Section 3.1.5(c)), (ii) no breach or default has occurred by the Company or any Loan Party under, and no breach or default has occurred by the Macau SAR of any material obligation under, the Gaming Concession Contract, the Gaming Concession Consent, any Land Concession Contracts relating to such Primary Projects or any Land Concession Consent relating to such Primary Projects, and (iii) no breach or default has occurred by the Company or any Loan Party, or, to the Company’s knowledge, by any other party thereto, under any other Material Contracts relating to such Primary Projects in each case under this clause (iii) unless the same could not reasonably be expected to have a Material Adverse Effect, and (c) copies of all payment and/or performance bonds required under Section 5.17 or otherwise delivered to the Company and/or Construction Manager pursuant to any Construction Contracts or Subcontracts relating to such Primary Projects.
          3.1.2 Bid Contracts. The Company shall have executed the Construction Management Agreement relating to each Primary Project (other than the Four Seasons Macao Overall Project) and lump sum, fixed price or guaranteed maximum price Construction Contracts or Trade Contracts in respect of at least eighty percent (80%) of the total costs reflected in the Project Budget for each of the Primary Projects (other than the Four Seasons Macao Overall Project) for the “Construction Costs” Line Item Category; and copies of all such Construction Management Agreements, Construction Contracts and Trade Contracts shall have been delivered to the Construction Consultant. The Company shall have certified in the Company’s Initial Standard Advance Certificate that such Construction Contracts and Trade Contracts satisfy the requirements of this Section 3.1.2 and are consistent with the Project Budget, the Project Schedule and the Plans and Specifications for such Projects.
          3.1.3 Initial Advance Request and Certificate. The Company shall have delivered to the Disbursement Agent, the Bank Agent and the Construction Consultant an Initial Standard Advance Certificate in the form of Exhibit B-1 signed by an Authorized Representative of the Company and an initial Advance Request, Borrowing Notice and (if applicable) Issuance Notice for the requested Advance in accordance with Section 2.4.1(a) with all attachments, exhibits and certificates required by Section 2.4.1(a), (including the other Certifying Consultants’ certificates in the form of Exhibits C-3 through C-4 and a commercial certificate issued by the Companies’ Register Bureau showing no proceedings against VML, Cotai Subsidiary or any other Loan Party formed in or registered as a foreign company in Macau SAR (excluding any Immaterial Subsidiary)). Such Initial Advance Request (and corresponding Borrowing Notice) shall request an Advance in an amount sufficient to pay all undisputed amounts due and payable for work performed on the Primary Projects (other than the Four Seasons Macao Overall Project) through the last day of the period covered by such Initial Advance Request.

          3.1.4 Consultants’ Initial Standard Advance Certificates. Delivery to each of the Bank Agent and the Disbursement Agent of (a) the Construction Consultant’s Initial Standard Advance Certificate relating to the Primary Projects (other than the Four Seasons Macao Overall Project) in the form of Exhibit B-2, together with an updated report as required by such Exhibit; (b) the Insurance Advisor’s Initial Standard Advance Certificate relating to the Primary Projects (other than the Four Seasons Macao Overall Project) in the form of Exhibit B-3, together with an updated report as required by such Exhibit; and (c) a certificate signed by the Company’s insurance broker relating to the Primary Projects (other than the Four Seasons Macao Overall Project) in the form of Exhibit B-4, together with all attachments thereto.
          3.1.5 Sites; Mortgages.
               (a) VML has entered into the Sands Macao Land Concession Contract for the Sands Macao Site with the Macau SAR for a term of at least fifteen (15) years and otherwise in form and substance reasonably satisfactory to the Bank Agent and the Disbursement Agent, together with a related Land Concession Consent from Macau SAR on terms reasonably satisfactory to the Bank Agent. VML has good leasehold title to the Sands Macao Site pursuant to such Land Concession Contract, free and clear of all liens, encumbrances and other exceptions to title other than Permitted Liens. No additional land grant is necessary for the Sands Macao Podium Expansion Project (or, if necessary, shall have been obtained on terms reasonably satisfactory to the Bank Agent (together with a related consent from Macau SAR on terms reasonably satisfactory to the Bank Agent));
               (b) Cotai Subsidiary has entered into the Venetian Macao Land Concession Contract for Sites 1 and 2 and the Park Site with the Macau SAR for a term of at least fifteen (15) years, and otherwise in form and substance reasonably satisfactory to the Bank Agent and the Disbursement Agent together with a related Land Concession Consent from Macau SAR on terms reasonably satisfactory to the Bank Agent. Cotai Subsidiary has good leasehold title to each such Site pursuant to such Land Concession Contract, free and clear of all liens, encumbrances and other exceptions to title other than Permitted Liens;
               (c) the Bank Agent and the Disbursement Agent shall have received and be reasonably satisfied with evidence that each of the Venetian Macao Land Concession Contact and the Sands Macao Land Concession Contract is provisionally registered with the Macau Land and Building Registration Department and has been published in the Official Bulletin; and
               (d) the Mortgages are (or will be when recorded) valid, first priority Liens on the Sites for the Primary Projects (other than the Four Seasons Macao Overall Project), free and clear of all liens, encumbrances and exceptions to title whatsoever other than Permitted Liens.
          3.1.6 Acknowledgment and Consents.
               (a) Delivery to each of the Collateral Agent, the Disbursement Agent and the Bank Agent of Consents in respect of the Primary Projects (other than the Four Seasons Macao Overall Project) from the Construction Manager, each Contractor party to a Material

Contract and each other Person party to a Material Contract to the extent required by Section 6.8 of the Credit Agreement (to the extent not previously delivered by the Company on the Closing Date under Section 4.1 of the Credit Agreement), each of which Consents shall be in form and substance reasonably satisfactory to the Bank Agent.
               (b) Delivery to each of the Collateral Agent, the Disbursement Agent and the Bank Agent of an additional consent from Macau SAR consenting to the liens granted on the Venetian Macao Overall Project and the Power of Attorney with respect thereto (if not covered by the Gaming Concession Consent) on terms reasonably satisfactory to the Bank Agent.
               (c) Solely with respect to the Venetian Macao Overall Project, delivery to each of the Disbursement Agent and the Bank Agent of evidence reasonably satisfactory to each of them (in consultation with the Construction Consultant) that (i) Macau SAR has provisionally authorized and categorized the Venetian Macao Casino Project as an area in which operation of casino games of chance or other forms of gaming may be carried out in accordance with Article 9 of the Gaming Sub-Concession Contract, (ii) the provisional registration in VML’s name of the “air parcel” and “horizontal property” comprised in the Venetian Macao Casino Project, and (iii) Macau SAR has authorized (to the extent such authorization is necessary) the form of the Mortgage covering the interests of Cotai Subsidiary in such Project and Site and the form of Mortgage covering the interests of VML in such “air parcel” and “horizontal property.”
          3.1.7 Collateral.
               (a) The Company and each other Loan Party with an interest in the Venetian Macao Overall Project or the Site for such Project: (i) shall have executed (1) a Mortgage covering its interests in such Project and Site (including, without limitation, a Mortgage covering the interest of VML in the “air parcel” and “horizontal property” comprised in such Project and Site), and (2) a Land Security Assignment granting the Collateral Agent a first priority security interest over its interest in the Land Concession Contract relating to such Project, (3) a Power of Attorney in respect of such Land Concession Contract and Site (including, without limitation, a supplemental Power of Attorney executed by VML in respect of the Mortgage covering its interest in the “air parcel” and “horizontal property” comprised in such Project and Site), and (4) all other Collateral Documents reasonably requested by the Bank Agent or necessary to grant the Secured Parties a perfected, first priority security interest on all assets of the Company and the Loan Parties relating to such Project, other than Excluded Collateral, and subject to the rights and priorities of Permitted Liens as may be permitted under the Credit Agreement and unless perfection of such security interest is not required under Section 4.11(a), (b) and (c) of the Security Agreement or the applicable Macau Security Document (in each case, in form and substance reasonably satisfactory to the Disbursement Agent and the Bank Agent (in consultation with the Construction Consultant)); (ii) shall have delivered to each Consent counterparty a notice of the security interest being granted in the applicable Material Contract (provided that such notice shall not be required if such notice is contained in such Consent and the terms of such Consent are sufficient under Macau law to perfect such security interest without any additional notice to the Consent counterparty); and (iii) shall have delivered favorable opinions of counsel in form and substance reasonably acceptable to the Bank Agent substantially similar to the opinions delivered on the Closing Date pursuant to Section 4.1K of the Credit Agreement in respect of the Company and such other Loan Parties, such Project and the Collateral Documents.
               (b) All of the Collateral Documents (including those relating to the Primary Projects) shall be in full force and effect and all actions necessary or desirable (including all filings) for the Collateral Agent to create and, to the extent relevant under the law governing such Collateral Documents, perfect the security interests granted therein as valid security interests over the Collateral thereunder having the priority contemplated therefor by this Agreement and the Collateral Documents shall have been completed; provided, however, that, prior to the Early Advance Cut-Off Date, this condition shall not require a perfected, first priority security interest in Collateral associated with the Four Seasons Macao Overall Project to the extent such security interests cannot under applicable law be granted or perfected at such time. All property, rights and assets required for the Primary Projects (other than the Four Seasons Macao Overall Project) shall be free and clear of all liens and encumbrances except for Permitted Liens.
               (c) The Lenders shall have a perfected, first priority security interest in all Collateral subject to Permitted Liens (including the related casino mortgages, other mortgages and concessions) associated with such Primary Projects (other than the Four Seasons Macao Overall Project) (and the notices and consents necessary for the perfection of such security interests shall have been obtained in respect thereof on terms reasonably satisfactory to the Bank Agent unless perfection of such security interest is not required under Section 4.11(a), (b) and (c) of the Security Agreement or the applicable Macau Security Document).
          3.1.8 Availability of Services, Materials and Utilities. The Construction Consultant shall have become satisfied, as certified to in the Construction Consultant’s Initial Standard Advance Certificate, that arrangements, which are reflected accurately in the Project Budgets for each Primary Project (other than the Four Seasons Macao Overall Project), shall have been or are reasonably expected to be made under the Project Documents relating to such Primary Project or otherwise on commercially reasonable terms for the provision of all services, materials and utilities necessary for the construction, operation and maintenance of each such Primary Project as contemplated by the Operative Documents and the Final Plans and Specifications for each such Primary Project.
          3.1.9 Surveys. The Company shall have delivered to the Disbursement Agent and the Bank Agent a survey of the Site for the Primary Projects (other than the Four Seasons Macao Overall Project) from the Cadastre and Cartography Bureau or copies of the description of such Site attached to the applicable Land Concession Contracts reasonably satisfactory in form and substance to the Bank Agent.
          3.1.10 Releases. The Company shall have delivered or caused to be delivered to the Construction Consultant and the Bank Agent:
               (a) Unconditional Releases. Duly executed acknowledgments of payments and unconditional releases in the form of Exhibit N-1 or otherwise in form and substance reasonably satisfactory to the Bank Agent from the Lien Release Parties performing work and/or providing services (other than engineering, design, advisory or consulting) and/or providing and/or installing materials (other than Eligible FF&E), for all work, services and materials done, performed or furnished for the construction of the Primary Projects through the calendar month ending immediately prior to the Initial Standard Advance Date except for such work, services and materials the payment for which is being disputed in good faith, by appropriate means and with appropriate reserves through an allocation in the Anticipated Cost Reports for such Projects which in the aggregate with all other amounts so reserved for all Active Projects shall not exceed $100,000,000; provided, however, that (i) for purposes of determining whether such $100,000,000 limit has been exceeded, contested amounts relating to any Construction Contract that has been terminated in accordance with Section 7.1.6(a) of this Agreement shall not be counted; and (ii) the Company shall not be required to provide such acknowledgements of payments and unconditional releases from any Lien Release Party with a value or contract price of less than of $500,000 (subject to an aggregate limit of $100,000,000 for all Active Projects, after which acknowledgements and releases shall be provided from each Lien Release Party regardless of the value or contract price of the work, services or materials being performed or provided by such Person); and
               (b) Conditional Releases. Duly executed acknowledgments of payments and releases in the form of Exhibit N-2 or otherwise in form and substance reasonably satisfactory to the Bank Agent from the Lien Release Parties performing work and/or providing services (other than engineering, design, advisory or consulting) and/or providing materials and/or installing (other than Eligible FF&E), for all work, services and materials done, performed or furnished for the construction of the Primary Projects from the calendar month ending immediately prior to the Initial Standard Advance Date through the Initial Standard Advance Date for such Project, conditioned upon receiving payment from the proceeds of the requested Advance, except for work, services or materials the payment for which is being disputed in good faith, by appropriate means and with appropriate reserves through an allocation in the Anticipated Cost Reports for such Projects which in the aggregate with all other amounts so reserved for all Active Projects shall not exceed $100,000,000; provided, however, that (i) for purposes of determining whether such $100,000,000 limit has been exceeded, contested amounts relating to any Construction Contract that have been terminated in accordance with Section 7.1.6(a) of this Agreement shall not be counted; and (ii) the Company shall not be required to provide such acknowledgements of payments and conditional releases from any Lien Release Party with a value or contract price of less than $500,000 (subject to an aggregate limit of $100,000,000 for all Active Projects, after which acknowledgements and releases shall be provided from each Lien Release Party regardless of the value or contract price of the work, services or materials being performed or provided by such Person).
     3.2 Conditions Precedent to the Initial Standard Advance Date for Four Seasons Macao Overall Project. Subject to Sections 3.5, 3.6 and 3.7, the obligation of each Lender and the Disbursement Agent to make the initial Advance hereunder for the Four Seasons Macao Overall Project is subject to the prior satisfaction of each of the conditions precedent hereinafter set forth in this Section 3.2 in form and substance reasonably satisfactory to the Bank Agent in its reasonable discretion (unless otherwise waived in writing by the Bank Agent (in its sole discretion acting pursuant to the Credit Agreement)).

          3.2.1 Material Contracts. Delivery to each of the Bank Agent, the Disbursement Agent and the Construction Consultant of (a) true and correct copies of each Material Contract relating to the Four Seasons Macao Overall Project then in effect and any supplements or amendments thereto (including, without limitation, any reciprocal easement agreements or other similar agreements that are Material Contracts; ground or other leases that are Material Contracts; Land Concession Contracts; Material Construction Contracts; any operation and maintenance agreements that are Material Contracts and material Permits (or amendments to existing Permits)), in each case, to the extent not previously delivered by the Company on the Closing Date under Section 4.1 of the Credit Agreement, all of which shall be in form and substance reasonably satisfactory to each of the Bank Agent and the Disbursement Agent (in consultation with the Construction Consultant) and shall, in the case of Material Construction Contracts, include any risk mitigants reasonably required by the Bank Agent (which may include delay liquidated damages, specified pricing, insurance requirements and surety bonding), shall have been duly authorized, executed and delivered by the parties thereto, and each such Material Contract shall be certified by an Authorized Representative of the Company as of such Initial Standard Advance Date as being true, complete and correct and in full force and effect (except as set forth in Sections 3.1.5(c) and 3.2.5(b)(ii)) and shall have been duly filed, recorded, stamped and/or registered as necessary, (b) evidence reasonably satisfactory to each of the Bank Agent and the Disbursement Agent that (i) each such Material Contract is in full force and effect (except as set forth in Section 3.1.5(c) and 3.2.5(b)(ii)), no breach or default has occurred by the Company or any Loan Party under, and no breach or default has occurred by the Macau SAR of any material obligation under, the Gaming Concession Contract, the Gaming Concession Consent, any Land Concession Contracts relating to the Four Seasons Macau Overall Project or any Land Concession Consent relating to the Four Seasons Macao Overall Project, and (iii) no breach or default has occurred by the Company or any Loan Party, or, to the Company’s knowledge, by any other party thereto, under any other Material Contracts relating to the Four Seasons Macao Overall Project, in each case under this clause (iii) unless the same could not reasonably be expected to have a Material Adverse Effect, and (c) copies of all payment and/or performance bonds required under Section 5.17 or otherwise delivered to the Company and/or Construction Manager pursuant to any Construction Contracts or Subcontracts relating to the Four Seasons Macao Overall Project.
          3.2.2 Bid Contracts. The Company shall have executed the Construction Management Agreement relating to the Four Seasons Macao Overall Project and lump sum, fixed price or guaranteed maximum price Construction Contracts or Trade Contracts in respect of at least sixty percent (60%) of the total costs reflected in the Project Budget for the Four Seasons Macao Overall Project for the “Construction Costs” Line Item Category; and copies of all such Construction Management Agreement, Construction Contracts and Trade Contracts shall have been delivered to the Construction Consultant. The Construction Consultant shall have determined that the estimates set forth by the Company in the Project Budget for the Four Seasons Macao Overall Project in respect of all Project Costs not covered by such executed Construction Contracts and Trade Contracts are reasonable. The Company shall have certified in the Company’s Initial Standard Advance Certificate that such Construction Contracts and Trade Contracts satisfy the requirements of this Section 3.2.2 and are consistent with the Project Budget, the Project Schedule and the Plans and Specifications for the Four Seasons Macao Overall Project.

          3.2.3 Initial Advance Request and Certificate. The Company shall have delivered to the Disbursement Agent, the Bank Agent and the Construction Consultant an Initial Standard Advance Certificate in the form of Exhibit B-1 signed by an Authorized Representative of the Company and an initial Advance Request, Borrowing Notice and (if applicable) Issuance Notice for the requested Advance in accordance with Section 2.4.1(a) with all attachments, exhibits and certificates required by Section 2.4.1(a), (including the other Certifying Consultants’ certificates in the form of Exhibits C-3 through C-4 and a commercial certificate issued by the Companies’ Register Bureau showing no proceedings against VML, Cotai Subsidiary or any other Loan Party formed in or registered as a foreign company in Macau SAR (excluding any Immaterial Subsidiary)). Such initial Advance Request (and corresponding Borrowing Notice) shall request an Advance in an amount sufficient to pay all undisputed amounts due and payable for work performed on the Four Seasons Macao Overall Project through the last day of the period covered by such initial Advance Request. The Company’s Initial Standard Advance Certificate shall also include the Summary Anticipated Cost Report, the Anticipated Cost Report, the Safe Harbor Scope Changes, Permit Schedule and Material Construction Contracts for the Four Seasons Macao Overall Project, as well as the Project Budget and Project Schedule for the Four Seasons Macao Overall Project and an updated Projected Sources and Uses Schedule required under Sections 3.2.7, 3.2.8 and 3.2.9 below, all of which shall comply with the requirements of this Agreement and shall be in form and substance reasonably satisfactory to the Disbursement Agent, the Bank Agent and the Construction Consultant.
          3.2.4 Consultants’ Initial Standard Advance Certificates. Delivery to each of the Bank Agent and the Disbursement Agent of (a) the Construction Consultant’s Initial Standard Advance Certificate relating to the Four Seasons Macao Overall Project in the form of Exhibit B-2, together with an updated report as required by such Exhibit; (b) the Insurance Advisor’s Initial Standard Advance Certificate relating to the Four Seasons Macao Overall Project in the form of Exhibit B-3, together with an updated report as required by such Exhibit; and (c) a certificate signed by the Company’s insurance broker relating to the Four Seasons Macao Overall Project in the form of Exhibit B-4, together with all attachments thereto.
          3.2.5 Acknowledgment and Consents.
               (a) Delivery to each of the Collateral Agent, the Disbursement Agent and the Bank Agent of Consents in respect of the Four Seasons Macao Overall Project from the Construction Manager, each Contractor party to a Material Contract and each other Person party to a Material Contract to the extent required by Section 6.8 of the Credit Agreement and a Land Concession Consent from Macau SAR, each of which consents shall be on terms reasonably satisfactory to the Bank Agent.
               (b) Delivery to each of the Collateral Agent, the Disbursement Agent and the Bank Agent of an additional consent from Macau SAR consenting to the liens granted on the Four Seasons Macao Overall Project and the Power of Attorney with respect thereto (if not covered by the Gaming Concession Consent) on terms reasonably satisfactory to the Bank Agent.

               (c) Delivery to each of the Disbursement Agent and the Bank Agent of evidence reasonably satisfactory to each of them (in consultation with the Construction Consultant) that (i) Macau SAR has provisionally authorized and categorized the Four Seasons Macao Casino Project as an area in which operation of casino games of chance or other forms of gaming may be carried out in accordance with Article 9 of the Gaming Sub-Concession Contract, and (ii) the provisional registration in VML’s name of the “air parcel” and “horizontal property” comprised in the Four Seasons Macao Casino Project.
          3.2.6 Collateral.
               (a) The Company and each other Loan Party with an interest in the Four Seasons Macao Overall Project or the Site for such Project: (i) shall have executed (1) a Mortgage covering its interests in such Project and Site (including, without limitation, a Mortgage covering the interest of VML in the “air parcel” and “horizontal property” comprised in such Project and Site), (2) a Land Security Assignment granting the Collateral Agent a first priority security interest over its interest in the Land Concession Contract relating to such Project, (3) a Power of Attorney in respect of such Land Concession Contract and Site (including, without limitation, a supplemental Power of Attorney executed by VML in respect of the Mortgage covering its interest in the “air parcel” and “horizontal property” comprised in such Project and Site), and (4) all other Collateral Documents reasonably requested by the Bank Agent or necessary to grant the Secured Parties a perfected, first priority security interest on all assets of the Company and the Loan Parties (including, without limitation, all contractual arrangements entered into by the Company or any Loan Party ) relating to such Project, other than Excluded Collateral, and subject to the rights and priorities of Permitted Liens as may be permitted under the Credit Agreement and unless perfection of such security interest is not required under Section 4.11(a), (b) and (c) of the Security Agreement or the applicable Macau Security Document (in each case, in form and substance reasonably satisfactory to the Disbursement Agent and the Bank Agent (in consultation with the Construction Consultant)); (ii) shall have delivered to each Consent counterparty a notice of the security interest being granted in the applicable Material Contract (provided that such notice shall not be required if such notice is contained in such Consent and the terms of such Consent are sufficient under Macau law to perfect such security interest without any additional notice to the Consent counterparty); and (iii) shall have delivered favorable opinions of counsel in form and substance reasonably acceptable to the Bank Agent substantially similar to the opinions delivered on the Closing Date pursuant to Section 4.1K of the Credit Agreement in respect of the Company and such other Loan Parties, such Project and the Collateral Documents.
               (b) All of the Collateral Documents (including those relating to the Four Seasons Macao Overall Project) shall be in full force and effect and all actions necessary or desirable (including all filings) for the Collateral Agent to create and, to the extent relevant under the law governing such Collateral Documents, perfect the security interests granted therein as valid security interests over the Collateral thereunder having the priority contemplated therefor by this Agreement and the Collateral Documents shall have been completed. All property, rights and assets required for the Four Seasons Macao Overall Project and each other Active Project shall be free and clear of all liens and encumbrances except for Permitted Liens.

               (c) The Lenders shall have a perfected, first priority security interest in all Collateral subject to Permitted Liens (including the related casino mortgages, other mortgages and concessions) associated with such Four Seasons Macao Overall Project (and the notices and consents necessary for the perfection of such security interests shall have been obtained in respect thereof on terms reasonably satisfactory to the Bank Agent unless perfection of such security interest is not required under Section 4.11(a), (b) and (c) of the Security Agreement or the applicable Macau Security Document).
          3.2.7 Project Budget. Delivery to each of the Disbursement Agent, the Bank Agent and the Construction Consultant of the Project Budget for the Four Seasons Macao Overall Project for all anticipated Projects Costs related to such Project (including, without limitation, Projects Costs incurred prior to, as well as after, the Initial Standard Advance Date for such Project, Pre-Opening Expenses and Debt Service), which includes a drawdown schedule for Advances necessary to achieve Final Completion of such Project, broken down by Line Item Category and showing the Required Minimum Contingency (which budget and drawdown schedule shall be consistent with the Projected Sources and Uses Schedule then in effect). The Project Budget for the Four Seasons Macao Overall Project shall be reasonably satisfactory to the Bank Agent and to the Construction Consultant (as and to the extent certified to in the Construction Consultant’s Initial Standard Advance Date Certificate for such Project).
          3.2.8 Project Schedule. Delivery to the Disbursement Agent, the Bank Agent and the Construction Consultant of the Project Schedule for the Four Seasons Macao Overall Project (including the Construction Component of such Project and such Project as a whole), which sets forth the Anticipated Completion Date and the Outside Completion Deadline for such Project and demonstrates that the Completion Date for such Project will occur on or before the Anticipated Completion Date, and which is otherwise reasonably satisfactory to the Bank Agent and to the Construction Consultant (as and to the extent certified to in the Construction Consultant’s Initial Standard Advance Date Certificate for such Project).
          3.2.9 Projected Sources and Uses Schedule. Delivery to each of the Disbursement Agent, the Bank Agent and the Construction Consultant of an updated Projected Sources and Uses Schedule including the Anticipated Monthly Project Costs then anticipated to be incurred by the Loan Parties for each Active Project (including the Four Seasons Macao Overall Project) in each calendar month through and including the anticipated Last Project Final Completion Date, which Projected Sources and Uses Schedule shall be reasonably satisfactory to the Bank Agent and the Construction Consultant (as and to the extent certified to in the Construction Consultant’s Initial Standard Advance Date Certificate).
          3.2.10 Availability of Services, Materials and Utilities. The Construction Consultant shall have become satisfied, as certified to in the Construction Consultant’s Initial Standard Advance Certificate, that arrangements, which are reflected accurately in the Project Budget for the Four Seasons Macao Overall Project, shall have been or are reasonably expected to be made under the Project Documents relating to the Four Seasons Macao Overall Project or otherwise on commercially reasonable terms for the provision of all services, materials and utilities necessary for the construction, operation and maintenance of the Four Seasons Macao Overall Project as contemplated by the Operative Documents and the Final Plans and Specifications for such Project.

          3.2.11 Plans and Specifications. The Disbursement Agent, the Bank Agent and the Construction Consultant shall have received copies of, and the Disbursement Agent and the Bank Agent (in consultation with the Construction Consultant) shall be reasonably satisfied with all Plans and Specifications for the Four Seasons Macao Overall Project (and shall have received evidence reasonably satisfactory to them that Macau SAR has approved Plans and Specifications to the extent such approval is required at that time under applicable Legal Requirements).
          3.2.12 Surveys. The Company shall have delivered to the Disbursement Agent and the Bank Agent a survey of the Site for the Four Seasons Macao Overall Project from the Cadastre and Cartography Bureau or copies of the description of such Site attached to the applicable Land Concession Contract reasonably satisfactory in form and substance to the Bank Agent.
          3.2.13 Releases. The Company shall have delivered or caused to be delivered to the Construction Consultant and the Bank Agent:
               (a) Unconditional Releases. Duly executed acknowledgments of payments and unconditional releases in the form of Exhibit N-1 or otherwise in form and substance reasonably satisfactory to the Bank Agent from the Lien Release Parties performing work and/or providing services (other than engineering, design, advisory or consulting) and/or providing and/or installing materials (other than Eligible FF&E), for all work, services and materials done, performed or furnished for the construction of the Four Seasons Macao Overall Project through the calendar month ending immediately prior to the Initial Standard Advance Date except for such work, services and materials the payment for which is being disputed in good faith, by appropriate means and with appropriate reserves through an allocation in the Anticipated Cost Reports for such Project which in the aggregate with all other amounts so reserved for all Active Projects shall not exceed $100,000,000; provided, however, that (i) for purposes of determining whether such $100,000,000 limit has been exceeded, contested amounts relating to any Construction Contract that have been terminated in accordance with Section 7.1.6(a) of this Agreement shall not be counted; and (ii) the Company shall not be required to provide such acknowledgements of payments and unconditional releases from any Lien Release Party with a value or contract price of less than $500,000 (subject to an aggregate limit of $100,000,000 for all Active Projects, after which acknowledgements and releases shall be provided from each Lien Release Party regardless of the value or contract price of the work, services or materials being performed or provided by such Person); and
               (b) Conditional Releases. Duly executed acknowledgments of payments and releases in the form of Exhibit N-2 or otherwise in form and substance reasonably satisfactory to the Bank Agent from the Lien Release Parties performing work and/or providing services (other than engineering, design, advisory or consulting) and/or providing and/or installing materials (other than Eligible FF&E), for all work, services and materials done, performed or furnished for the construction of the Four Seasons Macao Overall Project from the calendar month ending immediately prior to the Initial Standard Advance Date through the Initial Standard Advance Date for such Project, conditioned upon receiving payment from the proceeds of the requested Advance, except for work, services or materials the payment for which is being disputed in good faith, by appropriate means and with appropriate reserves through an allocation in the Anticipated Cost Reports for such Project which in the aggregate with all other amounts so reserved for all Active Projects shall not exceed $100,000,000; provided, however, that (i) for purposes of determining whether such $100,000,000 limit has been exceeded, contested amounts relating to any Construction Contract that have been terminated in accordance with Section 7.1.6(a) of this Agreement shall not be counted; and (ii) the Company shall not be required to provide such acknowledgements of payments and conditional releases from any Lien Release Party with a value or contract price of less than $500,000 (subject to an aggregate limit of $100,000,000 for all Active Projects, after which acknowledgements and releases shall be provided from the Construction Manager and each Lien Release Party regardless of the value or contract price of the work, services or materials being performed or provided by such Person).
          3.2.14 Operation, Maintenance and Management Agreement. The Bank Agent and the Disbursement Agent shall have received and be reasonably satisfied with the terms of the Four Seasons Macao Operation, Maintenance and Management Agreement (and the related non-disturbance agreement from the hotel management company party thereto) and that such agreement is in full force and effect with no material defaults thereunder.
          3.2.15 Insurance and Environmental Reports. The Bank Agent and the Disbursement Agent shall have received and be reasonably satisfied with the due diligence reports relating to environmental matters (to the extent required by the Equator Principles or the applicable Environmental Mitigation Plan prepared in connection with the Environmental Assessment) and insurance and certificates similar to those delivered with respect to the Venetian Macao Overall Project under Sections 4.1U and 4.1Z of the Credit Agreement but instead covering the Four Seasons Macao Overall Project.
          3.2.16 Initial Standard Advance Date for Primary Projects. The conditions precedent set forth in Section 3.1 shall have been satisfied or waived and the Advance thereunder shall have occurred.
     3.3 Conditions Precedent to the Initial Standard Advance Date for Secondary Projects. Subject to Sections 3.5, 3.6, 3.7 and 3.8, the obligation of each Lender and the Disbursement Agent to make the initial Advance hereunder and under the Credit Agreement for any Secondary Project is subject to the prior satisfaction of each of the conditions precedent hereinafter set forth in this Section 3.3 in form and substance reasonably satisfactory to the Bank Agent in its reasonable discretion (unless otherwise waived by the Bank Agent (in its sole discretion acting pursuant to the Credit Agreement)).
          3.3.1 Material Contracts. Delivery to each of the Bank Agent, the Disbursement Agent and the Construction Consultant of (a) true and correct copies of each Material Contract relating to such Secondary Project then in effect as of such Initial Standard Advance Date and any supplements or amendments thereto (including, without limitation, any reciprocal easement agreements or other similar agreements that are Material Contracts; ground or other leases that are Material Contracts; Land Concession Contracts; Material Construction Agreements; any operation and maintenance agreements that are Material Contracts and material Permits (or amendments to existing Permits)), in each case, to the extent not previously delivered by the Company on the Closing Date under Section 4.1 of the Credit Agreement, all of which shall be in form and substance reasonably satisfactory to each of the Bank Agent and the Disbursement Agent (in consultation with the Construction Consultant) and shall, in the case of Material Construction Contracts, include any risk mitigants reasonably required by the Bank Agent (which may include delay liquidated damages specified pricing, insurance requirements and surety bonding), shall have been duly authorized, executed and delivered by the parties thereto, and each such Material Contract shall be certified by an Authorized Representative of the Company as of such Initial Standard Advance Date as being true, complete and correct and in full force and effect (except as set forth in Section 3.3.5(b)), and shall have been duly filed, recorded, stamped and/or registered as necessary, (b) evidence reasonably satisfactory to each of the Bank Agent and the Disbursement Agent that (i) each such Material Contract is in full force and effect (except as set forth in Section 3.3.5(b)), (ii) no breach or default has occurred by the Company or any Loan Party under, and no breach or default has occurred by the Macau SAR of any material obligation under, the Gaming Concession Contract, the Gaming Concession Consent, any Land Concession Contracts relating to such Secondary Project or any Land Concession Consent relating to such Secondary Project, and (iii) no breach of default has occurred by the Company or any Loan Party, or, to the Company’s knowledge, by any other party thereto, under any other Material Contracts relating to such Secondary Project in each case under this clause (iii) unless the same could not reasonably be expected to have a Material Adverse Effect, and (c) copies of all payment and/or performance bonds relating to such Secondary Project required under Section 5.17 or otherwise delivered to the Company and/or Construction Manager pursuant to any Construction Contracts or Subcontracts.
          3.3.2 Bid Contracts.
               (a) The Company shall have executed lump sum, fixed price or guaranteed maximum price Construction Contracts or Trade Contracts in respect of at least eighty percent (80%) of the total costs reflected in the Project Budget for such Secondary Project for the “Construction Costs” Line Item Category; and if there will be a Construction Manager for such Secondary Project, the Company shall have executed the Construction Management Agreement relating to such Secondary Project, and copies of all such Construction Management Agreement, Construction Contracts and Trade Contracts shall have been delivered to the Construction Consultant. The Company shall have certified in the Company’s Initial Standard Advance Certificate that such Construction Management Agreement, Construction Contracts and Trade Contracts satisfy the requirements of this Section 3.3.2 and are consistent with the Project Budget, the Project Schedule and the Plans and Specifications for such Project.
          3.3.3 Initial Advance Request and Certificate. The Company shall have delivered to the Disbursement Agent, the Bank Agent and the Construction Consultant an Initial Standard Advance Certificate in the form of Exhibit B-1 signed by an Authorized Representative of the Company and an initial Advance Request, Borrowing Notice and (if applicable) Issuance Notice for the requested Advance in accordance with Section 2.4.1(a) with all attachments, exhibits and certificates required by Section 2.4.1(a) (including the other Certifying Consultants’ certificates in the form of Exhibits C-3 through C-4 and a commercial certificate issued by the Companies’ Register Bureau showing no proceedings against VML, Cotai Subsidiary or any other Loan Party formed in or registered as a foreign company in Macau SAR (excluding any Immaterial Subsidiary)). Such initial Advance Request (and corresponding Borrowing Notice) shall request an Advance in an amount sufficient to pay all undisputed amounts due and payable for work performed on such Secondary Project through the last day of the period covered by such initial Advance Request. The Company’s Initial Standard Advance Certificate shall also include the Summary Anticipated Cost Report, the Anticipated Cost Report, the Safe Harbor Scope Changes, Permit Schedule and the Material Construction Contracts Schedule for such Secondary Project, as well as the Project Budget and the Project Schedule for such Secondary Project and the updated Projected Sources and Uses Schedule required under Sections 3.3.8, 3.3.9 and 3.3.10 below, all of which shall be comply with the requirements of this Agreement and shall be in form and substance reasonably satisfactory to the Disbursement Agent, the Bank Agent and the Construction Consultant.
          3.3.4 Consultants’ Initial Standard Advance Certificates. Delivery to each of the Bank Agent and the Disbursement Agent of (a) the Construction Consultant’s Initial Standard Advance Certificate relating to such Secondary Project in the form of Exhibit B-2, together with an updated report as required by such Exhibit (which report shall be in a form reasonably satisfactory to the Bank Agent and the Disbursement Agent); (b) the Insurance Advisor’s Initial Standard Advance Certificate relating to such Secondary Project in the form of Exhibit B-3, together with an updated report as required by such Exhibit; and (c) a certificate signed by the Company’s insurance broker relating to such Secondary Project in the form of Exhibit B-4, together with all attachments thereto.
          3.3.5 Sites; Mortgage.
               (a) Solely with respect to any Casino Operation Project, the developer developing the Site on the Cotai Strip on which such Casino Operation Project will be built has entered into (or has assumed) a land concession contract for such Site for a term of at least fifteen (15) years, and otherwise in form and substance reasonably satisfactory to the Bank Agent and the Disbursement Agent.
               (b) Solely with respect to any Casino Operation Project, the Bank Agent and the Disbursement Agent shall have received and be reasonably satisfied with evidence that such land concession contract is registered (such contract shall be permitted to be “provisional” as required by applicable law) with the Macau Land and Building Registration Department and has been published in the Official Bulletin and the developer of the applicable Other Resort Project shall have assumed all obligations thereunder and shall have reimbursed the Loan Parties for any payments previously made related to such land concession contract (including all any amounts paid or liabilities incurred by the Loan Parties in respect of development costs associated with the Site covered by such land concession contract); provided that the Company shall not be required to be reimbursed for Permitting fees, attorneys’ fees and expenses, architects’ fees and expenses and other similar fees and expenses in an aggregate amount of less than $5,000,000 for such Site;
               (c) Solely with respect to any Casino Operation Project, the Disbursement Agent and the Bank Agent (in consultation with the Construction Consultant) shall be reasonably satisfied: (i) with the terms of the material ownership, easements, reciprocal easement, operating, common area and other agreements between any Loan Party and any developer and/or operator of an Other Resort Project in respect of VML’s gaming area, the associated “casino and showroom and/or retail shell” or any Loan Party’s other assets in respect of such Casino Operation Project (including any related transfer of real property interests to or from such developer), (ii) that no Loan Party will have any obligations related to the land concession contract for such Other Resort Project (except for VML’s share of the rent and other amounts payable thereunder associated with the related Casino Operation Project as set forth in clause (iii)), (iii) that the “casino and showroom and/or retail shell” and related infrastructure have been transferred to VML or will be transferred simultaneously with the requested Advance (and the Bank Agent shall be reasonably satisfied with the associated “rent” and any other payment obligations in respect thereof), (iv) that the Collateral shall include the “air parcel” and “horizontal property” associated with such Casino Operation Project, the “casino and showroom and/or retail shell”, all assets to be located therein (other than the FF&E Component) and all contractual arrangements between the developer and/or operator of such Other Resort Project and any Loan Party (together with the consent of Macau SAR if required or such developer if reasonably requested by the Bank Agent), and (v) with risk of potential loss of, and the impact of loss of, the applicable land concession contract. The Bank Agent shall have received the related condominium contracts and other agreements for such Casino Operation Project and shall be reasonably satisfied with the terms thereof (including reciprocal easement agreements, restrictions on building further casinos or gaming areas on the site of such Other Resort Project, and permission and consent from the developer and operator of such Other Resort Project for the Lenders to take and enforce their liens/mortgages on such contracts and property) and that such terms will survive termination of such developer’s land concession contract and will be binding on future parties who develop the site of such Other Resort Project; and
               (d) Solely with respect to any Casino Operation Project, the Mortgage is (or will be when recorded) a valid, first priority Lien on the “air parcel” and “horizontal property” in which such Casino Operation Project is located, free and clear of all liens, encumbrances and exceptions to title whatsoever other than Permitted Liens.
               (e) Solely with respect to any Cotai Strip Investment Project, the Loan Party developing the Site on the Cotai Strip on which such Cotai Strip Investment Project will be built has entered into (or has assumed) a Land Concession Contract for such Site for a term of at least fifteen (15) years, and otherwise in form and substance reasonably satisfactory to the Bank Agent and the Disbursement Agent.
               (f) Solely with respect to any Cotai Strip Investment Project, the Bank Agent and the Disbursement Agent shall have received and be reasonably satisfied with evidence that such Land Concession Contract is registered (such contract shall be permitted to be “provisional” as required by applicable law until 180 days after the Completion Date of such Project) (as extended under the proviso to Section 5.19) with the Macau Land and Building Registration Department and has been published in the Official Bulletin;
               (g) Solely with respect to any Cotai Strip Investment Project, the Mortgage is (or will be when recorded) a valid, first priority Lien on the Site for such Cotai Strip Investment Project, free and clear of all liens, encumbrances and exceptions to title whatsoever other than Permitted Liens.
          3.3.6 Acknowledgment and Consents.

               (a) Delivery to each of the Collateral Agent, the Disbursement Agent and the Bank Agent of (i) Consents in respect of such Secondary Project from the Construction Manager, each Contractor party to a Material Contract and each other Person party to a Material Contract to the extent required by Section 6.8 of the Credit Agreement, in each case, on terms reasonably satisfactory to the Bank Agent; and (ii) the Land Concession Consent in respect of such Secondary Project (other than the Cotai Strip Infrastructure Project and any Casino Operation Project) from Macau SAR on terms reasonably satisfactory to the Bank Agent.
               (b) Solely with respect to any Casino Operation Project, the Disbursement Agent and the Bank Agent (in consultation with the Construction Consultant) shall have received and be reasonably satisfied with the legal arrangements under which VML will own and operate such Casino Operation Project and with the terms and legal arrangements associated with any transfer of the real property rights in respect of the Property with respect to such Secondary Project to any developer of an Other Resort Project including (i) the full release of any further obligations of any Loan Party pursuant to or under such Casino Operation Land Concession Contract (except for customary representations and indemnities), and (ii) a sale price payable by such developer in cash, simultaneously with such transfer, in an amount at least equal to all amounts previously expended by any Loan Party with regard to such Casino Operation Land Concession Contract and all costs previously expended by any Loan Party with respect to the development of the associated real property, other than Permitting fees, attorneys’ fees and expenses, architects’ fees and expenses and other similar fees and expenses in an aggregate amount of less than $5,000,000.
               (c) Solely with respect to any Casino Operation Project or Cotai Strip Investment Project, delivery to each of the Disbursement Agent and the Bank Agent of evidence reasonably satisfactory to each of them of (i) Macau SAR has provisionally authorized and categorized such Secondary Project as an area in which operation of casino games of chance or other forms of gaming may be carried out in accordance with Article 9 of the Gaming Sub-Concession Contract, and (ii) the provisional registration in VML’s name of the “air parcel” and “horizontal property” comprised in such Casino Operation Project (and if such Casino Operation Project is associated with a Site in which any Loan Party has taken interim title of the associated land concession contract, such provisional registration has occurred prior to transferring the applicable land concession to the developer of the Other Resort Project) together with a release of such “air parcel” and “horizontal property” from any mortgage or other encumbrance (other than Permitted Liens) imposed, permitted or suffered to exist by the developer or owner of the property where such Casino Operation Project is located or, in the case of the Cotai Strip Investment Project, the provisional registration in the applicable Loan Party’s name of the Site of such Cotai Strip Investment Project.
               (d) If required, delivery to each of the Collateral Agent, the Disbursement Agent and the Bank Agent of an additional consent from Macau SAR consenting to the Liens granted on such Secondary Project and the Power of Attorney with respect thereto (other than the Cotai Strip Infrastructure Project) (if not covered by the Gaming Concession Consent), on terms reasonably satisfactory to the Bank Agent.

          3.3.7 Collateral.
               (a) The Company and each other Loan Party with an interest in such Secondary Project or the Site for such Secondary Project: (i) shall have executed (1) a Mortgage covering its interests in such Secondary Project and Site (or, in the case of a Casino Operation Project, the “air parcel” and “horizontal property” comprised in such Casino Operation Project) (other than the Cotai Strip Infrastructure Project), (2) a Land Security Assignment granting the Collateral Agent a first priority security interest over its interest in the Land Concession Contract relating to such Secondary Project (other than any Casino Operation Project and the Cotai Strip Infrastructure Project), (3) a Power of Attorney in respect of such Land Concession Contract and Site relating to such Secondary Project (other than the Cotai Strip Infrastructure Project) and (4) all other Collateral Documents reasonably requested by the Bank Agent or necessary to grant the Secured Parties a perfected, first priority security interest on all assets of the Company and the Loan Parties (including, without limitation, all contractual arrangements entered into by the Company or any Loan Party) relating to such Secondary Project, other than Excluded Collateral and subject to the rights and priorities of Permitted Liens as may be permitted under the Credit Agreement and unless perfection of such security interest is not required under Section 4.11(a), (b) and (c) of the Security Agreement or the applicable Macau Security Document (in each case, in form and substance reasonably satisfactory to the Disbursement Agent and the Bank Agent (in consultation with the Construction Consultant)); (ii) shall have delivered to each Consent counterparty a notice of the security interest being granted in the applicable Material Contract (provided that such notice shall not be required if such notice is contained in such Consent and the terms of such Consent are sufficient under Macau law to perfect such security interest without any additional notice to the Consent counterparty) (such documents, consents and notices described in clauses (i) and (ii) above, together with the consents required under Section 3.3.6, collectively, the “Secondary Project Collateral Documents”); and (iii) shall have delivered favorable opinions of counsel in form and substance reasonably acceptable to the Bank Agent substantially similar to the opinions delivered on the Closing Date pursuant to Section 4.1K of the Credit Agreement in respect of the Company and such other Loan Parties, such Secondary Project and the Collateral Documents.
               (b) All of the Collateral Documents (including the Secondary Project Collateral Documents) shall be in full force and effect and all actions necessary or desirable (including all filings) for the Collateral Agent to create and, to the extent relevant under the law governing such Collateral Documents, perfect the security interests granted therein as valid security interests over the Collateral thereunder having the priority contemplated therefor by this Agreement and the Collateral Documents shall have been completed or will be completed simultaneously with the requested Advance. All property, rights and assets required for such Secondary Project shall be free and clear of all liens and encumbrances except for Permitted Liens.
               (c) The Lenders shall have a perfected, first priority security interest in all Collateral (subject to Permitted Liens) associated with such Secondary Project (and the notices and consents necessary for the perfection of such security interests shall have been obtained in respect thereof on terms reasonably satisfactory to the Bank Agent unless perfection of such security interest is not required under Section 4.11(a), (b) and (c) of the Security Agreement or the applicable Macau Security Document).

          3.3.8 Project Budget. Delivery to each of the Disbursement Agent, the Bank Agent and the Construction Consultant of the Project Budget for such Secondary Project for all anticipated Project Costs related to such Project (including, without limitation, Project Costs incurred prior to, as well as after, the Initial Standard Advance Date for such Project, Pre-Opening Expenses and Debt Service), which includes a drawdown schedule for Advances necessary to achieve Final Completion of such Project, broken down by Line Item Category and showing the Required Minimum Contingency (such budget and drawdown schedule shall be consistent with the Projected Sources and Uses Schedule then in effect). The Project Budget for such Secondary Project shall be reasonably satisfactory to the Bank Agent and the Construction Consultant (as and to the extent certified to in the Construction Consultant’s Initial Standard Advance Date Certificate for such Project).
          3.3.9 Project Schedule. Delivery to the Disbursement Agent, the Bank Agent and the Construction Consultant of the Project Schedule for such Secondary Project (including the Construction Component of such Project and such Project as a whole), which sets forth the Anticipated Completion Date and the Outside Completion Deadline for such Project and demonstrates that the Completion Date for such Project will occur on or before the Anticipated Completion Date, and which is otherwise reasonably satisfactory to the Bank Agent and to the Construction Consultant (as and to the extent certified to in the Construction Consultant’s Initial Standard Advance Date Certificate for such Project).
          3.3.10 Projected Sources and Uses Schedule. Delivery to each of the Disbursement Agent, the Bank Agent and the Construction Consultant of an updated Projected Sources and Uses Schedule including the Anticipated Monthly Project Costs then anticipated to be incurred by the Loan Parties for each Active Project (including such Secondary Project) in each calendar month through and including the then anticipated Final Completion Date for such Secondary Project, which Projected Sources and Uses Schedule shall be reasonably satisfactory to the Bank Agent and the Construction Consultant (as and to the extent certified to in the Construction Consultant’s Initial Standard Advance Date Certificate).
          3.3.11 Availability of Services, Materials and Utilities. The Construction Consultant shall have become satisfied, as certified to in the Construction Consultant’s Initial Standard Advance Certificate, that arrangements, which are reflected accurately in the Project Budgets for such Secondary Project, shall have been or are reasonably expected to be made under the Project Documents relating to such Secondary Project or otherwise on commercially reasonable terms for the provision of all services, materials and utilities necessary for the construction, operation and maintenance of such Secondary Project as contemplated by the Operative Documents and the Final Plans and Specifications for such Secondary Project.
          3.3.12 Plans and Specifications. The Disbursement Agent, the Bank Agent and the Construction Consultant shall have received copies of, and the Disbursement Agent and the Bank Agent (in consultation with the Construction Consultant) shall be reasonably satisfied with all Plans and Specifications for such Secondary Project (and shall have received evidence reasonably satisfactory to them that Macau SAR has approved Plans and Specifications to the extent such approval is required at that time under applicable Legal Requirements).

          3.3.13 Survey. With respect to any Casino Operation Project or Cotai Strip Investment Project, the Company shall have delivered to the Disbursement Agent and the Bank Agent a survey of the Site for such Secondary Project from the Cadastre and Cartography Bureau or copies of the description of such Site attached to the applicable Land Concession Contract reasonably satisfactory in form and substance to the Bank Agent.
          3.3.14 Releases. The Company shall have delivered or caused to be delivered to the Construction Consultant and the Bank Agent:
               (a) Unconditional Releases. Duly executed acknowledgments of payments and unconditional releases in the form of Exhibit N-1 or otherwise in form and substance reasonably satisfactory to the Bank Agent from the Lien Release Parties performing work and/or providing services (other than engineering, design, advisory or consulting) and/or providing and/or installing materials (other than Eligible FF&E), for all work, services and materials done, performed or furnished for the construction of such Secondary Project through the calendar month ending immediately prior to the Initial Standard Advance Date for such Secondary Project except for such work, services and materials the payment for which is being disputed in good faith, by appropriate means and with appropriate reserves through an allocation in the Anticipated Cost Report for such Secondary Project which in the aggregate with all other amounts so reserved for all Active Projects shall not exceed $100,000,000; provided, however, that (i) for purposes of determining whether such $100,000,000 limit has been exceeded, contested amounts relating to any Construction Contract that have been terminated in accordance with Section 7.1.6(a) of this Agreement shall not be counted; and (ii) the Company shall not be required to provide such acknowledgements of payments and unconditional releases from any Lien Release Party with a value or contract price of less than $500,000 (subject to an aggregate limit of $100,000,000 for all Active Projects, after which acknowledgements and releases shall be provided from the Construction Manager and each Lien Release Party regardless of the value or contract price of the work, services or materials being performed or provided by such Person); and
               (b) Conditional Releases. Duly executed acknowledgments of payments and releases in the form of Exhibit N-2 or otherwise in form and substance reasonably satisfactory to the Bank Agent from the Lien Release Parties performing work and/or providing services (other than engineering, design, advisory or consulting) and/or providing and/or installing materials (other than Eligible FF&E), for all work, services and materials done, performed or furnished for the construction of such Secondary Project from the calendar month ending immediately prior to the Initial Standard Advance Date through the Initial Standard Advance Date for such Project, conditioned upon receiving payment from the proceeds of the requested Advance, except for work, services or materials the payment for which is being disputed in good faith, by appropriate means and with appropriate reserves through an allocation in the Anticipated Cost Report for such Secondary Project which in the aggregate with all other amounts so reserved for all Active Projects shall not exceed $100,000,000; provided, however, that (i) for purposes of determining whether such $100,000,000 limit has been exceeded, contested amounts relating to any Construction Contract that have been terminated in accordance with Section 7.1.6(a) of this Agreement shall not be counted; and (ii) the Company shall not be required to provide such acknowledgements of payments and conditional releases from any Lien Release Party with a value or contract price of less than $500,000 (subject to an aggregate limit of $100,000,000 for all Active Projects, after which acknowledgements and releases shall be provided from the Construction Manager and each Lien Release Party regardless of the value or contract price of the work, services or materials being performed or provided by such Person).
          3.3.15 Land, Public Construction and Transportation Bureau. With respect to such Secondary Project, evidence that the Land, Public Construction and Transportation Bureau has approved such Secondary Project.
          3.3.16 Insurance and Environmental Reports. With respect to any Casino Operation Project or Cotai Strip Investment Project, the Bank Agent and the Disbursement Agent shall have received and be reasonably satisfied with the due diligence reports relating to environmental matters (to the extent required by the Equator Principles or the applicable Environmental Mitigation Plan prepared in connection with the Environmental Assessment, but only covering that portion of the property owned or leased by a Loan Party) and insurance and certificates similar to those delivered with respect to the Venetian Macao Overall Project under Sections 4.1U and 4.1Z of the Credit Agreement but instead covering such Secondary Project (but only covering that portion of the property owned or leased by a Loan Party).
          3.3.17 Joinder Agreement. Solely with respect to any Cotai Strip Investment Project, delivery to each of the Disbursement Agent, the Bank Agent and the Construction Consultant of a joinder agreement in the from of Exhibit R to the Disbursement Agreement, executed by the Cotai Strip Excluded Subsidiary developing and operating such Project.
          3.3.18 Initial Standard Advance Date for Primary Projects. The conditions precedent set forth in Section 3.1 shall have been satisfied or waived and an Advance thereunder shall have occurred.
     3.4 Conditions Precedent to Each Advance. Subject to Sections 3.5, 3.6, 3.7 and 3.8, the obligations of the Lenders to make any Advance hereunder (including each of the initial Advances contemplated in Sections 3.1, 3.2 and 3.3) with respect to any Active Project are subject to the prior satisfaction of each of the following conditions precedent, or waiver of any such condition precedent in form and substance reasonably satisfactory to the Bank Agent in its reasonable discretion, with respect to each Active Project.
          3.4.1 Operative Documents. Each Operative Document shall be in full force and effect, without amendment since the respective date of its execution and delivery, and in a form which was approved by the Bank Agent (to the extent such approval was required) except (a) in the case of any Construction Contract, as permitted pursuant to Section 6.1 and Section 7.1.6, and (b) in the case of any other Operative Document, to the extent not prohibited under the Credit Agreement, or to the extent the Company has entered into a replacement Operative Document to the extent required by the Credit Agreement; and each certificate delivered by the Company with respect to any such document shall be true and correct in all material respects as certified by the Company in the relevant Advance Request.
          3.4.2 Representations and Warranties. Each representation and warranty of (a) the Company and the Loan Parties set forth in Article 4 hereof or in any of the other Operative Documents shall be true and correct in all material respects as if made on such date

(except that any representation and warranty that relates expressly to an earlier date shall be deemed made only as of such earlier date), and (b) to the Company’s knowledge, of each other party (other than the Company) to a Material Contract set forth in any of the Operative Documents, shall be true and correct in all material respects as if made on such date (except that any representation and warranty that relates expressly to an earlier date shall be deemed made only as of such earlier date) unless in the case of representations referred to in clause (b) the failure of any such representation and warranty to be true and correct could not reasonably be expected to have a Material Adverse Effect, in each case, as certified by the Company in the relevant Advance Request.
          3.4.3 Events of Default. No Event of Default or Potential Event of Default shall have occurred and be continuing, or could reasonably be expected to result from such Advance, as certified by the Company in the relevant Advance Request.
          3.4.4 In Balance Requirement. The Company shall be In Balance both immediately before and after giving effect to the requested Advance.
          3.4.5 Advance Request, Borrowing and Issuance Notice and Certificate. The Company shall have delivered to the Disbursement Agent, the Bank Agent and the Construction Consultant an Advance Request, Borrowing Notice and (if applicable) Issuance Notice for the requested Advance in accordance with Section 2.4.1(a) with all attachments, exhibits and certificates required by Section 2.4.1(a), (including the Certifying Consultants’ certificates in the form of Exhibits C-3 through C-4). Such Advance Request (and corresponding Borrowing Notice) shall request an Advance in an amount sufficient to pay all amounts due and payable for work performed on the Active Projects through the last day of the period covered by such Advance Request.
          3.4.6 Construction Consultant’s Certificate. The Company shall have delivered to the Disbursement Agent the Construction Consultant’s certificate with respect to the requested Advance as and when required by Section 2.4.1(c), in the form of Exhibit C-2, approving (subject to the proviso in Section 2.4.1(c)) the corresponding Advance Request.
          3.4.7 Releases. The Company shall have delivered or caused to be delivered to the Construction Consultant and the Bank Agent:
               (a) Unconditional Releases. Duly executed acknowledgments of payments and unconditional releases in the form of Exhibit N-1 or otherwise in form and substance reasonably satisfactory to the Bank Agent from the Lien Release Parties performing work and/or providing services (other than engineering, design, advisory or consulting) and/or providing and/or installing materials (other than Eligible FF&E), for all work, services and materials done, performed or furnished for the construction of each Active Project through the last day covered by the immediately preceding Advance Request, except for such work, services and materials the payment for which is being disputed in good faith, by appropriate means and with appropriate reserves through an allocation in the Anticipated Cost Reports which in the aggregate with all other amounts so reserved for all Active Projects shall not exceed $100,000,000; provided, however, that (i) for purposes of determining whether such $100,000,000 limit has been exceeded, contested amounts relating to any Construction Contract that have been terminated in accordance with Section 7.1.6(a) of this Agreement shall not be counted; and (ii) the Company shall not be required to provide such acknowledgements of payments and unconditional releases from any Lien Release Party with a value or contract price of less than $500,000 (subject to an aggregate limit of $100,000,000 for all Active Projects, after which acknowledgements and releases shall be provided from each Lien Release Party regardless of the value or contract price of the work, services or materials being performed or provided by such Person); and
               (b) Conditional Releases. Duly executed acknowledgments of payments and releases in the form of Exhibit N-2 or otherwise in form and substance reasonably satisfactory to the Bank Agent from the Lien Release Parties performing work and/or providing services (other than engineering, design, advisory or consulting) and/or providing and/or installing materials (other than Eligible FF&E), for all work, services and materials done, performed or furnished for the construction of each Active Project from the last day covered by the immediately preceding Advance Request through the last day covered by the current Advance Request, conditioned upon receiving payment from the proceeds of the requested Advance, except for work, services or materials the payment for which is being disputed in good faith, by appropriate means and with appropriate reserves through an allocation in the Anticipated Cost Reports which in the aggregate with all other amounts so reserved for all Active Projects shall not exceed $100,000,000; provided, however, that (i) for purposes of determining whether such $100,000,000 limit has been exceeded, contested amounts relating to any Construction Contract that have been terminated in accordance with Section 7.1.6(a) of this Agreement shall not be counted; and (ii) the Company shall not be required to provide such acknowledgements of payments and conditional releases from any Lien Release Party with a value or contract price of less than $500,000 (subject to an aggregate limit of $100,000,000 for all Active Projects, after which acknowledgements and releases shall be provided from each Lien Release Party regardless of the value or contract price of the work, services or materials being performed or provided by such Person);
          3.4.8 Permits. The Company shall have certified (and, as set forth in the Construction Consultant’s certificate related to the requested Advance, the Construction Consultant shall not have become aware of any inaccuracies in the Company’s certification) that:
               (a) The Gaming Concession Contract, the Gaming Concession Consent, the Land Concession Contracts for the Active Projects and the Land Concession Consents for the Active Projects are in full force and effect (except such Land Concession Contracts shall be permitted to be “provisional” as required by applicable law until 180 days after the Completion Date of each such Active Project (or in the case of the Four Seasons Overall Project and the Venetian Macao Overall Project, 180 days after the date both such Projects shall have achieved Completion) (in each case as extended under the proviso to Section 5.19)) and are not subject to current legal proceedings or to any unsatisfied conditions (that are required to be satisfied by such Advance Date) that could reasonably be expected to result in material modification or revocation, and all applicable appeal periods with respect thereto shall have expired without any action being taken by any applicable Governmental Authority. No breach or default has occurred by the Company or any Loan Party under, and no breach or default by the Macau SAR of any material obligation under, the Gaming Concession Contract, the Gaming

Concession Consent, any such Land Concession Contract or any such Land Concession Consent; and
               (b) All other material Permits described in Exhibit K for the Active Projects as required to have been obtained by the Company or any other Person by the date of such Advance shall have either (i) been received and shall be in full force and effect, and not subject to current legal proceedings or to any unsatisfied conditions (that are required to be satisfied by such Advance Date) that could reasonably be expected to result in material modification or revocation, and all applicable appeal periods with respect thereto shall have expired without any action being taken by any applicable Governmental Authority; or (ii) subject to the consent of the Bank Agent (such consent not to be unreasonably withheld), been received pending the expiration of any such applicable waiting period, and shall be reasonably expected to be obtained upon the termination of such waiting period; or (iii) no facts or circumstances exist which indicate that any of the Permits for each such Active Project described in Exhibit K as not yet required to be obtained will not be obtainable prior to the time that such Permit becomes required.
          3.4.9 Plans and Specifications. The Disbursement Agent and the Construction Consultant shall have received copies of all Plans and Specifications relating to the Active Projects which, as of the date of the requested Advance Date, constitute Final Plans and Specifications subject, until such time as all Plans and Specifications have been prepared and completed by the Regulatory Consultant, to (a) finalizing the Plans and Specifications in a manner consistent with the standards set forth in Exhibit P and (b) submission of the finalized Plans and Specifications to the proper Governmental Instrumentality for any required approval.
          3.4.10 Cash Management Accounts. With respect to an Advance Request which requests that funds be deposited in the Cash Management Accounts, the Company shall have substantiated to the Construction Consultant’s reasonable satisfaction (as set forth in the Construction Consultant’s certificate), in the manner contemplated by the Advance Request, that (a) the amounts previously drawn by the Company from the General Cash Management Account have been used to pay Project Costs for an Active Project in accordance with the Project Budget for such Project or to pay Project Costs of the types described in clause (b), (c) and (d) of the definition of “Project Costs;” and (b) the amounts previously drawn by the Company from the Non-Casino Cash Management Account have been used to pay Non-Casino Project Costs for an Active Project in accordance with the Project Budget for such Project or to pay Non-Casino Project Costs of the types described in clause (b), (c) and (d) of the definition of “Project Costs.” After giving effect to the requested Advance, the balances in the Cash Management Accounts will not exceed $65,000,000 in the aggregate.
          3.4.11 Proceeds. The Company shall be in compliance with Sections 5.1.1 and 5.1.2, and no demands for funds shall be outstanding under Section 5.5.
          3.4.12 Fees and Expenses. The Company shall have paid or arranged for payment out of the requested Advance of all fees, expenses and other charges then due and payable by it under this Agreement or under the other Loan Documents or under any agreements between the Company and any of the Independent Consultants.

          3.4.13 Insurance. Insurance complying in all material respects with the requirements of Section 6.4 of the Credit Agreement shall be in place and in full force and effect.
          3.4.14 Collateral. All of the Collateral Documents shall continue to be in full force and effect and all actions necessary or desirable (including all filings) in the reasonable opinion of the Collateral Agent and/or the Bank Agent party thereto for such Person to create and, to the extent relevant under the law governing such Collateral Document, perfect the security interests granted therein as a valid security interest over the Collateral thereunder having the priority contemplated therefor by this Agreement and the Collateral Documents shall have been completed unless perfection of such security interest is not required under Section 4.11(a), (b) and (c) of the Security Agreement or the applicable Macau Security Document. All property, rights and assets required for the Active Projects shall be free and clear of all encumbrances except for Permitted Liens.
          3.4.15 Litigation. No action, suit, proceeding or investigation of any kind shall have been instituted or, to the Company’s knowledge, shall be pending or threatened, including actions or proceedings of or before any Governmental Instrumentality, to which the Company, the Loan Parties, the Active Projects or, to the knowledge of the Company, Regulatory Consultant, or any other party (other than the Company) to a Material Contract, is a party or is subject, or by which any of them or any of their properties or the Active Projects are bound, that could reasonably be expected to have a Material Adverse Effect and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding if the same could reasonably be expected to have a Material Adverse Effect.
          3.4.16 No Restriction(a) . No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any of the Lenders from making the Advances to be made by it on the requested Advance Date; provided that this condition precedent shall be deemed to be satisfied if the Company is, and after giving effect to the requested Advance, will be In Balance without taking into account any portions of the unfunded Commitment of the Lender enjoined or restrained from making the Advance.
          3.4.17 Violation of Certain Regulations. The making of the requested Advance shall not violate any law including Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.
          3.4.18 Companies’ Register Bureau Certificate. The Company shall deliver to the Disbursement Agent a commercial certificate issued by the Companies’ Register Bureau showing no proceedings against VML, Cotai Subsidiary or any other Loan Party formed in or registered as a foreign company in Macau SAR (excluding any Immaterial Subsidiary).
          3.4.19 Macau Land and Building Registration Department Certificate. The Company shall deliver to the Disbursement Agent a certificate issued by the Macau Land and Building Registration Department showing (a) VML holds the Sands Macao Site under lease pursuant to the Sands Macao Land Concession Contract; (b) Cotai Subsidiary holds the Sites 1 and 2 and the Park Site under lease pursuant to the Venetian Macao Land Concession Contracts; (c) the developer of the Site (or the developer’s successor as lessee under the applicable land concession contract) for any Other Resort Project (associated with a Casino Operation Project that is an Active Project) holds the Site under lease pursuant to the applicable land concession contract; and (d) a Loan Party holds the Sites for any other Active Project under lease pursuant to the applicable Land Concession Contracts; and, in each case, and confirming no Liens (other than Permitted Liens) have been created with respect to the Sites for the Active Projects or such land concession contracts (or in the case of a Casino Operation Project, the “air parcel” and “horizontal space” comprised in such Casino Operation Project and any rights or interests of the Loan Parties in such land concession contracts).
          3.4.20 Credit Facilities. Any condition precedent to an Advance under the Credit Facilities that is not otherwise a condition precedent set forth in this Section 3.4 shall have been satisfied.
          3.4.21 Additional Documents. With respect to any Material Contracts for Active Projects entered into or obtained or transferred since the date of the most recent Advance, the Disbursement Agent shall have received (a) a Consent in the form of Schedule B to the Assignment of Rights or otherwise in form and substance reasonably satisfactory to the Bank Agent, and (b) the Disbursement Agent shall have received payment and performance bonds with respect to any Construction Contract (but only if required under Section 5.17), each in form and substance reasonably satisfactory to the Bank Agent (in consultation with the Construction Consultant).
     3.5 Conditions Precedent to Equity Advances Prior to the Loan Advance Threshold Date for any Project or During Any Permitted Company Equity Funding Period. Prior to the Loan Advance Threshold Date, and during any Permitted Company Equity Funding Period, the Company may, from time to time, obtain Advances from the Company Equity Account and the Supplemental Equity Contribution Account, and to the extent amounts are transferred from the Company Equity Account or the Supplemental Equity Contribution Account to the General Cash Management Account pursuant to this Section 3.5, from the General Cash Management Account, to pay Projects Costs with respect to any Active Project and Project Costs of the types described in clause (b), (c)(i) and (d) of the definition of “Project Costs”. Accordingly, with respect to each Advance to which this Section 3.5 applies, upon the request of the Company, the Disbursement Agent shall release the requested funds from the foregoing Accounts notwithstanding the fact that the conditions set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.6, 3.7, 3.8 and/or 3.9 (other than Sections 3.1.5(a), 3.1.5(c) (only with respect to the Sands Macao Land Concession Contract), 3.1.5(d) (only with respect to the Sands Macao Site), 3.4.3, 3.4.4, 3.4.5, 3.4.8(a) (other than with respect to the Venetian Macao Land Concession Contract) and 3.4.14) have not been satisfied. Notwithstanding any other items required to be set forth in an Advance Request, any Advance Request submitted by the Company with respect to Advances under this Section 3.5 needs only to include the date of the requested Advance from the Company Equity Account, the Supplemental Equity Contribution Account or the General Cash Management Account, as the case may be, the amount of such Advance, the payees and/or Accounts to which such Advance shall be paid and/or transferred and certifications to the effect that (i) such Advance shall be applied to pay Project Costs with respect to a particular Project (and, in the case of an Active Project, solely in accordance with the Project Budget for such Active Project); and (ii) the conditions required to be satisfied by this Section 3.5 have been satisfied. The Company acknowledges, however, that any inability on its or their part to satisfy the conditions set forth in Sections 3.1, 3.2, 3.3 and/or 3.4 shall not affect its and their obligation to satisfy all such conditions at such time that an Advance is requested from any Resort Component Funding Source in accordance with Sections 3.1, 3.2, 3.3 or 3.4.
     3.6 Conditions Precedent to Credit Facilities Advances Prior to Early Advance Cut-Off Date. Prior to the Early Advance Cut-off Date with respect to any Project, the Company may, from time to time, obtain Advances to pay Project Costs with respect to such Project, without satisfying the conditions set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.7 and 3.8 so long as:
               (a) If such Project is the Venetian Macao Overall Project or the Sands Macao Podium Expansion Project, such Project Costs are in accordance with the Project Budget for such Project;
               (b) If such Project is the Four Seasons Overall Project, such Advance shall only be used for payment of Projects Costs of the type described in clause (b) of the definition of “Project Costs;”
               (c) If such Project is any Secondary Project (other than the Cotai Strip Infrastructure Project), such Advance shall only be used for payment of Project Costs of the type described in clause (c)(i) of the definition of “Project Costs;” and
               (d) as of the requested Advance Date, the conditions set forth in Sections 3.1, 3.4.8(a) and 3.4.14 shall have been satisfied to the extent they relate to the Sands Macao Casino and the conditions set forth in Sections 3.4.3, 3.4.4, and 3.4.5 (subject to the next sentence) shall have been satisfied. Notwithstanding any other items required to be set forth in an Advance Request, any Advance Request submitted by the Company with respect to Advances under this Section 3.6 needs only to include the date of the requested Advance, the amount of such Advance, the payees and/or Accounts to which such Advance shall be paid and/or transferred and certifications to the effect that (i) such Advance shall be applied to pay Project Costs with respect to a particular Project (and, if such Advance relates to the Sands Macao Podium Expansion Project or the Venetian Macao Overall Project, that such Project Costs have been incurred in accordance with the applicable Project Budget); and (ii) the conditions required to be satisfied by this Section 3.6 have been satisfied. The Company acknowledges, however, that any inability on its or their part to satisfy the conditions set forth in Sections 3.1, 3.2, 3.3 and/or 3.4 shall not affect its and their obligation to satisfy all such conditions at such time that an Advance is requested from any Resort Component Funding Source in accordance with Section 3.1, 3.2, 3.3 or 3.4.
     3.7 Conditions Precedent to Advances for Cotai Strip Investment. Notwithstanding any other provision hereof, the conditions to Advances set forth in this Section 3.7 (and no other conditions precedent to Advances) apply to Advances with respect to the Cotai Strip Investment. Accordingly, with respect to each Advance to which this Section 3.7 applies, upon the request of the Company, the Disbursement Agent shall release the requested funds from the Resort Component Funding Sources in accordance with Sections 2.5.1, 2.5.2 and 2.5.3 and the only conditions to making the Cotai Strip Investment shall be that the Bank Agent and the Disbursement Agent shall have received a certification by the Company and be reasonably satisfied that (i) the Excluded Subsidiary receiving such investment is wholly-owned by VML (subject to mandatory minority shareholder requirements in accordance with applicable Macanese law and Usufruct Agreements reasonably approved by the Bank Agent and subject to the Permitted 10% Equity Sale referred to in Section 7.7(xiv) of the Credit Agreement), (ii) such Excluded Subsidiary is developing an Excluded Casino Hotel Resort, (iii) any casino to be operated on any such Site will be operated by VML as an Excluded Casino in accordance with the terms of the Credit Agreement and (iv) no Event of Default or Potential Event of Default shall have occurred and be continuing, or could reasonably be expected to result from such Advance, as certified by the Company.
     3.8 Conditions Precedent for Casino Operation Land Concession Contracts. The Company may, from time to time, obtain Advances to pay Project Costs payable to Macau SAR under one Casino Operation Land Concession Contract (the “Funded Casino Operation Land Concession Contract”) and, from and after the date (and for so long as) the Loan Parties have title to the Funded Casino Operation Land Concession Contract, Soft Costs related to developing the Property associated therewith, in each case as permitted under clause (c)(ii) of the definition of “Project Costs,” without satisfying the conditions set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7 and 3.8 so long as:
               (a) the Funded Casino Operation Land Concession Contract has been entered by the Loan Parties in accordance with the terms of Section 7.13D of the Credit Agreement;
               (b) the aggregate amount of all Advances made and all other payments made by the Loan Parties in respect of the Funded Casino Operation Land Concession Contract and for the related Soft Costs from and after the Closing Date shall not exceed the maximum amounts set forth in clause (c)(ii) of the definition of “Project Costs” (provided that if the applicable Loan Party sold, transferred or assigned the Funded Casino Operation Land Concession Contract to a developer and has been reimbursed all amounts and costs previously expended by any Loan Party with respect to the Funded Casino Operation Land Concession Contract and the development of the Property associated therewith as required by and subject to the exceptions set forth in Section 7.7(xiv) of the Credit Agreement and Section 3.3.5(b), then the Company may enter into one new Casino Operation Land Concession Contract consistent with the requirements of Section 7.13D of the Credit Agreement and may request Advances or otherwise draw on the General Cash Management Account with respect to such new Casino Operation Land Concession Contract in accordance with this Section 3.8 (subject to the maximum amount set forth in the proviso to clause (c)(ii) of the definition of “Project Costs”) and at such time such new Casino Operation Land Concession Contract shall become the “Funded Casino Operation Land Concession Contract” for the purposes of this Section 3.8);
               (c) (i) the Funded Casino Operation Land Concession Contract shall be in full force and effect, shall have a term of at least 15 years, and otherwise be in form and substance reasonably satisfactory to the Bank Agent and the Disbursement Agent; (ii) the Company shall have delivered to the Bank Agent and the Disbursement Agent an additional consent from the Macau SAR consenting to the Liens granted with respect to such Funded Casino Operation Land Concession Contract and the Property associated therewith and the Power of Attorney with respect thereto on terms reasonably satisfactory to the Bank Agent; and

(iii) the Bank Agent and the Disbursement Agent shall have received and be reasonably satisfied with evidence that the Funded Casino Operation Land Concession Contract is registered (such contract shall be permitted to be “provisional” as required by applicable law) with the Macau Land and Building Registration Department and has been published in the Official Bulletin;
               (d) as of the requested Advance Date, the Company and each other Loan Party with an interest in such Casino Operation Land Concession Contract: (i) shall have executed (1) a Mortgage covering its interests in the real property described in such Casino Operation Land Concession Contract, (2) a Land Security Assignment granting the Collateral Agent a first priority security interest over its interest in such Casino Operation Land Concession Contract (in each case, in form and substance reasonably satisfactory to the Disbursement Agent and the Bank Agent (in consultation with the Construction Consultant)), and (3) a Power of Attorney in respect of such Casino Operation Land Concession Contract; and (ii) shall have delivered favorable opinions of counsel in form and substance reasonably acceptable to the Bank Agent substantially similar to the opinions delivered on the Closing Date pursuant to Section 4.1K of the Credit Agreement in respect of the Company, the Funded Casino Operation Land Concession Contract and the Collateral Documents relating to such Funded Casino Operation Land Concession Contract;
               (e) as of the requested Advance Date, either (i) the Loan Advance Threshold Date has not occurred and the conditions set forth in Sections 3.1, 3.4.8(a) and 3.4.14 shall have been satisfied (or waived in accordance with this Agreement and the Loan Documents) to the extent they relate to the Sands Macao Casino; or (ii) the conditions set forth in Sections 3.1 and 3.4 shall have been satisfied (or waived in accordance with this Agreement and the Loan Documents) with respect to the Sands Macao Podium Expansion Project and the Venetian Macao Overall Project and the Initial Standard Advance Date for such Projects shall have occurred; and
               (f) as of the requested Advance Date, the conditions set forth in Sections 3.3.5(d), 3.3.7(c), 3.4.3, 3.4.4, 3.4.5 (subject to the next sentence), and Sections 3.4.7, 3.4.8, 3.4.14, 3.4.15, and 3.4.16 shall have been satisfied (or waived in accordance with this Agreement and the Loan Documents) to the extent they relate to the Funded Casino Operation Land Concession Contract, the associated real property and the requested Advance. Notwithstanding any other items required to be set forth in an Advance Request, any Advance Request submitted by the Company with respect to Advances under this Section 3.8 needs only to include the date of the requested Advance, the amount of such Advance and the allocation among the Resort Component Funding Sources, the payees and/or Accounts to which such Advance shall be paid and/or transferred and certifications to the effect that (i) such Advance shall be applied to pay Project Costs and Soft Costs permitted under this Section 3.8; and (ii) the applicable conditions required to be satisfied by this Section have been satisfied. The Company acknowledges, however, that any inability on its or their part to satisfy the conditions set forth in Sections 3.1, 3.2, 3.3 and/or 3.4 shall not affect its and their obligation to satisfy all such conditions at such time that an Advance is requested from any Resort Component Funding Source in accordance with Section 3.1, 3.2, 3.3 or 3.4.
     3.9 Conditions Precedent for Early Payment of Casino Shell. The Company may, from time to time, obtain Advances to pay Project Costs payable by the Loan Parties to an

Excluded Subsidiary for the “casino and showroom and/or retail shell” with respect to the Casino Operation Projects to be located on Site 3, 7 or 8 as permitted under clause (c)(iii) of the definition of “Project Costs”, without satisfying the conditions set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7 and 3.8 so long as:
               (a) the aggregate amount of all Advances made and all other payments made by the Loan Parties in respect of such “casino and showroom and/or retail shell” and such Project from and after the Closing Date shall not exceed the maximum amount set forth in clause (c)(iii) of the definition of “Project Costs”;
               (b) the requirements of Section 7.3(xix) of the Credit Agreement shall be satisfied;
               (c) as of the requested Advance Date, either (i) the Loan Advance Threshold Date has not occurred and the conditions set forth in Sections 3.1, 3.4.8(a) and 3.4.14 shall have been satisfied (or waived in accordance with this Agreement and the Loan Documents) to the extent they relate to the Sands Macao Casino; or (ii) the conditions set forth in Sections 3.1 and 3.4 shall have been satisfied (or waived in accordance with this Agreement and the Loan Documents) with respect to the Sands Macao Podium Expansion Project and the Venetian Macao Overall Project and the Initial Standard Advance Date for such Projects shall have occurred; and
               (d) as of the requested Advance Date, the conditions set forth in Sections 3.3.7(c), 3.4.3, 3.4.4, 3.4.5 (subject to the next sentence) and Sections 3.4.7, 3.4.8, 3.4.14, 3.4.15 and 3.4.16 shall have been satisfied with respect to the requested Advance. Notwithstanding any other items required to be set forth in an Advance Request, any Advance Request submitted by the Company with respect to Advances under this Section 3.9 needs only to include the date of the requested Advance, the amount of such Advance and the allocation among the Resort Component Funding Sources, the payees and/or Accounts to which such Advance shall be paid and/or transferred and certifications to the effect that (i) such Advance shall be applied to pay Project Costs permitted under this Section 3.9; and (ii) the applicable conditions required to be satisfied by this Section have been satisfied. The Company acknowledges, however, that any inability on its or their part to satisfy the conditions set forth in Sections 3.1, 3.2, 3.3 and/or 3.4 shall not affect its and their obligation to satisfy all such conditions at such time that an Advance is requested from any Resort Component Funding Source in accordance with Section 3.1, 3.2, 3.3 or 3.4.
     3.10 Special Procedures Regarding Initial Standard Advance Date for all Projects. In order to request that the Initial Standard Advance Date for any Project occur, the Company shall deliver (in electronic format, to the extent reasonably possible) to the Construction Consultant, the Disbursement Agent and the Bank Agent as soon as practicable (but in no event later than forty-five (45) days before the requested Initial Standard Advance Date for such Project, the “Deliverables Submission Deadline”), the Project Budget, the Project Schedule, the updated Projected Sources and Uses Schedule, the Permit Schedule, the Material Construction Contracts Schedule, the Plans and Specifications, Material Contracts and each other deliverable relating to such Project required under Section 3.1, 3.2 or 3.3, as the case may be, and Section 3.4 (excluding the updated Construction Consultant’s Report and any deliverable related to the Sands Macao Podium Expansion Project or Venetian Macao Overall Project previously submitted and approved on the Closing Date) (collectively, the “Initial Standard Advance Date Deliverables”), including the Company’s Initial Standard Advance Date Certificate appropriately completed and duly executed by a Responsible Officer of the Company, with all attachments thereto. The Disbursement Agent and the Bank Agent shall use reasonable efforts to review the Initial Standard Advance Date Deliverables and respond to the Company as soon as practicable after their receipt thereof. To the extent that the Company delivers any Initial Standard Advance Date Deliverables for any Project prior to the Deliverables Submission Deadline, the Company shall be entitled to revise and re-submit such Initial Standard Advance Date Deliverables from time to time prior to the Deliverables Submission Deadline. If all of the Initial Standard Advance Date Deliverables have been delivered prior to the Deliverables Submission Deadline, the Disbursement Agent and the Bank Agent shall use reasonable efforts to review the Initial Standard Advance Date Deliverables and determine, prior to the requested Initial Standard Advance Date, whether each of the conditions precedent to such Initial Standard Advance Date for such Project has been satisfied. If the Bank Agent, in consultation with the Construction Consultant, reasonably determines each of the conditions precedent to the Initial Standard Advance Date for such Project shall have been satisfied, then the Bank Agent shall countersign the Company’s Initial Standard Advance Date Certificate for such Project and promptly forward the same to the Disbursement Agent, the Construction Consultant and the Company. The Initial Standard Advance Date for any Project shall, notwithstanding the Requested Advance Date, be the date the Bank Agent countersigns the Company’s Initial Standard Advance Date Certificate for such Project.
     3.11 Special Procedures Regarding Reimbursements to Company Affiliates for Previously Paid Project Costs. If, at any time and from time to time, the Company shall be unable to satisfy the conditions precedent to the initial Advance or any subsequent Advance set forth in Article 3 for any reason other than as a result of the Company not being In Balance, the Company shall be entitled to allow Affiliates of the Company (other than any Loan Party) to pay Project Costs then due and owing with respect to a particular Project (which payment shall be deemed to be an additional equity contribution by such Affiliate to the Company), and to later reimburse such Affiliates for the payments of such Project Costs out of Advances from the Resort Component Funding Sources (i.e., the reimbursement shall be deemed to be a Project Cost for purposes of Advances) at the time (if any) that the Company is able to satisfy the conditions precedent to Advances for such Project set forth in Article 3, as applicable. This Section shall not restrict such Affiliate’s ability to contribute equity or to make such payment, but only such Affiliate’s ability to be reimbursed for such payment from Resort Component Funding Sources.
     3.12 No Waiver or Estoppel.
          3.12.1 None of the execution of the Agreement, the occurrence of the Initial Standard Advance Date for any Project or the making of any Advance hereunder shall preclude the Bank Agent from later asserting that (and enforcing any remedies it may have if) any representation, warranty or certification made or deemed made by the Company or any Loan Party in connection with such Advance was not true and accurate when made. No course of dealing or waiver by the Bank Agent or Secured Party in connection with any condition precedent to any Advance under this Agreement or the Credit Agreement shall impair any right, power or remedy of the Bank Agent or any Secured Party with respect to any other condition precedent, or be construed to be a waiver thereof; nor shall the action of the Bank Agent or Secured Party in respect of any Advance affect or impair any right, power or remedy of the Bank Agent or Secured Party in respect of any other Advance.
          3.12.2 Unless otherwise notified to the Company by the Bank Agent or Secured Party and without prejudice to the generality of Section 3.12.1, the right of the Bank Agent or Secured Party to require compliance with any condition under this Agreement or the Credit Agreement which may be waived by the Bank Agent or Secured Party in respect of any Advance is expressly preserved for the purpose of any subsequent Advance.
ARTICLE 4. - REPRESENTATIONS AND WARRANTIES
     The Company makes all of the following representations and warranties to and in favor of the Bank Agent, the Lenders, the Collateral Agent and the Disbursement Agent as of the Closing Date and the date of each Advance, except as such representations relate to an earlier date. All of these representations and warranties shall survive the Closing Date and the Advances until the Obligations have been repaid in full and the Credit Agreement and the other respective Loan Documents terminated.
     4.1 Permits. There are no material Permits that are required or will become required for the ownership, construction, financing or operation of the Active Projects, other than the Permits described in the Permit Schedule for each Active Project. The Permit Schedule for each Active Project accurately states the stage in construction by which each such Permit is required to be obtained. Each material Permit described in the Permit Schedule for each Active Project as required to be obtained by each date that this representation is deemed to be made has either (i) been received and is in full force and effect, and not subject to current legal proceedings or to any unsatisfied conditions (that are required to be satisfied by the Advance Date for each such Active Project) that could reasonably be expected to result in material modification or revocation, and all applicable appeal periods with respect thereto have expired without any action being taken by any applicable Governmental Authority, or (ii) with respect to any such Permit (other than the Gaming Concession Consent and any Land Concession Consent for the Active Projects) and subject to the consent of the Bank Agent (such consent not to be unreasonably withheld), been received pending the expiration of any such applicable waiting period, and is reasonably expected to be obtained upon the termination of such waiting period. No fact or circumstance exists which indicates that any Permit (except with respect to the Gaming Concession Consents and Land Concession Consents) described in the Permit Schedule for each Active Project not required to have been obtained by the date that this representation is deemed to be made will not be obtained prior to the time that it becomes required. Neither the Company nor, to Company’s knowledge, any other party involved in an Active Project is in violation of any condition in any Permit for any Active Project the effect of which could reasonably be expected to have a Material Adverse Effect. The Gaming Concession Contract, the Gaming Concession Consent, the Land Concession Contracts for each Active Project and the Land Concession Consents for each Active Project are in full force and effect (except that such Land Concession Contracts shall be permitted to be “provisional” as required by applicable law until 180 days after the Completion Date of each such Active Project (or in the case of Four Seasons Overall Project and the Venetian Macao Overall Project, 180 days after the date both such Projects shall have achieved Completion) (in each case as extended under the proviso to Section 5.19)).
     4.2 Security Interests.
               (a) The security interests granted to the Secured Parties pursuant to the Collateral Documents in the Collateral (i) constitute and, with respect to subsequently acquired property included in the Collateral, will constitute, a valid and, to the extent relevant under the law governing such Collateral Document, perfected security interest under applicable law (including with respect to any Account located in New York, the UCC) and (ii) have, and, with respect to such subsequently acquired property, will have, been created and, to the extent relevant under the law governing such Collateral Document, perfected under the applicable law as aforesaid, with superior priority and rights than the rights of any such third Persons now existing or hereafter arising whether by way of mortgage, lien, security interests, encumbrance, assignment or otherwise, subject to the rights and priorities of Permitted Liens as may be permitted under the Credit Agreement and unless perfection of such security interest is not required under Section 4.11(a), (b) and (c) of the Security Agreement or the applicable Macau Security Document. All such action as is necessary has been taken to establish and, to the extent relevant under the law governing such Collateral Document, perfect the Secured Parties’ respective rights in and to the Collateral, including any recording, filing, registration, giving of notice or other similar action and no filing, recordation, re-filing or re-recording other than those made as of the Closing Date is necessary to create and, to the extent relevant under the law governing such Collateral Document, perfect and maintain the perfection of the interest, title or Liens of the Collateral Documents and all such filings or recordings have been made, other than the filing of any UCC financing statements delivered to the Collateral Agent for filing (but not yet filed), the recording of each Mortgage delivered under Article 3 with the Macau Land and Building Registration Department, the registration of each Floating Charge with the Companies’ Register Bureau in respect of each business ‘establishment’ of any Loan Party established after the Closing Date, and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of the Collateral Agent. The Company has properly delivered or caused to be delivered to the Disbursement Agent all Collateral that requires perfection of the Lien and security interest described above by possession.
               (b) No authorization, approval or other action by, and no notice to or filing with, any Governmental Instrumentality is required for either (i) the pledge or grant by the Company of the Liens purported to be created in favor of the Secured Parties pursuant to any of the Collateral Documents (except for filings or recordings contemplated by Section 4.2(a) above and for filings or recordings to be made concurrently with the Closing Date as set forth on Schedule 5.16B to the Credit Agreement), or (ii) the exercise by the Collateral Agent and the other Secured Parties of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), subject to the terms of the Gaming Concession Consent and the Land Concession Consents (except for filings or recordings contemplated by Section 4.2(a) above and for filings or recordings to be made concurrently with the Closing Date as set forth on Schedule 5.16B to the Credit Agreement).

               (c) Except such as may have been filed in favor of the Bank Agent or the Collateral Agent as contemplated by Section 4.2(a) above, no effective UCC financing statement, fixture filing or other instrument of similar effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office and no entries showing any outstanding Liens (other than Permitted Liens) over all or any part of the Collateral exists on the Company’s register.
     4.3 Existing Defaults. There is no Potential Event of Default or Event of Default under any of the Loan Documents. No breach or default has occurred by the Company or any Loan Party under, and no breach or default by the Macau SAR of any material obligation under, the Gaming Concession Contract, the Gaming Concession Consent, any Land Concession Contract for an Active Project or any Land Concession Consent for an Active Project. No breach or default has occurred by the Company or any Loan Party, or, to the Company’s knowledge, by any other party thereto, under any Material Contract (other than the Gaming Concession Contract, the Gaming Concession Consent, the Land Concession Contracts for an Active Project and the Land Concession Consents for an Active Project), in each case unless the same could not reasonably be expected to have a Material Adverse Effect.
     4.4 Availability of Services, Materials and Utilities. With respect to each Active Project, all services, materials and utilities necessary for the construction, operation and maintenance of such Project for its intended purposes and as contemplated by the Loan Documents are or will be available at the Site for such Project as and when required under the Project Schedule for such Project on financial terms consistent with the Project Budget for such Project.
     4.5 In Balance Requirement. As of each Advance Date (after giving effect to the requested Advance), the Company is In Balance.
     4.6 Sufficiency of Interests and Project Documents.
          4.6.1 The Loan Parties have good leasehold title to the Site for the Sands Macao Casino and the Sands Macao Podium Expansion. The Loan Parties own all of the material property interests and have entered into all documents and agreements necessary to develop, construct, complete, own and operate the Sands Macao Casino and the Sands Macao Podium Expansion on the applicable Site in accordance with all Legal Requirements and the Project Schedule for such Project and as contemplated in the Loan Documents, other than those services to be performed and materials and equipment to be supplied and/or constructed that can be reasonably expected to be commercially available when and as required. For the avoidance of doubt, this Section is not intended to address Permits, as the representations regarding Permits is addressed under Section 4.1.
          4.6.2 As of the Initial Standard Advance Date for each Active Project (other than the Sands Macao Casino and the Sands Macao Podium Expansion) and as of the date of each Advance thereafter, the Loan Parties have good leasehold title to the Site for each such Active Project (or, in the case of any Casino Operation Project that is an Active Project, the “air parcel” and “horizontal property” comprising such Casino Operation Project). As of the Initial Standard Advance Date for each Active Project (other than the Sands Macao Casino and the

Sands Macao Podium Expansion) and as of the date of each Advance thereafter, the Loan Parties own all of the material property interests and have entered into all documents and agreements necessary to develop, construct, complete, own and operate each such Active Project on the applicable Site (or, in the case of any Casino Operation Project that is an Active Project, the “air parcel” and “horizontal property” comprising such Casino Operation Project); in each case, in accordance with all Legal Requirements and the Project Schedule for such Project and as contemplated in the Loan Documents, other than those services to be performed and goods, materials and equipment to be supplied and/or improvements to be constructed and/or documents and agreements to be entered into that can be reasonably expected to be commercially available when and as required. For the avoidance of doubt, this Section is not intended to address Permits, as the representations regarding Permits is addressed under Section 4.1.
          4.6.3 As of the Closing Date and as of the date of each Advance thereafter, the Sands Macao Land Concession Contract creates a valid and subsisting leasehold estate in the Property and the Improvements covered thereby, subject only to Permitted Liens. For each other Active Project, as of the Initial Standard Advance Date and as of the date of each Advance thereafter, the Land Concession Contract relating to such Project creates a valid and subsisting leasehold estate in the Property and the Improvements covered thereby, subject only to Permitted Liens.
          4.6.4 The Bank Agent has received a true, complete and correct copy (in electronic format, to the extent reasonably possible) of each of the Material Construction Contracts for each Active Project in effect or required to be in effect as of the date this representation is made or deemed made (including all exhibits, schedules, side letters and disclosure letters referred to therein or delivered pursuant thereto, if any). For each Active Project, as of the Initial Standard Advance Date for such Project, a Material Construction Contracts Schedule listing all Material Construction Contracts for such Active Project entered into as such date is attached hereto as Exhibit M.
          4.6.5 All conditions precedent to the obligations of the respective parties (other than the Loan Parties) under the Project Documents for all Active Projects have been satisfied, except for such conditions precedent (a) the failure of which to be satisfied could not reasonably be expected to have a Material Adverse Effect or (b) which by their terms cannot be met until a later stage in the construction or operation of the Active Projects, and no Loan Party has any reason to believe that any such condition precedent (the failure of which to be satisfied could reasonably be expected to have a Material Adverse Effect) cannot be satisfied on or prior to the appropriate stage in the construction or operation of the Active Projects.
     4.7 Project Budget; Anticipated Cost Reports; Projected Sources and Uses Schedule.
          4.7.1 The Project Budget for each Active Project (a) is, to the Company’s knowledge as of the Initial Standard Advance Date for such Active Project, based on reasonable assumptions as to all legal and factual matters material to the estimates set forth therein, (b) as of the Initial Standard Advance Date for such Active Project, is consistent with the provisions of the Operative Documents and the Loan Documents in all material respects, (c) has been and will be prepared in good faith and with due care, (d) as of the Initial Standard Advance Date for such

Active Project, sets forth, for each Line Item, the total costs anticipated to be incurred through the Final Completion Date of such Active Project, (e) fairly represents the Company’s expectation as to the matters covered thereby as of its date and as of any revision date; and (f) as of the Initial Standard Advance Date for such Active Project, sets forth a total amount of Project Costs for such Active Project, including the Required Minimum Contingency, which is, collectively with all other Active Projects at such time, equal to or less than the Available Funds and which is equal to the aggregate amount of Anticipated Projected Monthly Costs for such Active Project set forth on the Projected Sources and Uses Schedule (as in effect from time to time).
          4.7.2 The Summary Anticipated Cost Report (as in effect from time to time) for each Active Project:
               (a) sets forth in column 3 thereof the amount allocated to each Line Item Category pursuant to the Project Budget for such Project then in effect;
               (b) sets forth in column 8 thereof, for each Line Item Category, an aggregate amount no less than the aggregate amount set forth for such Line Item Category in the Project Budget for such Project then in effect less Realized Savings obtained with respect to such Line Item Category (and not reflected in the Project Budget for such Project); and
               (c) fairly represents the expectations of the Loan Parties with respect to all Project Costs anticipated to be incurred through Final Completion of such Project; and
               (d) is true and correct in all material respects.
          4.7.3 The Anticipated Cost Report for each Active Project (as in effect from time to time) accurately reflects the detail underlying the Summary Anticipated Cost Report, segregated by Construction Component and by each Line Item described therein, and for each Active Project sets forth in column 8 thereof, for each Line Item other than the “unallocated contingency” Line Item, an amount no less than the total anticipated costs to be incurred by the Loan Parties from the commencement through the completion of the work contemplated by such Line Item, as determined by the Company and approved by the Construction Consultant in the Construction Consultant’s certificate dated the date on which this representation is made or deemed made.
          4.7.4 (a) The Projected Sources and Uses Schedule (as in effect from time to time) fairly represents the expectations of the Loan Parties with respect to all Anticipated Projected Monthly Costs (subject to the provisions of Sections 4.7.4(b) and (c)) anticipated to be incurred through Last Project Final Completion Date, the Liquid Available Funds for each month and the Free Cash Flow for all Projects included on the Projected Sources and Uses Schedule and is true and correct in all material respects. The aggregate amount of Anticipated Projected Monthly Costs for each Active Project set forth on the Projected Sources and Uses Schedule is equal to the aggregate amount of Remaining Costs for all Line Item Categories set forth in column 11 of the Summary Anticipated Costs Report for such Project and for all Line Items set forth in column 11 of the Anticipated Cost Report for such Project (each, as in effect from time to time).

               (b) The aggregate amount of Anticipated Projected Monthly Costs set forth on the Projected Sources and Uses Schedule for all Secondary Projects (other than the Cotai Strip Infrastructure Project) that are not Active Projects and have not been abandoned in accordance with Section 7.1.6(c) (if any) is equal to $20,000,000. If the Cotai Strip Infrastructure Project is not then an Active Project, the aggregate amount of Anticipated Projected Monthly Costs set forth on the Projected Sources and Uses Schedule for the Cotai Strip Infrastructure Project is equal to $125,000,000.
               (c) If the Four Seasons Macao Overall Project is not then an Active Project, the aggregate amount of Anticipated Projected Monthly Costs set forth on the Projected Sources and Uses Schedule for the Four Seasons Macao Overall Project is equal to (i) prior to the Early Advance Cut-Off Date, $100,000,000 and (ii) from and after the Early Advance Cut-Off Date, the total anticipated costs and contingency set forth on the Project Budget delivered under Section 6.16 of the Credit Agreement.
               (d) The Projected Sources and Uses Schedule sets forth the anticipated aggregate amount of the Consolidated Excess Cash Flow anticipated to be applied in each calendar month to the mandatory prepayment of the Loans pursuant to Section 2.4B(iii) to the Credit Agreement for the period commencing on the Closing Date through and including the anticipated Last Project Final Completion Date.
     4.8 Project Schedule. To the Company’s knowledge, the Project Schedule for each Active Project accurately specifies in summary form the work that the Company, the Construction Manager and each Contractor propose to complete in each calendar month from the Initial Standard Advance Date for such Project through the Final Completion Date for such Project, all of which is expected to be achieved.
     4.9 Proper Subdivision. Site 1, Site 2 and the Park Site are one legal parcel properly subdivided or entitled to exception therefrom, and for all purposes such Sites may be mortgaged, conveyed and otherwise dealt with as a separate legal lot or parcel (provided that the Land Concession Contract applicable to each of the Venetian Macao Overall Project and the Four Seasons Overall Project may be provisionally registered with the Macau Land and Building Registration Department as required by applicable law until 180 days after each such Project shall have achieved Completion). Each other Site for an Active Project (or, in the case of a Casino Operation Project that is an Active Project, the “air parcel” and “horizontal property” comprising such Casino Operation Project) (other than the Cotai Strip Infrastructure Project) has been properly subdivided or entitled to exception therefrom, and for all purposes each such Site, “air parcel” and “horizontal property” may be mortgaged, conveyed and otherwise dealt with as separate legal lot or parcel (provided that the Land Concession Contract applicable to such Project may be provisionally registered with the Macau Land and Building Registration Department as required by applicable law until 180 days after the Completion Date of the applicable Project (or in the case of Four Seasons Overall Project and the Venetian Macao Overall Project, 180 days after the date each such Project shall have achieved Completion) (in each case as extended under the proviso to Section 5.19)).

ARTICLE 5. - AFFIRMATIVE COVENANTS
     The Company covenants and agrees (with and for the benefit of the Bank Agent, the Collateral Agent, the Lenders and the Disbursement Agent) that until this Agreement is terminated pursuant to Section 10.17 hereof, it will:
     5.1 Use of Proceeds; Repayment of Indebtedness.
          5.1.1 Proceeds. (a) Comply with Section 2.3 and (b) deposit all amounts required pursuant to Section 5.5 into the Company’s Equity Account or the Supplemental Equity Contribution Account, as applicable.
          5.1.2 Project Costs. Apply all proceeds described in Section 5.1.1 above and all other amounts in the Accounts only (x) to pay Project Costs in accordance with the terms of this Agreement and (y) in accordance with Section 3.7, 3.8 or 3.9.
     5.2 Diligent Construction.
               (a) Take or cause to be taken all action, make or cause to be made all contracts, pay all Project Costs and do or cause to be done all things necessary to construct each Active Project diligently in accordance with the Plans and Specifications for each such Project, the Loan Documents, the Gaming Concession Contract and the Land Concession Contracts.
               (b) Cause the Completion Date of each Active Project to occur no later than the Anticipated Completion Date for such Project.
               (c) Cause the “opening to the public” of the Venetian Macao Overall Project (including the resort, hotel, casino and convention center) to occur by the deadline set forth in the “Investment Plan” annexed to the Gaming Subconcession Contract within the meaning of, and pursuant to the requirements of, the Gaming Subconcession Contract, as such deadline may be amended from time to time in writing and except to the extent the applicable Governmental Authority waives compliance with such deadline in writing.
     5.3 Reports; Cooperation.
          5.3.1 With respect to each Active Project, prior to the Final Completion Date for such Project, deliver to the Bank Agent, the Construction Consultant and the Disbursement Agent within thirty (30) days following the end of each calendar month a monthly status report (in electronic format) describing in reasonable detail the progress of the construction of each Construction Component of such Project and such Project as a whole since the immediately preceding report hereunder, including without limitation, the cost incurred to the end of such month, an estimate of the time and cost required to complete each Construction Component of such Project and such Project as a whole and such other information which the Bank Agent or the Disbursement Agent may reasonably request including information and reports reasonably requested by the Construction Consultant.
          5.3.2 Promptly after its receipt thereof, deliver to the Bank Agent, the Construction Consultant and the Disbursement Agent any progress reports provided by each

Construction Manager pursuant to the Construction Management Agreements with respect to each Active Project and such additional information as the Bank Agent or the Disbursement Agent may reasonably request.
     5.4 Notices. Promptly, upon acquiring notice or giving notice, or obtaining knowledge thereof, as the case may be, provide to the Disbursement Agent, the Construction Consultant and the Bank Agent written notice of:
           5.4.1 Any Event of Default or Potential Event of Default of which it has knowledge, specifically stating that an Event of Default or Potential Event of Default has occurred and describing such Event of Default or Potential Event of Default and any action being taken or proposed to be taken with respect to such Event of Default or Potential Event of Default.
           5.4.2 Any event, occurrence or circumstance which reasonably could be expected to cause the Company to not be In Balance or render the Company incapable of, or prevent the Company from (a) achieving the Opening Date for the Venetian Macau Overall Project on or before the Anticipated Opening Date for such Project, (b) achieving the Completion Date for any Active Project on or before the Anticipated Completion Date for such a Project, or (c) meeting any material obligation of the Company under the Material Contracts as and when required thereunder.
           5.4.3 Any termination, default or event of default or notice thereof under any Material Contract relating to an Active Project.
           5.4.4 Any change in the Authorized Representatives of the Company, and such notice shall include a certified specimen signature of any new officer or director so appointed and, if requested by the Bank Agent or the Disbursement Agent, reasonably satisfactory evidence of the authority of such new Authorized Representative.
           5.4.5 Any proposed material change in the nature or scope of the Active Projects or the business or operations of the Company.
           5.4.6 Any notice of any schedule delay or acceleration delivered under any Construction Management Agreement or any other Construction Contract that is a Material Contract and all remedial plans and updates thereof.
           5.4.7 Any other event or development which could reasonably be expected to have a Material Adverse Effect.
           5.4.8 Promptly upon any Person becoming a Subsidiary of any of the entities comprising the Company, a written notice setting forth with respect to such Person the date on which such Person became a Subsidiary of any of the entities comprising the Company.
     5.5 In Balance Deposits.
          5.5.1 At such times, if ever, as the Company shall not be In Balance, either: deposit or cause to be deposited in the Company’s Equity Account or, at the Company’s election but subject to the maximum amount permitted to be deposited therein pursuant to Section 2.3.6, the Supplemental Equity Contribution Account, in cash, funds in an amount that would cause the Company to be In Balance.
          5.5.2 Within thirty (30) days after the end of each calendar month until the later of (i) the Primary Projects Operational Completion Date and (ii) the Free Cash Flow Contribution Termination Date, deposit or cause to be deposited in the Company Equity Account, in cash, the Free Cash Flow Monthly Contribution Amount for such month. For the avoidance of doubt, the Company agrees that, from time to time, if any additional Project becomes an Active Project, or if the conditions to the Free Cash Flow Termination Date are not then satisfied (for example, if there shall be a Scope Change increasing the amount of Remaining Costs for an Active Project), then the provisions of this Section 5.5.2 shall require the Company to continue to deposit or cause to be deposited in the Company Equity Account, in cash, the Free Cash Flow Monthly Contribution Amount until such time as the Company has again satisfied the conditions in clause (i) and clause (ii) above (including the Remaining Costs and the Required Minimum Contingency for the Primary Projects and each other Active Project in the calculations).
     5.6 Costs and Expenses. Pay all amounts required to be paid by the Company or any Loan Party pursuant to Section 10.15.
     5.7 Material Contracts and Permits. Deliver to the Disbursement Agent, the Bank Agent and the Construction Consultant promptly, but in no event later than ten (10) days after the receipt thereof by the Company, copies of (a) all Material Contracts and material Permits relating to each Active Project obtained or entered into by the Company after the Closing Date, (b) any amendment, supplement or other modification to any Permit relating to each Active Project received by the Company after the Closing Date and (c) all material notices relating to the Active Projects received by or delivered to the Company from any Governmental Instrumentality.
     5.8 Security Interest in Newly Acquired Property. If the Company shall at any time from and after the Closing Date acquire any interest in property not covered by the Collateral Documents (other than Excluded Collateral) or enter into a Project Document, promptly upon such acquisition or execution, execute, deliver and record a supplement to the Collateral Documents, reasonably satisfactory in form and substance to the Collateral Agent and the Bank Agent, subjecting such interests to the lien and security interests created by the applicable Collateral Documents (with the priority contemplated thereby in favor of each Secured Party) and (as to all Project Documents that are Material Contracts) deliver to the Bank Agent and the Disbursement Agent, on behalf of the Secured Parties, consents to assignment in the form required by Section 6.8 of the Credit Agreement (with such changes thereto as are reasonably acceptable to the Bank Agent) of any such Project Document.
     5.9 Plans and Specifications. Provide to the Disbursement Agent and the Construction Consultant copies of, and maintain at the Site for each Active Project a complete set of, Plans and Specifications for such Project, as in effect from time to time.

     5.10 Construction Consultant.
               (a) Cooperate and take reasonable steps to cause each Construction Manager to cooperate with the Construction Consultant in the performance of the Construction Consultant’s duties hereunder and under the Construction Consultant Engagement Agreement. Without limiting the generality of the foregoing, the Company shall take reasonable steps (i) to cause each Construction Manager and each Contractor to communicate with and promptly provide all invoices, documents, plans and other information reasonably requested by the Construction Consultant, (ii) authorize the Construction Manager, the Contractors and the Subcontractors to communicate directly with the Construction Consultant regarding the progress of the work, (iii) provide the Construction Consultant with access to the Sites and, subject to required safety precautions, the construction areas, (iv) provide the Construction Consultant with reasonable working space and access to telephone, copying and telecopying equipment at the Sites, and (v) otherwise facilitate the Construction Consultant’s review of the construction of the Projects, the deliverables required hereunder, and the preparation of the certificates required hereby.
               (b) Pay or cause to be paid to the Construction Consultant out of the Advances made hereunder all amounts required hereunder and under the Construction Consultant Engagement Agreement.
               (c) In addition to any other consultation required hereunder, following the end of each quarter, upon the reasonable request of the Bank Agent, consult with any such Person regarding any adverse event or condition identified in any report prepared by the Construction Consultant.
               (d) Deliver to the Construction Consultant, no less than every calendar month, an Anticipated Cost Report, as in effect from time to time, for each Active Project.
     5.11 Preserving the Collateral. Undertake all actions which are necessary or appropriate in the reasonable judgment of the Bank Agent and the Collateral Agent to (i) maintain the Secured Parties’ respective security interests under the Collateral Documents in the Collateral in full force and effect at all times (including the priority thereof), and (ii) preserve and protect the Collateral and protect and enforce the Company’s rights, interests and title in and to and the respective rights of the Secured Parties, to the Collateral, including, without limitation, the making or delivery of all filings and recordations, the payments of taxes, fees and other charges, the issuance of supplemental documentation, the discharge of all claims or other liens other than Permitted Liens adversely affecting the respective rights of the Secured Parties to and under the Collateral, and the publication or other delivery of notice to third parties.
     5.12 Application of Insurance and Condemnation Proceeds. If any Event of Loss shall occur with respect to the Project or any part thereof, (a) promptly upon discovery or receipt of notice thereof provide written notice thereof to the Disbursement Agent, the Collateral Agent and the Bank Agent and (b) comply with the provisions of Section 6.4 of the Credit Agreement.
     5.13 Construction within Lot Lines. Construct or cause to be constructed each Active Project within the Site for such Project (or, in the case of a Casino Operation Project that is an Active Project, within the “air parcel” and “horizontal property” comprising such Casino Operation Project).
     5.14 Compliance with Material Contracts. The Company shall comply duly and promptly, in all material respects, with its obligations, and enforce all of its respective rights, under all Material Contracts, except where the failure to comply or enforce such rights, as the case may be, could not reasonably be expected to have a Material Adverse Effect.
     5.15 Utility Easement Modifications. The Company shall immediately commence and diligently proceed to cause all utility or other easements that would materially interfere with the construction or maintenance of the Improvements within any Active Project to be removed as expeditiously as possible. In any event, the Company shall remove such easements before they interfere in any material respect with the prosecution of the work involved with any Active Project.
     5.16 Projected Sources and Uses Schedule.
          5.16.1 Commencing with the last day of the month in which the three-month anniversary of the Closing Date occurs and every three months thereafter, the Company shall compare (a) the projected Free Cash Flow shown on the Projected Sources and Uses Schedule for such three-month period to the actual Free Cash Flow generated by the Projects included in the Projected Sources and Uses Schedule during such three-month period, (b) the projected Anticipated Monthly Project Costs for each Active Project shown on the Projected Sources and Uses Schedule to the actual aggregate amount of Project Costs paid for each Active Project during such three-month period, (c) the then projected amount of Project Costs to be expended in any future month to the amount of Project Costs anticipated to be expended during such month as shown on the Projected Sources and Uses Schedule; and (d) the projected aggregate amount of the Consolidated Excess Cash Flow shown on the Projected Sources and Uses Schedule as to be applied to the mandatory prepayment of the Loans pursuant to Section 2.4B(iii)(i) to the Credit Agreement to the actual aggregate amount of the Consolidated Excess Cash Flow applied to the mandatory prepayment of the Loans pursuant to Section 2.4B(iii)(i) to the Credit Agreement during such three-month period; and (e) the then projected aggregate amount of the Consolidated Excess Cash Flow anticipated to be applied in any future month to the mandatory prepayment of the Loans pursuant to Section 2.4B(iii)(i) to the Credit Agreement through and including the anticipated Last Project Final Completion Date to the aggregate amount of the Consolidated Excess Cash Flow anticipated to be applied in each such month to the mandatory prepayment of the Loans pursuant to Section 2.4B(iii)(i) to the Credit Agreement as shown on the Projected Sources and Uses Schedule. In the event that (i) the actual aggregate amount of Free Cash Flow generated by the Projects included on the Projected Sources and Uses Schedule during such three-month period is less than the projected Free Cash Flow shown on the Projected Sources and Uses Schedule during such three-month period or (ii) the actual aggregate amount of Project Costs incurred by the Loan Parties through such date are more than the aggregate projected Anticipated Monthly Project Costs set forth in the Projected Sources and Uses Schedule or (iii) Project Costs anticipated to be paid in any future month are more than the projected Anticipated Monthly Project Costs for such month as reasonably confirmed by the Construction Consultant or (iv) the actual aggregate amount of the Consolidated Excess Cash Flow applied to the mandatory prepayment of the Loans pursuant to Section 2.4B(iii)(i) to the Credit Agreement is greater than the projected aggregate amount of the Consolidated Excess Cash Flow shown on the Projected Sources and Uses Schedule as to be applied to the mandatory prepayment of the Loans pursuant to Section 2.4B(iii)(i) to the Credit Agreement during such three-month period or (v) the then projected aggregate amount of the Consolidated Excess Cash Flow anticipated to be applied in any future month to the mandatory prepayment of the Loans pursuant to Section 2.4B(iii)(i) to the Credit Agreement through and including the anticipated Last Project Final Completion Date is greater than the aggregate amount of the Consolidated Excess Cash Flow anticipated to be applied in each such month to the mandatory prepayment of the Loans pursuant to Section 2.4B(iii)(i) to the Credit Agreement as shown on the Projected Sources and Uses Schedule (in each case for clause (i), (ii), (iii), (iv) or (v), except for de minimis amounts), then the Company shall revise the Projected Sources and Uses Schedule within 45 days after the Company’s determination of such shortfall or excess (x) to reflect such actual Free Cash Flow or Project Costs or mandatory prepayments and (y) to reflect the projected Free Cash Flow or Anticipated Monthly Project Costs or mandatory prepayments that are, at such time, prepared in good faith and based upon reasonable assumptions and that are reasonably satisfactory to the Bank Agent and the Disbursement Agent in consultation with the Construction Consultant. After such 45-day period and until such time as the Projected Sources and Uses Schedule has been revised to the reasonable satisfaction of the Bank Agent and the Disbursement Agent, the Projected Free Cash Flow Credit Amount shall not be included in the definition of the “Available Funds” or for the purposes of determining whether the Company is In Balance. The Company shall be required to amend the Projected Sources and Uses Schedule from time to time in accordance with clauses (x) and (y) above, and the Company shall, with the reasonable consent of the Bank Agent, be permitted to amend such schedule, upon obtaining knowledge of any material misstatement or omission therein (including with respect to the timing of Advances thereunder) or in the event (i) the projected aggregate amount of Project Costs reasonably anticipated to be paid for each Active Project during any month are less than the Anticipated Monthly Project Costs set forth on the Projected Sources and Uses Schedule for such month; (ii) the Free Cash Flow reasonably anticipated to be generated by the Projects included on the Projected Sources and Uses Schedule during any month is greater than the projected Free Cash Flow shown on the Projected Sources and Uses Schedule for such month; or (iii) the projected aggregate amount of the Consolidated Excess Cash Flow anticipated to be paid during any month to the mandatory prepayment of the Loans pursuant to Section 2.4B(iii)(i) to the Credit Agreement is less than the projected aggregate amount of the Consolidated Excess Cash Flow shown on the Projected Sources and Uses Schedule for such month.
          5.16.2 As a condition precedent to the Initial Standard Advance Date for the Four Seasons Macao Overall Project or for any Secondary Project, the Company shall revise the Projected Sources and Uses Schedule to include the projected Anticipated Monthly Project Costs for such Project in accordance with Sections 3.2.9 and 3.3.10. On the Early Advance Cut-Off Date for the Four Seasons Macao Overall Project (if the Initial Standard Advance Date for such Project shall have not previously occurred), the Company shall revise the Projected Sources and Uses Schedule to include the projected Anticipated Monthly Project Costs for the Four Seasons Macao Overall Project set forth in the Project Budget delivered under Section 6.16 of the Credit Agreement.
          5.16.3 From and after the Opening Date of the Four Seasons Macao Overall Project and each Secondary Project (other than Cotai Strip Infrastructure Project), the Company may revise the Projected Sources and Uses Schedule to include the anticipated Free Cash Flow to be generated by such Project in each calendar month for the period commencing on such date through and including the anticipated Last Project Final Completion Date, which updated Projected Sources and Uses Schedule shall be reasonably satisfactory to the Bank Agent and the Construction Consultant (as and to the extent certified to in the Construction Consultant’s Opening Date Certificate).
          5.16.4 Within thirty (30) calendar days after any Event of Loss relating to any Project, the Company shall revise the Projected Sources and Uses Schedule to reflect (a) if the Free Cash Flow generated by such Project is then included on the Projected Sources and Uses Schedule, the anticipated Free Cash Flow to be generated by such Project after taking into consideration such Event of Loss, and (b) all Project Costs anticipated to be paid in any future month for such Project, as reasonably confirmed by the Construction Consultant, which updated Projected Sources and Uses Schedule shall be reasonably satisfactory to the Bank Agent and the Disbursement Agent. After such thirty (30) Day period and until such time as the Projected Sources and Uses Schedule has been revised to the reasonable satisfaction of the Bank Agent and the Disbursement Agent, the Projected Free Cash Flow Credit Amount shall be calculated without giving effect to any revenues related to such Project, which revenues shall not be counted for the purposes of determining whether the Company is In Balance.
     5.17 Payment and Performance Bonds; Retainage.
          5.17.1 Cause each Contractor to provide a Payment and Performance Bond in an amount equal to ten percent (10%) of the contract price (or expected aggregate amount to be paid in the case of “cost-plus” contracts) to secure its obligations under each Construction Contract relating to an Active Project (in each case, excluding any Contractor providing and/or installing Eligible FF&E; any Contractor party to a Construction Contract with a contract price (or expected aggregate amount to be paid in the case of “cost-plus” contracts) of less than $5,000,000; any Contractor providing engineering, design, advisory or consulting services; any Contractor who has withheld from its payments at least twenty percent (20%) of each payment until such time as the amount retained shall equal fifteen percent (15%) of the contract value as adjusted by change orders, if any (provided that, for the purposes of determining such contract value, the entire amount of any such change order may be waived with the reasonable approval of the Bank Agent); and any Contractor providing a parent guaranty or alternative credit support reasonably approved by the Bank Agent, and any other Contractor reasonably approved by Bank Agent (in consultant with the Construction Consultant)), within the later of: (i) ten (10) days after execution of such Construction Contract and (ii) the date construction activity by such Contractor with respect to such Active Project commences. Each such Payment and Performance Bond shall name the Collateral Agent as additional obligee (or shall give the Collateral Agent rights and protections substantially equivalent to being an additional obligee) and shall be in form and substance reasonably acceptable to the Bank Agent (acting in consultation with the Construction Consultant). Promptly after receipt thereof, deliver the originals of each such Payment and Performance Bond to the Collateral Agent, with a copy to the Bank Agent, the Disbursement Agent and the Construction Consultant;
          5.17.2 Withhold from each Construction Manager and each Contractor (in each case, excluding any Contractor providing and/or installing Eligible FF&E; any Contractor party to a Construction Contract with a contract price (or expected aggregate amount to be paid in the case of “cost-plus” contracts) of less than $1,000,000; any Contractor providing engineering, design, advisory or consulting services; and any other Contractor reasonably approved by Bank Agent (in consultant with the Construction Consultant)), a retainage equal to at least ten (10%) percent of each payment made to such Contractor pursuant to its respective Construction Contract until such time as the amount retained shall equal five (5.0%) percent of the contract value as adjusted by change orders, if any (provided that, for the purposes of determining such contract value, the entire amount of any such change order may be waived with the reasonable approval of the Bank Agent); provided, however, that at such time as the applicable Construction Manager or Contractor shall have substantially completed the work under its respective Construction Contract then the retainage withheld may be further reduced from five (5%) percent to two and one half (2.5%) percent of the contract value as adjusted by change orders, if any (provided that, for the purposes of determining such contract value, the entire amount of any such change order may be waived with the reasonable approval of the Bank Agent); provided, still, further that at such time as the warranty period applicable to the work under the respective Construction Contract shall have expired, then the retainage withheld may be reduced from two and one half (2.5%) percent to zero (0%) percent of the contract value, as adjusted by change orders, if any. For the avoidance of doubt, the parties acknowledge that retainage amounts withheld under Section 5.17.1 in lieu of a Payment and Performance Bond shall count for purposes of determining whether the retainage requirements of this Section have been met.
     5.18 Updates to Schedules.
          5.18.1 Permit Schedule. Exhibit K shall be updated from time to time by the Company as a condition precedent to the Initial Standard Advance Date for the Four Seasons Overall Project and each Secondary Project under Sections 3.2 and 3.3 to include the Permit Schedule for each such Active Project and from time to time in response to changes in Legal Requirements and as otherwise reasonably requested by the Bank Agent or Construction Consultant. Each update shall be effective upon the delivery of the revised, updated Exhibit K to the Disbursement Agent and the Construction Consultant.
          5.18.2 Material Construction Contracts Schedule. Exhibit M shall be updated by the Company as a condition precedent to the Initial Standard Advance Date for each Active Project under Sections 3.1, 3.2 and 3.3, and such updates shall be effective concurrently with the Initial Standard Advance Date for the applicable Project.
     5.19 Definitive Registration of Land Concession Contracts.
          Within 180 days after the Completion Date of each Project (or (x) in the case of the Four Seasons Overall Project and the Venetian Macao Overall Project, 180 days after the date both such Projects shall have achieved Completion and (y) in the case of a Casino Operation Project, within 180 days (or such later date as reasonably approved by the Bank Agent) after such Casino Operation Project shall have achieved Completion), cause the definitive registration with the Macau Land and Building Registration Department for the Land Concession Contract relating to such Project (or, if such Project is a Casino Operation Project, the definitive registration in the name of VML for the “air parcel” and “horizontal property” designated as a casino or gaming area by the Macau Gaming Authority and located on the Site for such Project) to occur, together with the publication of such registration in the Official Bulletin (if required by the Building Department in order for the registration of such Land Concession Contract to be definitive); provided that, if any destruction or damage to any material portion of any Project shall occur after the Completion Date of such Project, then the 180 day time period may be extended by the number of days reasonably necessary for the Company to repair or replace such Project, as certified by the Company and confirmed by the Construction Consultant.
     5.20 Final Gaming Authorization and Categorization.
          With respect to any Active Project containing a gaming area or casino, obtain final authorization and categorization from Macau SAR of such gaming area or casino as an area in which operation of casino games of chance or other forms of gaming may be carried out in accordance with Article 9 of the Gaming Sub-Concession Contract as soon as reasonably practicable (but in no event later than 30 days after the Occupancy Certificate is issued with respect to such Active Project containing a gaming area or casino).
ARTICLE 6. - NEGATIVE COVENANTS
          The Company covenants and agrees, with and for the benefit of the Bank Agent, the Collateral Agent, the Lenders and the Disbursement Agent, that, until this Agreement is terminated pursuant to Section 10.17 hereof, it shall not:
     6.1 Waiver, Modification and Amendment.
          6.1.1 (a) Directly or indirectly enter into, amend, modify, terminate, supplement or waive a right or permit or consent to the amendment, modification, termination, supplement or waiver of any of the provisions of, or give any consent under the Gaming Concession Contract, the Gaming Concession Consent, any Land Concession Contract or any Land Concession Consent unless such agreement, amendment, termination, supplement, waiver or consent is expressly permitted under the Credit Agreement.; and (b) Directly or indirectly enter into, amend, modify, terminate (except in accordance with its terms or in connection with the abandonment of any Casino Operation Project permitted hereunder and under the Credit Agreement), supplement or waive a right or permit or consent to the amendment, modification, termination (except in accordance with its terms or in connection with the abandonment of any Casino Operation Project permitted hereunder and under the Credit Agreement), supplement or waiver of any of the provisions of, or give any consent under (i) any Permit, the effect of which could reasonably be expected to have a Material Adverse Effect without the consent of the Bank Agent, and (ii) any Construction Management Agreement, any Architectural Services Agreement or any other Material Contract in respect of any Active Project, except in accordance with the procedures set forth in Section 6.1.2, 6.1.3, 6.1.4, 6.1.5 or 6.1.6, below, in each case, without obtaining the prior written consent of the Bank Agent (which consent shall not be unreasonably withheld).
          6.1.2 Notwithstanding Section 6.1.1, the Company may enter into Material Construction Contracts for an Active Project consistent with the Plans and Specifications, the Project Schedule and the Project Budget for such Project, as each is in effect from time to time.

Each such Construction Contract shall be in writing and shall become effective when and only when: (i) the Company and the Contractor have executed and delivered the Construction Contract (with the effectiveness thereof subject only to satisfaction of the conditions in clauses (ii), (iii), (iv), (v) and (vi) below); (ii) the Company has submitted to the Disbursement Agent an Additional Construction Contract Certificate together with all exhibits, attachments and certificates required thereby (including the Construction Consultant’s Certificate), each duly completed and executed; provided, however, that such submission of an Additional Construction Contract Certificate shall not be required for any Construction Contract with a contract price or value less than $25,000,000; (iii) if entering into such Construction Contract will result in an amendment to the Project Budget or extension of the Anticipated Opening Date (if any) or of the Anticipated Completion Date for such Project, the Company has complied with the requirements of Section 6.3; (iv) if entering into such Construction Contract will have the effect of a Scope Change, the Company has complied with the provisions of Section 6.2; (v) if entering into such Construction Contract will cause the Company not to be In Balance, the Company has complied with the requirements of Section 5.5; and (vi) if an Additional Construction Contract Certificate is required under clause (ii) above, the Disbursement Agent has acknowledged receipt of the materials referenced in clause (ii) above, as contemplated in the Additional Construction Contract Certificate (which the Disbursement Agent agrees to promptly do upon receipt of said material).
          6.1.3 Notwithstanding Section 6.1.1, the Company may from time to time, amend any Construction Management Agreement, any Architectural Services Agreement, or any other Construction Contract to change the scope of the work and the Company’s payment obligations thereunder. Any such amendment shall be in writing and shall identify with particularity all changes being made. Each such amendment shall be effective when and only when: (i) the parties to such amendment have executed and delivered the contract amendment (with the effectiveness thereof subject only to satisfaction of the conditions in clauses (ii), (iii), (iv), (v) and (vi) below); (ii) the Company has submitted to the Disbursement Agent a Construction Contract Amendment Certificate together with all exhibits, attachments and certificates required thereby each duly completed and executed; provided, however, that such submission of a Contract Amendment Certificate shall not be required in connection with any individual change order to a Contract where the change order has a value of less than $2,500,000 or for any series of related change orders with an aggregate value of less than $2,500,000; (iii) if such amendment will result in an amendment to the Project Budget or extension of the Anticipated Opening Date (if any) or the Anticipated Completion Date for such Active Project, the Company has complied with the requirements of Section 6.3; (iv) if such amendment will change the scope of work or otherwise will have the effect of a Scope Change, the Company has complied with the provisions of Section 6.2; (v) if such amendment will cause the Company not to be In Balance, the Company has complied with the requirements of Section 5.5; and (vi) if an Additional Construction Contract Certificate is required under clause (ii) above, the Disbursement Agent has acknowledged its receipt of the materials referenced in clause (ii) above, as contemplated in the Construction Contract Amendment Certificate (which the Disbursement Agent agrees to promptly do upon receipt of said materials).
          6.1.4 Notwithstanding Section 6.1.1, the Company may from time to time enter into Material Contracts (other than Material Construction Contracts) in respect of any Project as expressly permitted under Section 7.13 of the Credit Agreement.

          6.1.5 Notwithstanding Section 6.1.1, the Company may from time to time enter into Material Construction Contracts in respect of any Secondary Project that is not an Active Project and in respect of the Four Seasons Macao Overall Project before such Project is an Active Project (provided that (i) the Company’s accrued liability for work performed and services or materials provided under any such Material Construction Contract shall not exceed the amount then available to pay Project Costs related to such Project under clauses (b) and (c) of the definition of “Project Costs” and (ii) in the event of any termination of such Material Construction Contract, the Company’s maximum aggregate liability under any such Material Construction Contract shall not exceed the value of the work performed and services or materials provided as of such termination date plus a reasonable termination fee (which may include demobilization costs and expenses and the Contractor’s lost profits on the anticipated contract value)). Each such Material Construction Contract shall be in form and substance reasonably satisfactory to the Bank Agent and the Construction Consultant and shall be in writing.
          6.1.6 Notwithstanding Section 6.1.1, the Company may from time to time terminate (i) any Material Construction Contract in respect of any Secondary Project (other than the Cotai Strip Infrastructure Project) that has been abandoned in accordance with Section 7.1.6(c); or (ii) any Material Construction Contract in respect of any portion of any Project sold as part of any Permitted Asset Disposition; or (iii) any other Material Construction Contract so long as such termination does not give rise to an Event of Default under Section 7.1.6(a).
     6.2 Scope Changes.
          6.2.1 Without obtaining the Required Scope Change Approval, direct, consent to or enter into any Scope Change for any Active Project if such Scope Change:
               (a) will increase the amount of Project Costs, unless the Company complies with the requirements of Section 5.5 and/or amends the Project Budget for such Project as provided in Section 6.3.1 so that, after giving effect to the proposed Scope Change, the Company shall be In Balance; or
               (b) in the reasonable judgment of the Construction Consultant (based on its experience, familiarity and review of such Project and representations provided by the Company, the Construction Managers, the Contractors and Subcontractors), (i) is not a Safe Harbor Scope Change; (ii) has a reasonable likelihood of delaying the Completion Date for such Project beyond the Anticipated Completion Date for such Project (and, in the case of the Venetian Macau Overall Project, the Opening Date for such Project beyond the Anticipated Opening Date for such Project); (iii) has a reasonable likelihood of delays resulting in any material adverse modification or material impairment of the enforceability of any material warranty under any Construction Management Agreement or any Construction Contract relating to such Project; (iv) is not permitted by a Material Contract or has a reasonable likelihood of materially adversely impacting such Project; (v) has a reasonable likelihood of presenting a significant risk of the revocation or material adverse modification of any material Permit; (vi) has a reasonable likelihood of causing such Project not to comply in any material respect with Legal Requirements (provided that the Construction Consultant shall be entitled to determine that no such violation of any Legal Requirement will occur on the basis of a certification by the Company to such effect unless the Construction Consultant is aware of any inaccuracies in such certification); or
               (c) in the reasonable judgment of the Insurance Advisor, could reasonably result in a material adverse modification, cancellation or termination of any insurance policy required to be maintained by the Company pursuant to Section 6.4 of the Credit Agreement.
Prior to implementing any Scope Change, the Company shall submit an Additional Construction Contract Certificate or Construction Contract Amendment Certificate and otherwise comply with the provisions of Section 6.1.2 or 6.1.3, as applicable.
          6.2.2 Accept (or be deemed to have confirmed) any “Certificate of Practical Completion” or “Certificate of Making Good Defects” (or certificate of similar impact to either of the foregoing) for any part of the “Works” relating to any “Section” of any Project or any notice of “Final Completion” of any Project or “Substantial Completion” issued by any Construction Manager under any Construction Management Agreement or any similar certificate or notice issued by any Contractor under any other Construction Contract, in each case, without the written approval of the Bank Agent (acting in consultation with Construction Consultant), which approval shall not be unreasonably withheld (provided that the Bank Agent and the Construction Consultant shall act with due diligence and as promptly as reasonably possible in making its determination to approve or disapprove).
          6.2.3 Agree with any Construction Manager on the amount of the “Incentive Payment” or “Additional Fees” as contemplated by any Construction Management Agreement or with any other Contractor on any similar amount contemplated by any other Construction Contract, in each case, without the prior written approval of the Bank Agent (acting in consultation with Construction Consultant), which approval shall not be unreasonably withheld or delayed.
     6.3 Project Budget and Project Schedule Amendment. Directly or indirectly, amend, modify, allocate, re-allocate or supplement or permit or consent to the amendment, modification, allocation, re-allocation or supplementation of, any of the Line Items, Line Item Categories or other provisions of the Project Budget for any Active Project or modify or extend the Anticipated Opening Date or the Anticipated Completion Date for any Active Project, except as follows:
          6.3.1 Permitted Budget Amendments.
               (a) Concurrently with the implementation of any Scope Change for any Active Project, the Company shall submit a Project Budget/Schedule Amendment Certificate and amend the Project Budget for such Project in accordance with the provisions of Section 6.3.1(b) below to the extent necessary so that the amount set forth therein for each Line Item shall reflect all Scope Changes that have been made to such Line Item. The Company may from time to time amend the Project Budget for any Active Project in accordance with the provisions of Section 6.3.1(b) in order to increase, decrease or otherwise reallocate amounts allocated to specific Line Items or Line Item Categories included in such Project Budget;

provided, however, that, after giving effect to such adjustment, such Project shall be capable of being completed in accordance with the Plans and Specifications for such Project and no such adjustment shall modify the Company’s obligation to complete such Project in accordance with the Plans and Specifications for such Project, and the Company shall remain In Balance.
               (b) (i) The Company shall implement any amendment to the Project Budget for any Active Project by delivering to the Disbursement Agent a Project Budget/Schedule Amendment Certificate together with all exhibits, attachments and certificates required thereby, each duly completed and executed. Such Project Budget/Schedule Amendment Certificate shall describe with particularity the Line Item, or Line Item Category increases, decreases, contingency allocations, and other proposed amendments to the applicable Project Budget and shall otherwise conform to the requirements of this Agreement.
                    (ii) Increases to the aggregate amount budgeted for any Line Item Category included in any particular Project Budget will only be permitted to the extent of (A) allocation of Realized Savings for an Active Project obtained in a different Line Item Category of such Project Budget or any Realized Savings obtained with respect to any other Active Project, (B) allocation of previously “unallocated contingency” included in such Project Budget (so long as after giving effect to such allocation the Unallocated Contingency Balance for such Project will equal or exceed the Required Minimum Contingency for such Project), or (C) allocation of new or previously unallocated Available Funds.
                    (iii) Decreases to any Line Item Category included in any particular Project Budget will only be permitted upon obtaining Realized Savings in such Line Item Category.
                    (iv) Increases and decreases to particular Line Items included in any particular Project Budget shall be permitted to the extent not inconsistent with the foregoing provisions of this paragraph or with Section 6.3.1 above, provided that increases to the “unallocated contingency” Line Item for any Project Budget shall only be permitted to the extent of (x) allocation of Realized Savings obtained in any Line Item Category included in any Project Budget for an Active Project or (y) an increase in Available Funds.
          6.3.2 Permitted Schedule Amendments. The Company may, from time to time, amend the Project Schedule for any particular Active Project to extend the Anticipated Opening Date (if any) or the Anticipated Completion Date for such Project, but (except as permitted in the following sentence) not beyond the applicable Outside Opening Deadline (if any) or Outside Completion Deadline for such Project, by delivering to the Disbursement Agent a Project Budget/Schedule Amendment Certificate (a) containing a revised Project Schedule for such Project reflecting the new Anticipated Opening Date or the new Anticipated Completion Date, as the case may be, and (b) complying with the provisions of Section 6.3.1(b) above with respect to the changes in the Project Budget for such Project that will result from the extension of the Anticipated Opening Date or the Anticipated Completion Date. If the Company elects to expand the Sands Macau Podium Expansion Project to include hotel rooms and/or restaurants in accordance with Section 6.2, then the Company, with the reasonable consent of the Bank Agent acting in consultation with the Construction Consultant (such consent not to be unreasonably withheld), shall be permitted to extend the Outside Completion Deadline for such Project, provided that, after giving effect to such additions and extensions, the Company remains In Balance. If an Event of Loss or an Event of Force Majeure occurs with respect to any Project, then the Company shall be permitted to extend the Outside Opening Deadline (if any) or the Outside Completion Deadline for such Project, as the case may be, to the extent that the Company certifies in writing, and the Construction Consultant confirms, to the Disbursement Agent that such extension is reasonably necessary to overcome any delays caused by the Event of Loss or Event of Force Majeure and the Company remains In Balance, provided that no such extension may extend beyond three hundred sixty-five (365) calendar days.
          6.3.3 Amendment Certificates. Upon submission of the Project Budget/Schedule Amendment Certificate to the Disbursement Agent, together with all exhibits, attachments and certificates required pursuant thereto, each duly completed and executed, such amendment shall become effective hereunder, and the Project Budget for the applicable Active Project and, if applicable, the Project Schedule (and, as specified in such Project Schedule, the Anticipated Opening Date (if any), the Anticipated Completion Date, the Outside Opening Deadline (if any), and the Outside Completion Deadline for such Project), shall thereafter be as so amended.
     6.4 Opening. Cause or permit the Opening Date for the Venetian Macau Overall Project to occur unless each of the Opening Date Conditions has been satisfied for such Project and the Company and each Certifying Consultant has delivered its Opening Date Certificate to the Disbursement Agent; provided, that any other Active Project may be opened (in its entirety or in one or more phases) without satisfying the Opening Conditions, so long as (x) such Active Project (or phase or portion thereof) is permitted to be open under applicable Legal Requirements and (y) with respect to each such Active Project containing one or more gaming areas or casinos, Macau SAR has granted final authorization and categorization of the applicable gaming area or casino as an area in which operation of casino games of chance or other forms of gaming may be carried out in accordance with Article 9 of the Gaming Sub-Concession Contract.
ARTICLE 7. - EVENTS OF DEFAULT
     7.1 Events of Default. The occurrence of any of the following events shall constitute an event of default (“Event of Default”) hereunder:
          7.1.1 Other Loan Documents. The occurrence of an “Event of Default” under and as defined in the Credit Agreement.
          7.1.2 Failure to Demonstrate Balancing. The failure, from time to time, of the Company to be In Balance, if such failure shall continue for 30 consecutive days without being cured.
          7.1.3 Inability to Deliver Certificates. The failure, for 60 consecutive days, of the Company to submit an Advance Request which is approved, unless the Company demonstrates to the reasonable satisfaction of the Disbursement Agent (after consultation with the Construction Consultant) that the Company is In Balance.
          7.1.4 Covenants.

               (a) The Company shall fail to perform or observe any of its obligations under Sections 5.1.2, 5.2(c), 5.4.1, 5.5.2, 5.19 or Article 6;
               (b) The Company shall fail to perform or observe any of its obligations under Section 5.1.1, where such failure shall continue for five (5) Business Days without being cured; or
               (c) The Company shall fail to perform or observe any of its obligations under Article 5 (other than those listed in Section 7.1.4(a) or (b) above) where such default shall not have been remedied within thirty (30) days after notice of such failure; provided, however, if such default is of a nature such that it cannot reasonably be remedied within such thirty (30) day period, but is susceptible to cure within a longer period, an Event of Default shall not result therefrom so long as (i) the Company has, promptly upon discovery thereof or promptly after the Company has otherwise been notified of such default, given written notice to the Bank Agent, the Disbursement Agent and the Collateral Agent of such default, (ii) the Company as promptly as practicable (but in no event later than thirty (30) days following such discovery or notice) commences action reasonably designed to cure such default and continues diligently to pursue such action until cured (but in no event longer than ninety (90) days in the aggregate), and (iii) such extension does not have a Material Adverse Effect.

          7.1.5 Breach of Contracts. Any Loan Party or any other party thereto shall breach or default under any term, condition, provision, covenant, representation or warranty contained in any Construction Contract, if the effect of such breach or default could reasonably be expected to have a Material Adverse Effect and such breach or default shall continue unremedied for thirty (30) days after notice received by the Company from the Bank Agent, the Disbursement Agent or the Collateral Agent; provided, however, that in the case of any such Construction Contract, (a) if the breach or default is by a Loan Party and is reasonably susceptible to cure within ninety (90) days but cannot be cured within thirty (30) days despite the applicable Loan Party’s good faith and diligent efforts to do so, the cure period shall be extended as is reasonably necessary beyond such thirty (30) day period (but in no event longer than ninety (90) days) if remedial action reasonably likely to result in cure is promptly instituted within such thirty (30) day period and is thereafter diligently pursued until the breach or default is corrected and (b) if the breach is by a party other than a Loan Party, then no Event of Default shall be deemed to have occurred as a result of such breach if the Company provides written notice to the Bank Agent, the Disbursement Agent and the Collateral Agent during such thirty (30) day period that such Loan Party intends to replace such Construction Contract (or that replacement is not necessary) and (i) the applicable Loan Party obtains a replacement obligor or obligors reasonably acceptable to the Disbursement Agent (in consultation with the Construction Consultant) for the affected party (if in the reasonable judgment of the Disbursement Agent (in consultation with the Construction Consultant) a replacement is necessary), (ii) the applicable Loan Party enters into a replacement Construction Contract in accordance with Section 6.1 on terms reasonably satisfactory to the Company and the Loan Parties, within sixty (60) days of such termination (if in the reasonable judgment of the Disbursement Agent (in consultation with the Construction Consultant) a replacement is necessary), (iii) such termination, after considering any replacement obligor and replacement Construction Contract and the time required to implement such replacement, has not had and would not reasonably be expected to have a Material Adverse Effect.
          7.1.6 Termination or Invalidity of Contracts; Abandonment of Project.
               (a) Any Material Construction Contract shall have terminated, become invalid or illegal, or otherwise ceased to be in full force and effect, provided that no Event of Default shall be deemed to have occurred as a result of such termination if the Company provides written notice to the Bank Agent, the Disbursement Agent and the Collateral Agent within thirty (30) days after the Company or any of the Loan Parties becoming aware of such Construction Contract ceasing to be in full force or effect that the Company or the applicable Loan Party intends to replace such Material Construction Contract (or that replacement is not necessary) and (i) the Company obtains a replacement obligor or obligors reasonably acceptable to Disbursement Agent (in consultation with the Construction Consultant), for the affected party (if in the reasonable judgment of the Disbursement Agent (in consultation with Construction Consultant ) a replacement is necessary), (ii) the Company enters into a replacement Material Construction Contract in accordance with Section 6.1 on terms reasonably satisfactory to the Company and the Loan Parties, within sixty (60) days of such termination (if in the reasonable judgment of the Disbursement Agent (in consultation with Construction Consultant) a replacement is necessary), (iii) such termination, after considering any replacement obligor and replacement Material Construction Contract and the time required to implement such replacement, has not had and would not reasonably be expected to have a Material Adverse Effect;
               (b) (i) Following the Closing Date, the Company shall cease to have a good and valid leasehold interest in and to the Sites for the Sands Macao Casino or the Sands Macao Podium Expansion Project and all parcels and subdivisions comprising thereof or located thereon, or shall cease to own the Improvements for the purpose of owning, constructing, maintaining and operating the Sands Macao Casino or the Sands Macao Podium Expansion in the manner contemplated by the Operative Documents; or (ii) following the Initial Standard Advance Date for any Active Project (other than the Sands Macao Podium Expansion Project), the Company shall cease to have a good and valid leasehold interest in and to the Site for each such Active Project (or, in the case of a Casino Operation Project that is an Active Project, the “air parcel” and “horizontal property” comprising such Casino Operation Project), and all parcels and subdivisions comprising thereof or located thereon, or shall cease to own the Improvements for the purpose of owning, constructing, maintaining and operating such Project in the manner contemplated by the Operative Documents; or
               (c) The Company shall abandon any Active Project or otherwise cease to pursue the operations of such Project or shall sell or otherwise dispose of its interest in such Project (excluding (i) any Permitted Asset Disposition and (ii) any Casino Operation Project so long as the maximum aggregate amount of the amount Advanced for all abandoned Casino Operation Projects (together with all other amounts paid by the Loan Parties from and after the Closing Date with respect to such abandoned Projects) shall not exceed $100,000,000).
          7.1.7 Permits. Any Permit necessary for the ownership, construction, maintenance, financing or operation of any Active Project shall be modified, revoked or cancelled, or a notice of violations is issued under any Permit (unless cured by the Company within the time period, if any, provided in such notice of violations), by the issuing agency or other Governmental Instrumentality having jurisdiction or any proceeding is commenced by any Governmental Instrumentality for the purpose of modifying, revoking or canceling any Permit and the effect of such modification, revocation or loss of such Permit or notice of violations is reasonably likely to have a Material Adverse Effect.
          7.1.8 Schedule; Completion.
               (a) Projected Failure to Achieve Opening as Scheduled. The Construction Consultant shall reasonably determine (based on its experience, familiarity and review of the Venetian Macau Overall Project and information and schedule provided by the Company and the Construction Manager) that the Opening Date for such Project is likely to occur no earlier than seventy-five (75) days after the Anticipated Opening Date (as extended pursuant to Section 6.3) for such Project (and such determination is not rescinded by the Construction Consultant within fifteen (15) days after the date Construction Consultant notifies the Bank Agent and the Company of such determination); or
               (b) Actual Failure to Achieve Opening as Scheduled. The Company shall fail to achieve the Opening Date for the Venetian Macau Overall Project on or before the

Anticipated Opening Date (as extended pursuant to Section 6.3) for such Project (which failure is not cured within ten (10) days after notice thereof); or
               (c) Projected Failure to Achieve Completion as Scheduled. The Construction Consultant shall reasonably determine (based on its experience, familiarity and review of the Primary Projects and information and schedule provided by the Company and the Construction Manager) that the Completion Date (as extended pursuant to Section 6.3) for any such Primary Project is likely to occur no earlier than seventy-five (75) days after the Anticipated Completion Date for such Primary Project (and such determination is not rescinded by the Construction Consultant within fifteen (15) days after the date Construction Consultant notifies the Bank Agent and the Company of such determination); or
               (d) Actual Failure to Achieve Completion as Scheduled. The Company shall fail to achieve the Completion Date for any Primary Project on or before the Anticipated Completion Date (as extended pursuant to Section 6.3) for such Primary Project (which failure is not cured within ten (10) days after notice thereof).
          7.1.9 FF&E Proceeds. The Company shall fail to deposit into the Term Loans Disbursement Account in accordance with Section 2.2.3(b), within ten (10) Business Days of the receipt thereof, the proceeds of draws under the FF&E Facilities with respect to FF&E Component items for any Project for which one or more Advances have been made pursuant to Section 2.2.3(b).
          7.1.11 Failure to Cause Initial Standard Advance Date to Occur. The failure of the Company to cause the Initial Standard Advance Date for the Four Seasons Macao Overall Project to occur by May 26, 2007.
     7.2 Remedies. Upon the occurrence and during the continuation (without waiver) of an Event of Default, the Bank Agent, the Lenders, the Collateral Agent and the Disbursement Agent may, without further notice of default, presentment or demand for payment, protest or notice of non-payment or dishonor, or other notices or demands of any kind, all such notices and demands being waived (to the extent permitted by applicable law), exercise (subject, except in the case of clause (a) below, to the provisions of the Loan Documents relating to the exercise of rights and remedies) any or all rights and remedies at law or in equity (in any combination or order that the Lenders (acting pursuant to the Credit Agreement) may elect, subject to the foregoing), including without limitation or prejudice to the Lenders’ other rights and remedies, the following:
               (a) refuse, and the Lenders shall not be obligated, to make any Advances or make any payments from any Account or other funds held by the Disbursement Agent by or on behalf of the Company and/or suspend and/or terminate the Commitments; and
               (b) exercise any and all rights and remedies available to it under any of the Loan Documents.

ARTICLE 8. - CONSULTANTS AND REPORTS
     8.1 Removal and Fees. The Bank Agent, in its sole discretion, may remove from time to time the Independent Consultants. The Bank Agent shall appoint replacements as it may elect; provided, however, that, unless a Potential Event of Default or an Event of Default has occurred and is then continuing, the Company shall have the reasonable right to approve each such replacement. Notice of any replacement Independent Consultant shall be given by the Bank Agent to the Disbursement Agent, the Company, the Collateral Agent and the Independent Consultant being replaced. All reasonable fees and expenses of the Independent Consultants (whether the original ones or replacements) shall, subject to the limitations set forth in Section 10.2 of the Credit Agreement, be paid by the Company.
     8.2 Duties. The Independent Consultants shall be contractually obligated to the Disbursement Agent and the Bank Agent to carry out the activities required of them in this Agreement and in the Construction Consultant Engagement Agreement and the Insurance Advisor Engagement Agreement, as the case may be, and as otherwise requested by such Bank Agent. The Company acknowledges that, except as provided in the Construction Consultant’s Engagement Agreement with respect to the Construction Consultant, the Company will not have any cause of action or claim against any Independent Consultant resulting from any decision made or not made, any action taken or not taken or any advice given by such Independent Consultant in the due performance in good faith of its duties.
ARTICLE 9. - THE DISBURSEMENT AGENT
     9.1 Appointment and Acceptance. Subject to and on the terms and conditions of this Agreement, the Bank Agent and the Collateral Agent hereby jointly and irrevocably appoint and authorize the Disbursement Agent to act on their behalf hereunder and under the Collateral Account Agreements, the Construction Consultant Engagement Agreement and the Insurance Advisor Engagement Agreement, as the case may be, (collectively, the “Related Agreements”). The Disbursement Agent accepts such appointment and agrees to perform its duties hereunder.
     9.2 Duties and Liabilities of the Disbursement Agent Generally.
          9.2.1 Meetings; Inspections. Commencing upon execution and delivery hereof, the Disbursement Agent shall have the right (but shall not be obligated) to meet periodically at reasonable times, upon three (3) Business Days’ notice, with representatives of the Company, the Construction Consultant, the Construction Managers, the Cost Consultants, the Certifying Architects, the Certifying Contractors, the Regulatory Consultant and such other employees, consultants or agents, or any of them, as the Disbursement Agent shall reasonably request to be present for such meetings. The Disbursement Agent may perform such inspections and tests of the Projects as it deems reasonably appropriate in the performance of its duties hereunder. In addition, the Disbursement Agent shall have the right at reasonable times upon prior notice to review (or to cause the Construction Consultant to review) all information (including Construction Contracts) supporting the amendments to the Project Budget for any Active Project, amendments to any Construction Contracts, the Company’s Advance Requests, Borrowing Notices, Issuance Notices, and any certificates in support of any of the foregoing, to inspect materials stored on the Sites then owned by the Company, to review the insurance required pursuant to the terms of the Loan Documents, and to examine the Plans and Specifications and all shop drawings relating to the Projects. The Disbursement Agent is authorized to contact the Construction Managers or any Contractor for purposes of confirming receipt of progress payments. The Disbursement Agent shall be entitled to examine, copy and make extracts of the books, records, accounting data and other documents of the Company, including without limitation bills of sale, statements, receipts, conditional and unconditional releases, contracts or agreements, which relate to any materials, fixtures or articles incorporated into the Projects. From time to time, at the request of the Disbursement Agent, the Company shall make available to the Disbursement Agent and the Construction Consultant a Project Schedule for each Active Project. The Company agrees to cooperate with the Disbursement Agent in assisting the Disbursement Agent to perform its duties hereunder and to take such further steps as the Disbursement Agent reasonably may request in order to facilitate the Disbursement Agent’s performance of its obligations hereunder.
          9.2.2 Powers, Rights and Remedies. The Disbursement Agent is authorized to take such actions and to exercise such powers, rights and remedies under this Agreement and the Related Agreements as are specifically delegated or granted to Disbursement Agent by the terms hereof or thereof, together with such powers, rights and remedies as are reasonably incidental thereto. The Disbursement Agent agrees to act in accordance with the instructions of the Collateral Agent and in the absence of such instructions shall take such actions or refrain from acting as it deems reasonable subject to any express requirements of this Agreement.
          9.2.3 Notice of Event of Default. If the Disbursement Agent becomes aware that an Event of Default or Potential Event of Default known to it has occurred (which has not been cured or waived), the Disbursement Agent shall provide prompt notice thereof to each of the Bank Agent and the Collateral Agent.
          9.2.4 No Risk of Own Funds. None of the provisions of this Agreement shall require the Disbursement Agent to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder or under the Related Agreements, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
          9.2.5 No Imputed Knowledge. Notwithstanding anything to the contrary in this Agreement, if the entity acting as Disbursement Agent also serves as a Collateral Agent or the Bank Agent under the Loan Documents, and except if such functions shall be performed by the same individuals within such entity to the maximum extent permitted by law the Disbursement Agent shall not be deemed to have any knowledge of any fact known to such entity in its capacity as the Collateral Agent or the Bank Agent by reason of the fact that the Disbursement Agent and the Collateral Agent or the Bank Agent, as the case may be, are the same entity. Except as aforesaid, no knowledge of the Collateral Agent or the Bank Agent shall be attributed to the Disbursement Agent. The Disbursement Agreement’s duties and functions hereunder shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Disbursement Agent in its capacity as Bank Agent or as Lender. With respect to its participation in the extensions of credit under the Credit Agreement, the Disbursement Agent shall have the same rights and powers hereunder as the Bank Agent or a

Lender and may exercise the same as though it were not performing its duties and functions hereunder. The Bank Agent acknowledges that The Bank of Nova Scotia, and The Bank of Nova Scotia Asia Limited have an existing relationship with Las Vegas Sands Inc., Venetian Casino Resort LLC, Venetian Venture Development Intermediary Limited, and certain other affiliates of the Company. The Disbursement Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with the Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Company for services in connection with this Agreement and otherwise without having to account for the same to the Lenders. Each party hereto acknowledges that, as of the Closing Date, The Bank of Nova Scotia, in addition to acting as the Disbursement Agent hereunder, also acts as the Collateral Agent, the Bank Agent and may be a Lender.
     9.3 Particular Duties and Liabilities of the Disbursement Agent.
          9.3.1 Reliance on Instructions. The Disbursement Agent may, from time to time, in the event that any matter arises as to which specific instructions are not provided herein or in a Related Agreement (as applicable), request directions from the Bank Agent or the Collateral Agent with respect to such matters and may refuse to act until so instructed and shall be fully protected in acting or refusing to act in accordance with such instructions.
          9.3.2 Reliance Generally. The Disbursement Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval or other paper or document believed by it on reasonable grounds to be genuine and to have been signed or presented by the proper party or parties. Notwithstanding anything else in this Agreement to the contrary, in performing its duties hereunder, including approving any Advance Requests, making any other determinations or taking any other actions hereunder, the Disbursement Agent shall be entitled to rely on certifications from the Company (and, where contemplated herein, certifications from third parties, including the Certifying Consultants) as to satisfaction of any requirements and/or conditions imposed by this Agreement. Unless the Disbursement Agent has actual knowledge of contrary facts, the Disbursement Agent shall not be required to conduct any independent investigation as to the accuracy, veracity or completeness of any such items or to investigate any other facts or circumstances to verify compliance by the Company with its obligations hereunder.
          9.3.3 Court Orders. The Disbursement Agent is authorized, in its exclusive discretion, to obey and comply with all writs, orders, judgments or decrees issued by any court or administrative agency affecting any money, documents or things held by the Disbursement Agent. The Disbursement Agent shall not be liable to any of the parties hereto, their successors, heirs or personal representatives by reason of the Disbursement Agent’s compliance with such writs, orders, judgments or decrees, notwithstanding the fact that such writ, order, judgment or decree is later reversed, modified, set aside or vacated.
          9.3.4 Requests, etc., of the Company. Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced (unless other evidence in respect thereof be herein specifically prescribed) by an instrument signed by one of its Authorized Representatives, and any resolution of the Company may be evidenced to the

Disbursement Agent by a copy thereof certified by the Secretary or an Assistant Secretary of the Company.
          9.3.5 Reliance on Opinions of Counsel. The Disbursement Agent may consult with counsel and any opinion of counsel confirmed in writing shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder or under any Related Agreement in good faith and in accordance with such opinion of counsel.
          9.3.6 Action through Agents or Attorneys. The Disbursement Agent may execute any of the trusts or powers hereunder or perform any duties hereunder or under any Related Agreement either directly or by or through agents or attorneys appointed with due care, and the Disbursement Agent shall not be responsible for any act on the part of any agent or attorney so appointed.
          9.3.7 Marshaling of Assets. The Disbursement Agent need not marshal in any particular order any particular part or piece of the Collateral held by the Disbursement Agent in its capacity as Disbursement Agent hereunder or under any Related Agreement, or any of the funds or assets that the Disbursement Agent may be entitled to receive or have claim upon.
          9.3.8 Disagreements. The Disbursement Agent, in its sole discretion, may file a suit in interpleader for the purpose of having the respective rights of all claimants adjudicated, and may deposit with the court all of the investments and amounts held pursuant to this Agreement or under any Related Agreement. The Company agrees to pay all costs and reasonable counsel fees incurred by the Disbursement Agent in such action, said costs and fees to be included in the judgment in any such action.
          9.3.9 Collateral Account Agreements. The Disbursement Agent shall not amend or modify any of the Collateral Account Agreements unless it has been instructed to do so by the Collateral Agent (acting pursuant to the Collateral Agency Agreement).
     9.4 Segregation of Funds and Property Interest. Except as otherwise expressly provided in the Loan Documents, monies and other property received by the Disbursement Agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, and shall be segregated from other funds except to the extent required herein or by law. Accordingly, all such funds and assets shall not be within the bankruptcy “estate” (as such term is used in 11 U.S.C. § 541) of the Disbursement Agent. If the Disbursement Agent is also a Financial Institution for any Accounts, the Disbursement Agent shall note in its records that all funds and other assets in such Accounts have been pledged to the Secured Parties and that the Disbursement Agent is holding such items as agent for the Secured Parties as set forth in the relevant Collateral Account Agreement. The Disbursement Agent shall not be under any liability for interest on any monies received by it hereunder, except as otherwise specified in this Agreement. The Disbursement Agent hereby expressly waives any right of set-off or similar right it may have against or in relation to the Accounts and any monies, Cash Equivalents or other amounts on deposit therein.
     9.5 Compensation and Reimbursement of the Disbursement Agent. The Company covenants and agrees to pay to the Disbursement Agent from time to time, and the

Disbursement Agent shall be entitled to, the fees set forth in that certain letter agreement between the Company and the Disbursement Agent, and the Company will further pay or reimburse the Disbursement Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Disbursement Agent in accordance with any of the provisions of the Loan Documents or the documents constituting or executed in connection with the Collateral including any Related Agreements (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all persons not regularly in its employ). The obligations of the Company under this Section 9.5 to compensate the Disbursement Agent and to pay or reimburse the Disbursement Agent for reasonable expenses, disbursements and advances shall constitute additional indebtedness (and shall be deemed permitted indebtedness under each Loan Document) hereunder and shall survive the satisfaction and discharge of this Agreement or Credit Agreement.
     9.6 Qualification of the Disbursement Agent. The Disbursement Agent hereunder shall at all times be (a) The Bank of Nova Scotia or (b) a corporation with offices in New York City, New York which (i) is authorized to exercise corporation trust powers, (ii) is subject to supervision or examination by the applicable Governmental Instrumentality, (iii) shall have a combined capital and surplus of at least Five Hundred Million Dollars (US$500,000,000), (iv) shall have a long-term credit rating of not less than A- or A3, respectively, by S&P’s or Moody’s; and provided, that any such bank with a long-term credit rating of A- or A3 shall not cease to be eligible to act as Disbursement Agent upon a downward change in either such rating of no more than one category or grade of such minimum rating, as the case may be; and (v) with respect to any replacement of the Person acting as Disbursement Agent as of the Closing Date, shall be acceptable to the Bank Agent (and, provided no Potential Event of Default or Event of Default has occurred and is continuing, the Company). In case at any time the Disbursement Agent (other than The Bank of Nova Scotia) shall cease to be eligible in accordance with the provisions of this Section 9.6, the Disbursement Agent shall resign immediately in the manner and with the effect specified in Section 9.7.
     9.7 Resignation and Removal of the Disbursement Agent. The Bank Agent shall have the right should it reasonably determine that the Disbursement Agent has breached or failed to perform its obligations hereunder or has engaged in willful misconduct or gross negligence, upon the expiration of thirty (30) days following delivery of written notice of substitution to the Disbursement Agent and the Company, to cause the Disbursement Agent to be relieved of its duties hereunder and to select a substitute disbursement agent to serve hereunder. The Disbursement Agent may resign at any time upon thirty (30) days’ written notice to all parties hereto. Upon selection of a substitute disbursement agent meeting the requirements of Section 9.6 and consented to by the Bank Agent (and, provided no Potential Event of Default or Event of Default has occurred and is continuing, the Company), the Bank Agent, the Collateral Agent and the Company and the substitute disbursement agent shall enter into an agreement substantially identical to this Agreement and the Disbursement Agent shall transfer to the substitute disbursement agent upon request therefor originals of all books, records, and other documents in the Disbursement Agent’s possession relating to this Agreement.
     9.8 Merger or Consolidation of the Disbursement Agent. Any corporation into which the Disbursement Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Disbursement Agent shall be a party, or any corporation succeeding to the corporate trust business of the Disbursement Agent, shall, if eligible hereunder, be the successor of the Disbursement Agent hereunder; provided, that such corporation shall be eligible under the provisions of Section 9.6 without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.
     9.9 Statements; Information.
               (a) The Disbursement Agent shall provide to the Bank Agent, the Collateral Agent and the Company a monthly statement of all deposits to, and disbursements from, each account maintained with it and interest and earnings credited to each account established and maintained hereunder and under the other Operative Documents by the Disbursement Agent. The Disbursement Agent shall forward to the Bank Agent and the Collateral Agent any such statements delivered to it by the securities intermediaries under the Collateral Account Agreements.
               (b) The Disbursement Agent shall, at the expense of the Company (i) as promptly as is reasonably practicable after receipt of any reasonable written request by the Company, the Collateral Agent or the Bank Agent, but not more frequently than monthly (unless a Potential Event of Default or an Event of Default shall have occurred), provide the Company, the Collateral Agent or the Bank Agent, as the case may be, with such information as the Company, the Collateral Agent or the Bank Agent may reasonably request regarding all categories, amounts, maturities and issuers of investments made by the Disbursement Agent pursuant to this Agreement and regarding amounts available in the Accounts and the various sub-accounts included therein, and (ii) upon the reasonable written request of the Company, arrange with the Company for a mutually convenient time for an authorized representative of the Reviewing Accountant to visit the offices of the Disbursement Agent to examine and take copies of records relating to and instruments evidencing the investments made by the Disbursement Agent pursuant to this Agreement.
     9.10 Limitation of Liability. The Disbursement Agent’s responsibility and liability under this Agreement shall be limited as follows: (a) the Disbursement Agent does not represent, warrant or guaranty to the Bank Agent, the Collateral Agent or the Lenders the performance by the Company, any Construction Manager, any Certifying Architect, any Certifying Contractor, any Cost Consultant or any other Contractor of their respective obligations under the Operative Documents and shall have no duty to inquire whether a Potential Event of Default or an Event of Default has occurred and is continuing; (b) the Disbursement Agent shall have no responsibility to the Company, the Bank Agent, the Collateral Agent or the Lenders as a consequence of performance by the Disbursement Agent hereunder, other than as a result of the gross negligence or willful misconduct of the Disbursement Agent as determined by a final judgment of a court of competent jurisdiction; (c) the Company shall remain solely responsible for all aspects of its business and conduct in connection with the Projects, including but not limited to the quality and suitability of the Plans and Specifications, the supervision of the work of construction, the qualifications, financial condition and performance of all architects, engineers, contractors, subcontractors, suppliers, consultants and property managers, the accuracy of all applications for payment, and the proper application of all disbursements; and (d) the Disbursement Agent is not obligated to supervise, inspect or inform the Company of any aspect of the ownership, development, construction or operation of the Projects or any other matter referred to above. Each of the Bank Agent, the Collateral Agent and each Lender has made its own independent investigation of the financial condition and affairs of the Company and its Subsidiaries in connection with the making of the extensions of credit contemplated by the Loan Documents and has made and shall continue to make its own appraisal of the creditworthiness of the Company and its Subsidiaries. Except as specifically set forth herein, the Disbursement Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of the Bank Agent, the Collateral Agent or Lenders or to provide the Bank Agent or any Lender with any credit or other information with respect thereto. The Disbursement Agent shall not have, by reason of this Agreement, a fiduciary relationship in respect of the Bank Agent, the Collateral Agent or any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Disbursement Agent any obligations in respect of this Agreement except as expressly set forth herein or therein. The Disbursement Agent shall have no duties or obligations hereunder except as expressly set forth herein, shall be responsible only for the performance of such duties and obligations and shall not be required to take any action otherwise than in accordance with the terms hereof. The provisions of this Article 9 are solely for the benefit of the Disbursement Agent, the Bank Agent, the Collateral Agent and Lenders; and the Company shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, the Disbursement Agent does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Company or any of its Affiliates. Neither the Disbursement Agent nor any of its officers, directors, employees or agents shall be in any manner liable or responsible for any loss or damage arising by reason of any act or omission to act by it or them hereunder or in connection with any of the transactions contemplated hereby, including, but not limited to, any loss that may occur by reason of forgery, false representations, the exercise of its discretion, or any other reason, other than as a result of the gross negligence or willful misconduct of the Disbursement Agent as determined by a final judgment of a court of competent jurisdiction.
     9.11 Application of Funds in Accounts. Amounts deposited in the Accounts shall be applied exclusively as provided in this Agreement and the other Loan Documents and the Disbursement Agent shall at all times act and direct the securities intermediaries under the Collateral Account Agreements so as to implement the application of funds provisions and procedures set forth herein and in the other Loan Documents. The Disbursement Agent is hereby authorized to direct each Financial Institution to reduce to cash any Cash Equivalent (without regard to maturity) in any account in order to make any application required hereunder. No amount held in any Account maintained hereunder shall be disbursed except in accordance with the provisions hereof or as required by law.
ARTICLE 10. - MISCELLANEOUS
     10.1 Addresses. Any communications between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Company:	Venetian Macau Limited
Av. Xian Xing Hai, Edf. Zhu
11 andar I-K, NAPE,
Macau
Attn: Tom Smock, Senior Vice President and General
Counsel
Telephone No.: (011-853) 983-2330
Facsimile No.: (011-853) 883-322

With a copy to:	Las Vegas Sands Corp.
3355 Las Vegas Blvd. South
Las Vegas, NV 89109
Attn: General Counsel
Telephone No.: (702) 733-5503
Facsimile No.: (702) 733-5088

If to the Bank Agent:	The Bank of Nova Scotia
580 California Street, Suite 2100
San Francisco, California 94104
Attn: Alan Pendergast
Telephone No.: (415) 616-4155
Facsimile No.: (415) 397-0791

with a copy to:	The Bank of Nova Scotia
600 Peachtree Street, N.E.
Atlanta, Georgia 30308
Attn: Hilma Gabbidon/Vicki Gibson
Telephone No.: (404) 877-1577
Facsimile No.: (404) 888-8998

If to the Disbursement Agent:	The Bank of Nova Scotia
580 California Street, Suite 2100
San Francisco, California 94104
Attn: Alan Pendergast
Telephone No.: (415) 616-4155
Facsimile No.: (415) 397-0791

with a copy to:	The Bank of Nova Scotia
600 Peachtree Street, N.E.
Atlanta, Georgia 30308
Attn: Hilma Gabbidon/Vicki Gibson
Telephone No.: (404) 877-1577
Facsimile No.: (404) 888-8998

If to the Collateral Agent:	The Bank of Nova Scotia
580 California Street, Suite 2100
San Francisco, California 94104
Attn: Alan Pendergast
Telephone No.: (415) 616-4155
Facsimile No.: (415) 397-0791

with a copy to:	The Bank of Nova Scotia
600 Peachtree Street, N.E.
Atlanta, Georgia 30308
Attn: Hilma Gabbidon/Vicki Gibson
Telephone No.: (404) 877-1577
Facsimile No.: (404) 888-8998
All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by reputable overnight delivery service or reputable international courier delivery service, (c) in the event overnight or international courier delivery services are not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested or (d) if sent by prepaid telex, or by telecopy with correct answer back received. Notice so given shall be effective upon receipt by the addressee, except that a communication or notice so transmitted by telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Business Day and, if not, on the next following Business Day) on which it is validly transmitted if transmitted and received before 4 p.m., recipient’s time, and if transmitted after that time, on the next following Business Day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any party shall have the right to change its address for notice hereunder to any other location by giving of no less than twenty (20) days’ notice to the other parties in the manner set forth hereinabove.
     10.2 Further Assurances. From time to time the Company shall execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Bank Agent, the Collateral Agent or the Disbursement Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Bank Agent, the Collateral Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other property or assets hereafter acquired by the Company or any Loan Party which may be deemed to be part of the Collateral) pursuant hereto or thereto, or to clarify or confirm Advance Requests, Borrowing Notices, Issuance Notices, Scope Changes and/or changes to any

Project Schedule or Project Budget. Upon the exercise by the Bank Agent, the Collateral Agent, the Disbursement Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Instrumentality, the Company shall, or shall cause the applicable Loan Party to, execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Bank Agent, the Collateral Agent, the Disbursement Agent or such Lender may be required to obtain from the Company or the applicable Loan Party for such governmental consent, approval, recording, qualification or authorization.
     10.3 Delay and Waiver. No delay or omission to exercise any right, power or remedy accruing upon the occurrence of any Potential Event of Default or Event of Default or any other breach or default of the Company under this Agreement shall impair any such right, power or remedy of the Bank Agent, the Collateral Agent, any of the Lenders, the Disbursement Agent or any other Secured Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring, nor shall any waiver of any single Potential Event of Default, Event of Default or other breach or default be deemed a waiver of any other Potential Event of Default, Event of Default or other breach or default theretofor or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any of the Bank Agent, the Collateral Agent, any of the Lenders, the Disbursement Agent or any other Secured Party, of any Potential Event of Default, Event of Default or other breach or default under this Agreement or any other Loan Document, or any waiver on the part of any of the Bank Agent, the Collateral Agent, any of the Lenders, the Disbursement Agent or any other Secured Party, of any provision or condition of this Agreement or any other Operative Document, must be in writing and shall be effective only to the extent in such writing specifically set forth. The giving or granting of any consent or waiver in any instance shall not obligate the party giving such consent or waiver, or any other Person, to give a consent or waiver in any similar or dissimilar circumstance in the future. All remedies, either under this Agreement or any other Loan Document or by law or otherwise afforded to any of the Bank Agent, the Collateral Agent, the Lenders, the Disbursement Agent or any other Secured Party, shall be cumulative and not alternative.
     10.4 Additional Security; Right to Set-Off. Any deposits or other sums at any time credited or due from any Secured Party and any securities or other property of the Company or any party comprising the Company in the possession of any Secured Party (other than Excluded Collateral) may at all times be treated as collateral security for the payment of the Obligations, and as security for the payment of the Obligations, the Company hereby pledges to the Collateral Agent for the benefit of the Secured Parties and grants the Collateral Agent a security interest in and to all such deposits, sums, securities or other property of the Company or any party comprising the Company on deposit or in the possession of such Secured Party or Collateral Agent, as the case may be. Regardless of the adequacy of any other collateral, any Secured Party may execute or realize on the security interest in any such deposits or other sums credited by or due from any such Person to the Company, may apply any such deposits or other sums to or set them off against the Company’s obligations to the Secured Parties under this Agreement and the other Loan Documents at any time after the occurrence and during the continuance of any Event of Default.

     10.5 Entire Agreement. This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof, all of which negotiations and writings are deemed void and of no force and effect.
     10.6 Governing Law. This Agreement shall be governed by the laws of the State of New York of the United States of America and shall for all purposes be governed by and construed in accordance with the laws of such state without regard to the conflict of law rules thereof other than Section 5-1401 of the New York General Obligations Law, provided, however, that to the extent any terms of this Agreement are incorporated in and made part of any other Loan Document, any such term so incorporated shall for all purposes be governed by and construed in accordance with the law governing the Loan Document into which such term is so incorporated.
     10.7 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision.
     10.8 Headings. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.
     10.9 Limitation on Liability; Waiver. NO CLAIM SHALL BE MADE BY THE COMPANY OR ANY OF ITS AFFILIATES AGAINST THE BANK AGENT, THE LENDERS, THE DISBURSEMENT AGENT, THE COLLATERAL AGENT OR ANY OTHER SECURED PARTY OR ANY OF THEIR RESPECTIVE AFFILIATES, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (WHETHER OR NOT THE CLAIM THEREFOR IS BASED ON CONTRACT, TORT OR DUTY IMPOSED BY LAW), IN CONNECTION WITH, ARISING OUT OF OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE OTHER OPERATIVE DOCUMENTS OR ANY ACT OR OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH; AND THE COMPANY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.
     10.10 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.
     10.11 Consent to Jurisdiction. Any legal action or proceeding by or against the Company or with respect to or arising out of this Agreement may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York. By execution and delivery of this Agreement, the Company, accepts, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts for legal proceedings arising out of or in connection with this Agreement and irrevocably consents to the appointment of Corporation Service Company, presently located at 80 State Street, Albany, New York 12207, as its agent to receive service of process in New York, New York. Nothing herein shall affect the right to serve process in any other manner permitted by law or any right to bring legal action or proceedings in any other competent jurisdiction, including judicial or non-judicial foreclosure of real property interests which are part of the Collateral. The Company further agrees that the aforesaid courts of the State of New York and of the United States of America for the Southern District of New York shall have exclusive jurisdiction with respect to any claim or counterclaim of the Company based upon the assertion that the rate of interest charged by or under this Agreement, or under the other Loan Documents is usurious. The Company hereby waives any right to stay or dismiss any action or proceeding under or in connection with any or all of the Company, this Agreement or any other Operative Document brought before the foregoing courts on the basis of forum non-conveniens.
     10.12 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, the Company may not assign or otherwise transfer any of its rights under this Agreement.
     10.13 Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Company’s obligations hereunder or under the other Loan Documents, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any Secured Party. In the event that any payment or any part thereof is so rescinded, reduced, restored or returned, such obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     10.14 No Partnership; Etc. The Secured Parties and the Company intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Agreement or in any of the other Loan Documents shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between the Secured Parties and the Company or any other Person. The Secured Parties shall not be in any way responsible or liable for the debts, losses, obligations or duties of the Company or any other Person with respect to the Company or otherwise. All obligations to pay real property or other taxes, assessments, insurance premiums, and all other fees and charges arising from the ownership, operation or occupancy of the Company and to perform all obligations under the agreements and contracts relating to the Company shall be the sole responsibility of the Company.
     10.15 Indemnification.
          10.15.1 Expenses.
          Whether or not the transactions contemplated hereby shall be consummated, the Company agrees to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for the Loan Parties (including any opinions requested by Lenders as to any legal matters arising hereunder) and of the Company’s performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) the reasonable fees, expenses and disbursements of counsel to the Disbursement Agent in connection with the negotiation, preparation, execution and administration of the Loan Documents (subject to the terms of the separate letter outlining the payment of legal fees and costs and expenses) and the reasonable legal, engineering and other fees, expenses and disbursements of all counsel, consultants and advisors to the Disbursement Agent in connection with any consents, amendments, waivers or other modifications to any Loan Documents (whether or not effective or executed) and any other documents or matters requested by the Company; (iv) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of the Collateral Agent on behalf of Lenders pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, and reasonable fees, expenses and disbursements of counsel to the Disbursement Agent and of its counsel providing any opinions that the Disbursement Agent may request in respect of the Collateral Documents or the Liens created pursuant thereto; (v) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by the Disbursement Agent or its counsel) of obtaining and reviewing any appraisals provided for under any Loan Documents, any environmental audits or reports provided for under the Loan Documents; (vi) the custody or preservation of any of the Collateral; (vii) all other actual and reasonable costs and expenses incurred by the Disbursement Agent in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (viii) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel) and costs of settlement, incurred by the Disbursement Agent in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of any Loan Document) or in connection with any refinancing or restructuring of the credit arrangements provided under the Credit Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings.
          10.15.2 Indemnity.
          In addition to the payment of expenses pursuant to Section 10.15.1, whether or not the transactions contemplated hereby shall be consummated, the Company agrees to defend (subject to the Company’s selection of counsel with the consent of the Indemnitee, which shall not be unreasonably withheld), indemnify, pay and hold harmless the Disbursement Agent, the Insurance Advisor, the Construction Consultant and the officers, directors, employees, agents, sub-agents and affiliates of the Disbursement Agent (collectively called the “Indemnitees”), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that the Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction (but this proviso shall not limit, negate or impair in any way the obligations of the Company to its other Indemnitees).
          As used herein, “Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Environmental Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) any Operative Documents or the transactions contemplated hereby or thereby (including Lenders’ agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the use or intended use of any thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral, or the enforcement of the Guaranty)), (ii) the statements contained in the engagement or commitment letter delivered by any Lender to the Borrower or the Company with respect thereto, or (iii) any Environmental Claim or any Hazardous Environmental Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of the Company or any of its Subsidiaries.

          To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.15.2 may be unenforceable in whole or in part because they are violative of any law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.
          10.15.3 The provisions of this Section 10.15 shall survive foreclosure of the Collateral Documents and satisfaction or discharge of the Company’s obligations hereunder, and shall be in addition to any other rights and remedies of any Indemnitee.
     10.16 Counterparts. This Agreement may be executed in one or more duplicate counterparts and when signed by all of the parties listed below shall constitute a single binding agreement.
     10.17 Termination. This Agreement shall, subject to Section 10.13 and to the next sentence, terminate and be of no further force or effect upon earlier of (i) the date following the Last Project Final Completion Date upon which all funds have been disbursed from all Accounts in accordance with Section 2.9(d) and (ii) the Termination Date; provided that this Agreement shall not apply to any Project from and after the Final Completion Date for such Project. The provisions of Article 9 and Section 10.15 shall survive the termination of this Agreement.

     10.18 Joint and Several Liability; Suretyship Waivers. Each of VML, the Borrower, the Cotai Subsidiary and each other Additional Cotai Subsidiary are jointly and severally liable for all obligations hereunder. Each of the Cotai Subsidiary, the Borrower, VCL and each other Additional Cotai Subsidiary hereby waives any and all defenses available to a surety or guarantor, whether arising as a result of the joint and several liability hereunder or otherwise, and each hereby grants, provides and confirms all rights, liens, security and waivers as if given by each separately and singly. Without limiting the generality of the foregoing, the waivers of the guarantors under the Guaranty are hereby incorporated herein by this reference mutatis mutandis and such waivers shall be deemed to be made by VML, the Borrower, the Cotai Subsidiary and each other Additional Cotai Subsidiary hereunder as if such waivers had been expressly set forth herein.
          IN WITNESS WHEREOF, the parties have caused this Disbursement Agreement to be duly executed by their officers thereunto duly authorized as of the day and year first above written.
VML:
VENETIAN MACAU LIMITED,
a corporation organized under the laws of the
Macau Special Administrative Region of the
People’s Republic of China

By: Name:	/s/ Bradley K. Serwin Bradley K. Serwin
Title:	Authorized Representative
BORROWER:
VML US FINANCE LLC,
a Delaware limited liability company

By: Name:	/s/ Bradley K. Serwin Bradley K. Serwin
Title:	Secretary and General Counsel
COTAI SUBSIDIARY:
VENETIAN COTAI LIMITED,
a corporation organized under the laws of the
Macau Special Administrative Region of the
People’s Republic of China

By: Name:	/s/ Bradley K. Serwin Bradley K. Serwin
Title:	Authorized Representative
[SIGNATURE PAGE TO DISBURSEMENT AGREEMENT]

DISBURSEMENT AGENT:
THE BANK OF NOVA SCOTIA

By: Name:	/s/ Chris Osborn Chris Osborn
Title:	Managing Director
BANK AGENT:
THE BANK OF NOVA SCOTIA

By: Name:	/s/ Chris Osborn Chris Osborn
Title:	Managing Director
[SIGNATURE PAGE TO DISBURSEMENT AGREEMENT]